Exhibit 10.1

MULTI-TENANT
OFFICE
LEASE AGREEMENT

RPAI Schaumburg American Lane, L.L.C., as Landlord,

and

Paylocity Corporation, as Tenant.

1400 American Lane

Schaumburg, Illinois

TABLE OF CONTENTS

ARTICLE 1	LEASE OF PREMISES AND TERM	2

1.1	Premises	2

1.2	Building Conference Facilities	3

1.3	Term, Delivery and Commencement	3

ARTICLE 2	RENTAL AND OTHER PAYMENTS	6

2.1	Basic Rent	6

2.2	Additional Rent	6

2.3	Delinquent Rental Payments	6

2.4	Independent Obligations	7

2.5	Security Deposit	7

ARTICLE 3	PROPERTY TAXES AND OPERATING EXPENSES	8

3.1	Payment of Expenses	8

3.2	Estimation of Tenant’s Share of Expenses	8

3.3	Payment of Estimated Tenant’s Share of Expenses	8

3.4	Re-Estimation of Expenses	8

3.5	Confirmation of Tenant’s Share of Expenses	8

3.6	Tenant’s Inspection and Audit Rights	9

3.7	Personal Property Taxes	9

3.8	Landlord’s Right to Contest Property Taxes	9

3.9	Adjustment for Variable Operating Expenses	10

ARTICLE 4	USE	10

4.1	Permitted Use	10

4.2	Acceptance of Premises	10

4.3	Increased Insurance	10

4.4	Laws and Building Rules	10

4.5	Common Area	11

4.6	Signs	11

ARTICLE 5	HAZARDOUS MATERIALS	13

5.1	Compliance with Hazardous Materials Laws	13

5.2	Notice Actions	13

5.3	Indemnification	13

5.4	Landlord’s Representations and Obligations	13

ARTICLE 6	SERVICES	14

6.1	Landlord’s Obligations	14

6.2	Tenant’s Obligations	15

6.3	Other Provisions Relating to Services	16

i

6.4	Interruption in Services	16

ARTICLE 7	MAINTENANCE AND REPAIR	16

7.1	Landlord’s Obligations	16

7.2	Tenant’s Obligations	17

ARTICLE 8	CHANGES AND ALTERATIONS	17

8.1	Landlord Approval	17

8.2	Tenant’s Responsibility for Cost and Insurance	18

8.3	Construction Obligations and Ownership	18

8.4	Liens	19

8.5	Indemnification	19

8.6	Construction Management	19

ARTICLE 9	RIGHTS RESERVED BY LANDLORD	19

9.1	Landlord’s Entry	19

9.2	Control of Property	20

9.3	Lock Box Agent/Rent Collection Agent	20

9.4	Restaurants	20

ARTICLE 10	INSURANCE AND CERTAIN WAIVERS AND INDEMNIFICATIONS	21

10.1	Tenant’s Insurance Obligations	21

10.2	Landlord’s Insurance Obligations	22

10.3	Waivers and Releases of Claims and Subrogation	23

10.4	Tenant’s Indemnification of Landlord	23

10.5	Landlord’s Indemnification of Tenant	23

ARTICLE 11	DAMAGE OR DESTRUCTION	24

11.1	Tenantable Within 270 Days	24

11.2	Not Tenantable Within 270 Days	24

11.3	Building Substantially Damaged	24

11.4	Insufficient Proceeds	24

11.5	Landlord’s Repair Obligations	25

11.6	Rent Apportionment Upon Termination	25

11.7	Exclusive Casualty Remedy	25

ARTICLE 12	EMINENT DOMAIN	25

12.1	Termination of Lease	25

12.2	Landlord’s Repair Obligations	25

12.3	Tenant’s Participation	26

12.4	Exclusive Taking Remedy	26

ARTICLE 13	TRANSFERS	26

13.1	Restriction on Transfers	26

13.2	Costs	27

13.3	Criteria for Withholding Consent	27

ARTICLE 14	DEFAULTS; REMEDIES	27

14.1	Events of Default	27

14.2	Remedies	28

14.3	Costs	29

14.4	Waiver and Release by Tenant	29

14.5	Landlord’s Default	29

14.6	No Waiver	30

ARTICLE 15	CREDITORS; ESTOPPEL CERTIFICATES	30

15.1	Subordination	30

15.2	Attornment	31

15.3	Mortgagee Protection Clause	31

15.4	Estoppel Certificates	31

ARTICLE 16	TERMINATION OF LEASE	31

16.1	Surrender of Premises	31

16.2	Holding Over	32

ARTICLE 17	IMPROVEMENTS	32

17.1	Landlord’s Improvements	32

17.2	Tenant’s Improvements	33

ARTICLE 18	MISCELLANEOUS PROVISIONS	34

18.1	Notices	34

18.2	Transfer of Landlord’s Interest	34

18.3	Successors	35

18.4	Captions and Interpretation	35

18.5	Relationship of Parties	35

18.6	Entire Agreement; Amendment	35

18.7	Severability	35

18.8	Landlord’s Limited Liability	35

18.9	Survival	36

18.10	Attorneys’ Fees	36

18.11	Brokers	36

18.12	Governing Law	36

18.13	Time is of the Essence	36

18.14	Authority	36

18.15	Provisions are Covenants and Conditions	37

18.16	Force Majeure	37

18.17	Management	37

18.18	Financial Statements	37

18.19	Quiet Enjoyment	37

18.20	Recording	37

18.21	Nondisclosure of Lease Terms	37

18.22	Construction of Lease and Terms	38

ARTICLE 19	PARKING RIGHTS OF TENANT	38

19.1	Parking Facilities	38

19.2	Visitor Parking Spaces	38

19.3	Reserved Parking Spaces	39

ARTICLE 20	EXPANSION, CONTRACTION AND TERMINATION OPTIONS	39

20.1	Expansion Option	39

20.2	Contraction Option	39

20.3	Termination Option	40

ARTICLE 21	RIGHTS OF FIRST OFFER AND REFUSAL	40

21.1	Right of First Offer	40

21.2	Right of First Refusal	41

21.3	Lease Amendment Incorporating First Offer Space or Refusal Space	41

21.4	Extension of Renewal Term	41

21.5	Rights Conditional	42

ARTICLE 22	EXCLUSIVE USE	42

ARTICLE 23	ADDITIONAL TENANT’S RIGHTS	43

23.1	Roof Rights	43

23.2	Storage Space	43

23.3	Standby Generator License	43

EXHIBIT “A”	Definitions
EXHIBIT “B”	Legal Description of the Land
EXHIBIT “C”	Floor Plan
EXHIBIT “D”	Basic Rent Schedule
EXHIBIT “E”	Commencement Date Memorandum
EXHIBIT “F”	Building Rules
EXHIBIT “G”	Cleaning Specifications
EXHIBIT “H”	Exclusions from Operating Expenses
EXHIBIT “I”	Exclusions from Property Taxes
EXHIBIT “J”	Base Building Condition
EXHIBIT “K”	Landlord’s Common Area Improvements
EXHIBIT “L”	Tenant’s Construction Procedures
EXHIBIT “M”	Form of Reserved Space Parking License
EXHIBIT “N”	Subordination, Non-Disturbance, and Attornment Agreement
EXHIBIT “O”	Estoppel Certificate
EXHIBIT “P”	Intentionally Deleted
EXHIBIT “Q”	Parking Facilities

EXHIBIT “R”	Form of Memorandum of Lease
EXHIBIT “S”	Working Drawings

v

OFFICE LEASE AGREEMENT

This Office Lease Agreement is made and entered into as of the Effective Date by and between RPAI Schaumburg American Lane, L.L.C., a Delaware limited liability company, as Landlord, and Paylocity Corporation, an Illinois corporation, as Tenant.

DEFINITIONS

Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT “A” unless otherwise defined in this Lease.

BASIC TERMS

The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1.	Premises:

A total of approximately 309,559 square feet of rentable area in the Building located as follows:

Phase I: Two (2) full floors in the Building between the seventh (7th) and the twentieth (20th) floors of the Building

Phase II: Three (3) full floors in the Building between the seventh (7th) and the twentieth (20th) floors of the Building

Phase III: Four (4) full floors in the Building between the seventh (7th) and the twentieth (20th) floors of the Building

Phase IV: Five (5) full floors in the Building between the seventh (7th) and the twentieth (20th) floors of the Building

Notwithstanding the foregoing, subject to availability of any floor due to continued possession by the Existing Tenant, Tenant reserves the right, upon 90 days prior written notice to Landlord, to notify Landlord of which floors (between the seventh (7th) and the twentieth (20th) floor) Tenant desires to lease in each Phase, provided that in no event shall any Phase of the Premises set forth above include a greater number of floors than set forth above with respect to such Phase.

Landlord represents and warrants that the rentable area of each of the floors in Tower One, calculated in accordance with the BOMA Standards, is as follows:

		Floors 14-20	22,318
		Floors 12-13	21,829
		Floors 7-11	21,935

		The Premises is depicted on EXHIBIT “C”. (See Section 1.1)

2.	Temporary Premises	9,848 square feet of rentable area on the 19th floor of Tower Two.

3.	Term:	Commencing on the Phase I Commencement Date and ending one hundred eighty (180) months following the first day of the calendar month immediately following the month containing the

Phase II Commencement Date (unless the Phase II Commencement Date is the first day of a calendar month, in which event the Term shall end one hundred eighty (180) months following the Phase II Commencement Date). (See Section 1.3)

	Renewal Option:	Two (2) five (5) year renewal options. (See Section 1.3.6)

4.	Basic Rent:

$15.00 per rentable square foot of the Premises demised to Tenant from time to time, with a 2.5% escalation beginning on the one year anniversary of the Phase II Commencement Date and on each anniversary thereafter during the Term, as fully set forth in EXHIBIT “D” attached hereto.

	Renewal Term:	Rent determined in accordance with Section 1.3.6.

5.	Tenant’s Share:	The total rentable area the Premises (from time to time), divided by 882,071 square feet of total rentable area in the Project.

6.	Improvement Allowance:	$65.00 per square foot of rentable area of the Premises and any Expansion Premises.

7.	Current Property Manager/Rent Payment Address:	RPAI Schaumburg American Lane, L.L.C. 2021 Spring Road Oak Brook, Illinois 60523

8.	Address of Landlord for Notices:	RPAI Schaumburg American Lane, L.L.C. 2021 Spring Road Oak Brook, Illinois 60523

	With a copy to:	Daspin & Aument, LLP 227 West Monroe, Suite 3500 Chicago, Illinois 60606 Attn: James H. Marshall

9.	Address of Tenant for Notices:	Paylocity Corporation
3850 N. Wilke Road
Arlington Heights, Illinois 60004
Attn: Chief Financial Officer

	With a copy to:	DLA Piper LLP (US)
401 Congress Avenue, Suite 2500
Austin, Texas 78701
Attn: Jay Hailey

10.	Broker:	CBRE, Inc. and Colliers International. (See Section 18.11)

11.	Security Deposit:	$309,559.00 (See Section 2.5)

ARTICLE 1
LEASE OF PREMISES AND TERM

1.1       Premises.

In consideration of the mutual covenants this Lease describes and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease. The rentable area of the Premises is the rentable area specified in the Basic Terms, as the various Phases of the Premises are delivered from time to time. Landlord has previously determined the rentable area of the Premises is substantially in accordance with BOMA Standards.  All space added to (or deducted from) the Premises by Tenant’s exercise of its Expansion Option, Right of First Offer, Right of First Refusal, Contraction Option or otherwise shall be measured in accordance with the BOMA Standards.

1.2       Building Conference Facilities.

During the Term of this Lease, Tenant shall have the non-exclusive right to use the Building Conference Facilities, along with other tenants of the Building, in accordance with the rules for such usage set forth in the Building Rules attached as EXHIBIT “F”, which shall include, without limitation, procedures that will allow Tenant (i) to reserve the use of the Building Conference Facilities for regularly-scheduled, recurring meetings and events pursuant to an annual calendar to be provided to Landlord, and (ii) to have scheduling priority over other tenants occupying substantially less space in the Project.  The annual number of hours Tenant shall have access to the Building Conference Facilities shall be calculated by multiplying the number of Business Hours in a given year by a fraction, the numerator of which is the total amount of rentable area leased by Tenant, and the denominator of which shall be the total amount of rentable area in the Project.  If Tenant requires access to the Building Conference Facilities in a given year in excess of the number of hours permitted above, such excess hours shall be subject to additional charges imposed by Landlord in accordance with Landlord’s then-current schedule of charges for use of the Building Conference Facilities, which shall be comparable to other reasonable charges in comparable buildings.  Tenant shall have the right, at its option, to incorporate the Building Conference Facilities into its Premises for the same Basic Rent Tenant is then paying for the remainder of the Premises, with the same escalations thereto; provided there is available space in the Project for Landlord to provide a shared conference facility for the other office tenants of the Project.  Tenant may exercise such option by giving written notice to Landlord, and Landlord and Tenant shall thereafter enter into an amendment of this Lease incorporating the Building Conference Facilities into the Premises in accordance with the terms of Section 21.3, to be effective as of the date the new shared conference facility is available for use by the other office tenants of the Project.  Following Landlord’s relocation of the Building Conference Facilities in accordance with the terms of this Lease, Landlord agrees that it shall not demolish the existing second floor Building Conference Facilities unless and until a letter of intent with a third party has been entered into for the lease of such space, and Landlord shall not be required to operate the same as conference facilities.

1.3       Term, Delivery and Commencement.

1.3.1                     Commencement and Expiration of Term.

The Term is the period stated in the Basic Terms. The Term commences on the Phase I Commencement Date and, unless earlier terminated in accordance with the terms and conditions of this Lease, expires on the last day of the last calendar month of the Term.  Notwithstanding the foregoing, from and after the Effective Date, this Lease shall be in full force and effect, and Landlord and Tenant shall keep, perform and observe all the applicable terms, covenants, conditions, agreements, indemnities and other promises to be kept, performed and observed by Landlord and Tenant with respect to the Premises and the Project (other than payment of Rent and except as otherwise set forth herein) prior to the Phase I Commencement Date.

1.3.2                     Delivery of Possession.

Landlord will use commercially reasonable efforts to deliver possession of each Phase of the Premises to Tenant in the condition required by this Lease as follows: (a) the first floor of Phase I (i.e., Phase I(a)) — November 1, 2016, (b) the second floor of Phase I (i.e., Phase I(b)) — December 1, 2016, (c) Phase II — June 1, 2017, (d) Phase III — February 1, 2018, and (e) Phase IV — February 1, 2019; subject, however, to the possession contingencies in Section 1.3.7 and any extension of such dates under Sections 1.3.7 or 18.16.  If any such delivery of possession has not occurred by the applicable date set forth above, then Landlord shall not be subject to any claims, damages or liabilities for the failure to give possession on such date, except as provided in Section 1.3.7.

1.3.3                     Delivery and Surrender of the Temporary Premises.

By no later than July 1, 2016, Landlord shall provide the Temporary Premises, which Temporary Premises, upon delivery, shall be in good order, condition and repair and which shall be suitable for temporary office use, with carpets cleaned, broken ceiling tiles replaced, walls patched and painted where damaged, and all light fixtures within the Temporary Premises and all building systems serving the Temporary Premises in good working order and condition.  Tenant shall surrender possession of the Temporary Premises not later than the Phase II Commencement Date.  Tenant shall not pay any Basic Rent or Additional Rent for the period of its occupancy of the Temporary Premises; provided, however, Tenant shall be responsible for all out-of-pocket costs incurred in connection with Tenant’s occupancy of the Temporary Premises, including without limitation, all utilities consumed by Tenant in the Temporary Premises and janitorial costs.  Landlord hereby covenants and agrees to deliver the Temporary Premises to Tenant in a neat, broom-clean condition with all Building systems (e.g., HVAC, plumbing, etc.) in good working order.  In no event shall Tenant’s occupancy of the Temporary Premises constitute possession of the Phase I or Phase II Premises or an acceleration of the Commencement Date.

1.3.4                     Commencement Date Memorandum.

Within a reasonable time after each date Landlord delivers each Phase of the Premises to Tenant in the condition required by this Lease, Landlord will deliver to Tenant the Commencement Date Memorandum attached as EXHIBIT “E”, with all blanks completed with the applicable information in accordance with this Lease. Tenant, within a reasonable period of time (not to exceed thirty (30) days) after receipt from Landlord, will either acknowledge or dispute the Commencement Date for such Phase and final measurement of the applicable portion of the Premises and Project in accordance with BOMA Standards by executing and delivering to Landlord the Commencement Date Memorandum. Tenant’s failure to execute and deliver to Landlord any Commencement Date Memorandum does not affect any obligation of Tenant under this Lease.

1.3.5                     Early Occupancy.

Tenant will not occupy the Premises before the date Landlord delivers each Phase of the Premises to Tenant without Landlord’s prior written consent, which consent Landlord will not unreasonably withhold, condition or delay.  If Landlord consents to Tenant’s early occupancy of the Premises, during any period of early occupancy, Tenant must comply with and observe all terms and conditions of this Lease (including, without limitation, the obligation to maintain the insurance coverages required by this Lease), other than the obligation to pay Rent (except as otherwise set forth herein).

1.3.6                     Renewal Term.

Tenant shall have the right, subject to the provisions hereinafter provided, to renew the Term for all or a portion of the Premises (but in no event less than one hundred fifty thousand (150,000) square feet of rentable area) for two (2) periods of five (5) years each on the terms and provisions set forth in this Section 1.3.6, provided:

A.                                    That this Lease is in full force and effect, Tenant is operating in the Premises, and Tenant is not in monetary default or material, non-monetary default beyond applicable notice and cure periods herein contained at the time of exercise of the right of renewal, but Landlord shall have the right at its reasonable discretion to waive this condition;

B.                                    That such Renewal Term shall be upon the same terms, covenants and conditions as provided in this Lease; provided, however, the annual Basic Rent for such Renewal Term shall be at the Fair Market Rent and any applicable annual adjustments thereto for a 5-year term, and upon determination of the Basic Rent for each exercised Renewal Term, Landlord and Tenant shall execute an amendment to this Lease to establish and evidence such Basic Rent rate;

C.                                    That Tenant shall exercise its right to each Renewal Term provided herein, if at all, by notifying Landlord in writing of its election to exercise the right to renew the Term at least twelve (12) months prior to expiration of the then current Term; and

D.                                    That failure by Tenant to exercise the First Renewal Term shall constitute a waiver by Tenant of the Second Renewal Term.

If Tenant properly exercises its option to extend this Lease for a Renewal Term, Landlord and Tenant shall attempt to agree as to the Fair Market Rent for such Renewal Term during the thirty (30) day period immediately following such exercise.  If Landlord and Tenant do not agree as to the Fair Market Rent during such period, then Fair Market Rent shall be determined by binding “baseball” arbitration, in accordance with the following provisions.  The party desiring such arbitration shall give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated to act as appraiser on its behalf. Within ten (10) days after service of such notice, the other party shall give written notice to the party desiring such arbitration, specifying the name, address and professional qualifications of the person designated to act as appraiser on its behalf. The two (2) appraisers shall, within ten (10) days after selection of the second appraiser, select an arbitrator. All appraisers and the arbitrator appointed hereunder shall be MAI members of the Appraisal Institute with not less than five (5) years of experience in the appraisal of improved retail real estate in the Chicago, Illinois area, and be devoting substantially all of their time to professional appraisal work at the time of appointment, and be in all respects impartial and disinterested. The Fair Market Rent determined by each appraiser shall be given within a period of thirty (30) days after the appointment of the arbitrator. Each party shall pay the fees and expenses of the appraiser appointed by or on behalf of such party and the fees and expenses of the arbitrator shall be borne equally by both parties. If the party receiving a request for arbitration fails to appoint its appraiser within the time above specified, or if the two (2) appraisers so selected cannot agree on the selection of the arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second appraiser or the arbitrator, as the case may be, by application to the appropriate court within the county in which the Project is located, upon ten (10) days’ prior written notice to the other party of such intent. If the appraisers do not agree as to the Fair Market Rent, then the arbitrator shall determine Fair Market Rent by selecting the Fair Market Rent proposed by one of the two appraisers.  Any determination by the arbitrator shall be made no later than thirty (30) days following delivery of each appraisal and shall be final, binding and conclusive upon the parties. Notwithstanding the foregoing, Tenant shall have the right, within thirty (30) days after the final determination of Fair Market Rent (whether by agreement of arbitration or otherwise), to withdraw its exercise of the Renewal Term.  In the event Tenant so withdraws its exercise of the Renewal Term, Tenant shall reimburse Landlord for its actual reasonable out-of-pocket costs relative to any arbitration promptly upon receipt of an invoice therefor.

1.3.7                     Possession Contingency.

It is understood that the Premises is currently leased to the Existing Tenant, whose lease term is scheduled to expire on November 30, 2016. Therefore, anything herein to the contrary notwithstanding, the rights, duties and obligations of Landlord are expressly subject to and contingent upon Landlord’s recovering possession of the Premises from the Existing Tenant.  Landlord shall use commercially reasonable, good faith efforts to recover possession of the Phase I(b) portion of the Premises from the Existing Tenant and deliver possession to Tenant by not later than December 1, 2016.  For each day after December 1, 2016 that Landlord is unable to deliver possession of the Phase I(b) portion of the Premises to Tenant, the June 1, 2017 date for delivery of possession of the Phase II portion of the Premises set forth in Section 1.3.2 shall be extended on a day-for-day basis, so that the period of time between the delivery of possession of the Phase I(b) and Phase II portions of the Premises will always be six (6) months.  In the event Landlord has not recovered possession of (i) the Phase I portion of the Premises from the Existing Tenant on or before December 1, 2016, (ii) the Phase II portion of the Premises from the Existing Tenant on or before June 1, 2017, (iii) the Phase III portion of the Premises from the Existing Tenant on or before February 1, 2018, or (iv) the Phase IV portion of the Premises from the Existing Tenant on or before February 1, 2019, then Landlord shall not be in breach or default of this Lease; however, (w) the Rent Abatement Period with respect to Phase I(b) shall be extended one and one-half days for each day that Tenant is delayed in commencing construction of Tenant’s Improvements in Phase I(b) as a result of Landlord’s failure to deliver possession of Phase I(b) on or before December 1, 2016 (but in no event less than the number of days between December 1, 2016 and the date on which possession of Phase I(b) is actually delivered to Tenant), (x) the Rent Abatement Period with respect to Phase II shall be extended one and one-half days for each day that Tenant is delayed in commencing construction of Tenant’s Improvements in Phase II as a result of Landlord’s failure to deliver possession of Phase II on or before June 1, 2017 (but in no event less than the number of days between June 1, 2017 and the date on which possession of Phase II is actually delivered to Tenant), (y) the Rent Abatement Period with respect to Phase III shall be extended one day for each day that Tenant is delayed in commencing construction of Tenant’s Improvements in Phase III as a result of Landlord’s failure to deliver possession of Phase III on or before February 1, 2018 (but in no event less than the number of days between February 1, 2018 and the date on which possession of Phase III is actually delivered to Tenant), and (z) the Rent Abatement Period with respect to Phase IV shall be extended one day for each day that Tenant is delayed in commencing construction of Tenant’s Improvements in Phase IV as a result of Landlord’s failure to deliver possession of Phase IV on or before February 1, 2019 (but in no event less than the number of days between February 1, 2019 and the date on which possession of Phase IV is actually delivered to Tenant).  In the event Landlord has not delivered possession of the Phase I or Phase II portions of the Premises to Tenant on or before January 26, 2018, then Landlord shall not be in breach or default of this Lease; however, Tenant may thereafter terminate this Lease by delivering written notice of such termination to Landlord prior to Landlord’s delivery of possession of the Phase I or Phase II portions of the Premises to Tenant, in which case this Lease shall terminate and be of no further force or effect, whereupon the parties shall be forever released and discharged of any obligations which have not accrued under this Lease and in the event that Tenant has taken possession of any portion of the Premises, Tenant, by the effective date of such termination, shall immediately surrender possession of such portion of the Premises to Landlord in accordance with the terms of Section 16.1.  Delivery of possession of each Phase of the Premises shall mean that possession of such Phase is actually delivered to Tenant in the condition required under Section 17.1.1 of this Lease.

ARTICLE 2
RENTAL AND OTHER PAYMENTS

2.1       Basic Rent.

Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction except as expressly set forth in this Lease, commencing on the Commencement Date with respect to each Phase and continuing on the first day of each and every calendar month after the Commencement Date with respect to such Phase during the Term. Tenant will make all Basic Rent payments to Landlord in care of Property Manager at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord’s previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

Anything in this Lease to the contrary notwithstanding, provided no Event of Default has occurred and is continuing, Basic Rent and Additional Rent for each Phase shall be abated for the Rent Abatement Period. Once the Event of Default is cured, the Rent Abatement Period shall once again continue until Tenant has received its full share of Rent abatement.

2.2       Additional Rent.

Article 3 of this Lease requires Tenant to pay certain Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all payments of estimated Additional Rent in accordance with Sections 3.3 and 3.4 without deduction or offset except as expressly forth in this Lease, and without Landlord’s previous demand, invoice or notice for payment except as expressly set forth in this Lease. Except as specifically set forth in this Lease, Tenant will pay all other Additional Rent described in this Lease that is not estimated under Sections 3.3 and 3.4 within 30 days after receiving Landlord’s invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Tenant’s Basic Rent payments.

2.3       Delinquent Rental Payments.

If Tenant does not pay any installment of Basic Rent, Additional Rent or any other payment due under this Lease within five (5) Business Days after its due date, then Tenant will pay Landlord an additional amount equal to the interest on the delinquent payment calculated at the Default Rate from the date when the payment is due through the date the payment is made; provided, however, and subject to the conditions and limitations herein contained, if any amount due from Tenant is not timely paid, then Landlord shall provide written notice to Tenant of such non-payment, and, only with respect to the first late payment of Rent in any twelve (12) month period, if Tenant pays such amount within five (5) Business Days after receipt of Landlord’s written notice of non-payment, then Tenant shall not be required to pay any interest with respect to such amount.  Landlord’s right to such compensation for the delinquency is in addition to all of Landlord’s rights and remedies under this Lease, at law or in equity.

2.4       Independent Obligations.

Notwithstanding any contrary term or provision of this Lease, Tenant’s covenant and obligation to pay Rent is independent from any of Landlord’s covenants, obligations, warranties or representations in this Lease. Tenant will pay Rent without any right of offset or deduction except as expressly set forth herein.

2.5       Security Deposit.

At the time of execution hereof, Tenant shall deposit with Landlord the sum of Three Hundred Nine Thousand Five Hundred Fifty-Nine and 00/100 Dollars ($309,559.00) (“Original Sum”) in cash (or at Tenant’s option, by letter of credit in form and substance reasonably acceptable to Landlord and Tenant), as and for a security deposit for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease.  Upon the Phase I Commencement Date and each anniversary of the Phase I Commencement Date, the parties shall use Tenant’s most recent 10-Q filing with the Securities and Exchange Commission (the “SEC”) to determine Tenant’s Minimum Rent Coverage Ratio (hereinafter defined) to determine whether any additional security deposit will be required under this Lease.  The “Minimum Rent Coverage Ratio” shall be the quotient of the Net Working Capital (hereinafter defined) divided by the Annualized Rental Obligation (hereinafter defined).  “Net Working Capital” is defined herein as Tenant’s current assets (plus long-term investment-grade marketable securities, but excluding funds held by Tenant for clients) less Tenant’s current liabilities (excluding client fund obligations).  “Annualized Rental Obligations” is defined herein as the annual Basic Rent plus Additional Rent payable by Tenant under this Lease at the time the above calculation is performed.  If the Minimum Rent Coverage Ratio is less than 5.0 on the Phase I Commencement Date or on any anniversary of the Phase I Commencement Date, then upon such occurrence (of the Minimum Rent Coverage Ratio being less than 5.0), Tenant shall immediately deposit with Landlord an additional sum equal to (i) the next eight (8) months of Basic Rent and Additional Rent based on any calculation of Minimum Rent Coverage Ratio occurring on the Phase I Commencement Date or the first (1st) through sixth (6th) anniversaries of the Phase I Commencement Date, and (ii) the next six (6) months of Basic Rent and Additional Rent based on any calculation of Minimum Rent Coverage Ratio occurring on the seventh (7th) and all subsequent anniversaries of the Phase I Commencement Date (the “Additional Sum”) due under this Lease in cash (or at Tenant’s option, by letter of credit in form and substance reasonably acceptable to Landlord and Tenant), and in such case, the Original Sum and the Additional Sum shall constitute the security deposit held hereunder, it being understood that if upon any subsequent anniversary of the Phase I Commencement Date, the Minimum Rent Coverage Ratio is equal to or greater than 5.0, then Landlord shall release the Additional Sum to Tenant, provided no Event of Default has occurred and is then continuing.  At no time shall the Additional Sum exceed the eight (8) months of Basic Rent and Additional Rent based on any calculation of Minimum Rent Coverage Ratio occurring on the Phase I Commencement Date or the first (1st) through sixth (6th) anniversaries of the Phase I Commencement Date, or six (6) months of Basic Rent and Additional Rent based on any calculation of Minimum Rent Coverage Ratio occurring on the seventh (7th) and all subsequent anniversaries of the Phase I Commencement Date.  In the event that Tenant defaults (after expiration of applicable notice and cure periods) with respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of any rentals or other charges or items to be paid or provided for by Tenant, Landlord may use, apply or retain the whole or any part of the security so deposited for the payment of any such rentals in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant’s default, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency may accrue before or after re-entry by Landlord. Tenant shall not be entitled to any interest on the security deposit. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon application of any part of the deposit by Landlord as provided herein, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount.  In the event of a bona fide sale of the building of which the Premises is a part, Landlord shall transfer the security deposit to its vendee for the benefit of Tenant, and thereafter Landlord shall be released of all liability for the return of such deposit and Tenant agrees to look to said vendee for the return of its security deposit. It is agreed that this provision shall apply to every transfer or assignment made of the security deposit to any new landlord.  This security deposit shall not be assigned or encumbered by Tenant.  It is expressly understood that the re-entry of the Premises by Landlord for any default on the part of Tenant prior to the expiration of the term of this Lease shall not be deemed a termination of this Lease so as to entitle Tenant to recover the security deposit, and the security deposit shall be retained and remain in the possession of Landlord until the expiration or earlier termination of this Lease.  Actions by Landlord against Tenant for breach of this Lease shall in no way be limited or restricted by the amount of this security deposit and resort to such security deposit shall not waive any other rights or constitute an election of remedies which Landlord may have.  If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after the expiration or earlier termination of this Lease, and, in either case, after the removal of Tenant and surrender of possession of all of the Premises to Landlord.

ARTICLE 3
PROPERTY TAXES AND OPERATING EXPENSES

3.1       Payment of Expenses.

Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Tenant’s Share of Expenses for each and every calendar year of the Term. Landlord will prorate Tenant’s Share of Expenses with respect to each Phase for the calendar year in which this Lease commences or terminates as of the Commencement Date with respect to such Phase or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

3.2       Estimation of Tenant’s Share of Expenses.

Landlord will deliver to Tenant a written estimate of the following for each calendar year of the Term: (a) Property Taxes, (b) Operating Expenses, and (c) the annual and monthly Additional Rent attributable to Tenant’s Share of Expenses.

3.3       Payment of Estimated Tenant’s Share of Expenses.

Tenant will pay the amount Landlord estimates as Tenant’s Share of Expenses under Section 3.2 for each and every calendar year of the Term in equal monthly installments, in advance, commencing after the Abatement Periods with respect to each Phase and continuing on the first day of each and every month during the Term. If Landlord has not delivered the estimates to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant’s Share of Expenses based on Landlord’s estimates for the previous calendar year. When Tenant receives Landlord’s estimates for the current calendar year, Tenant will pay the estimated amount (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year. Tenant shall receive no less than thirty (30) days’ notice before any change in amount of Tenant’s Share of Expenses payable to Landlord.

3.4       Re-Estimation of Expenses.

Landlord may re-estimate the amount of Expenses and Tenant’s Share of Expenses from time to time during the Term, but in no event more than once per calendar year. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant’s Share of Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate and Tenant will pay the re-estimated amount in the manner provided in the last two sentences of Section 3.3.

3.5       Confirmation of Tenant’s Share of Expenses.

After the end of each calendar year within the Term, Landlord will determine the actual amount of Expenses and Tenant’s Share of Expenses for the expired calendar year and deliver to Tenant a written statement of such amounts. If Tenant paid less than the actual amount of Tenant’s Share of Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent in the manner described in Section 2.2. If Tenant paid more than the actual amount of Tenant’s Share of Expenses specified in the statement, Landlord, at Landlord’s option, shall either (a) refund the excess amount to Tenant within thirty (30) days after the delivery of such statement to Tenant or (b) credit the excess amount against Tenant’s next due monthly Rent.  If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord’s waiver of Landlord’s rights under this section. Notwithstanding anything to the contrary herein, Tenant’s liability for Tenant’s Share of Expenses (excluding Non-Controllable Expenses, it being understood that Tenant shall pay Tenant’s Share of Non-Controllable Expenses) for each calendar year after the first full calendar year shall not exceed an amount which would result from Operating Expenses (excluding Non-Controllable Expenses on a dollar per square foot basis) increasing three percent (3%) per calendar year during the Term on a cumulative basis, it being understood that such 3% cap will not apply to Property Taxes and Non-Controllable Expenses.

3.6       Tenant’s Inspection and Audit Rights.

If (a) no Event of Default exists under this Lease, (b) Tenant disputes Landlord’s determination of the actual amount of Expenses or Tenant’s Share of Expenses for any calendar year and (c) Tenant delivers to Landlord written notice of the dispute within six (6) months after Landlord’s delivery of the statement of such amount under Section 3.5, then Tenant (but not any subtenant or assignee except for a Permitted Transferee), at its sole cost and expense, upon prior written notice and during regular Business Hours at a time reasonably acceptable to Landlord and at a place located in Chicago or its suburbs (which may be the location where Landlord or Property Manager maintains the applicable records, unless such records have otherwise been delivered to Tenant), may cause a certified public accountant or a professional services firm that specializes in lease audits (which such accountant or professional services firm shall not be compensated in whole or in part on a contingency fee basis) to audit Landlord’s records relating to the disputed amounts and produce a report detailing the results of the audit. Tenant’s objection to Landlord’s determination of Expenses or Tenant’s Share of Expenses is deemed withdrawn unless Tenant completes and delivers a copy of the audit report to Landlord within sixty (60) days after the date Tenant delivers its dispute notice to Landlord under this section. If the audit report shows that the amount Landlord charged Tenant for Tenant’s Share of Expenses was greater than the amount this Article 3 obligates Tenant to pay, then, unless Landlord reasonably contests the results the audit report describes, Landlord will refund the excess amount to Tenant, together with interest on the excess amount at the Default Rate (computed from the date Tenant delivers its dispute notice to Landlord) within ten (10) days after Landlord receives a copy of the audit report. If the audit report shows that the amount Landlord charged Tenant for Tenant’s Share of Expenses was overstated by more than three percent (3%), then (a) Landlord shall pay for the reasonable out-of-pocket cost of such audit, based on the customary hourly rate charged by such accountant in the performance of an audit of Landlord’s records relating to the disputed amounts, and (b) Tenant shall have the right to audit Expenses and Tenant’s Share of Expenses for the previous year subject to the terms and conditions set forth in this Section 3.6. If the audit report shows that the amount Landlord charged Tenant for Tenant’s Share of Expenses was less than the amount this Article 3 obligates Tenant to pay, Tenant, within 10 days after receiving the audit report, will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount stated in the audit report. Pending resolution of any audit under this section, Tenant will continue to pay to Landlord the estimated amounts of Tenant’s Share of Expenses in accordance with Sections 3.3 and 3.4.  Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant’s own account.

3.7       Personal Property Taxes.

Tenant, prior to delinquency, will pay all taxes charged against Tenant’s trade fixtures and other personal property. Tenant will use all reasonable efforts to have such trade fixtures and other personal property taxed separately from the Property. If any of Tenant’s trade fixtures and other personal property are taxed with the Property, Tenant will pay the taxes attributable to Tenant’s trade fixtures and other personal property to Landlord as Additional Rent.

3.8       Landlord’s Right to Contest Property Taxes.

Landlord is not obligated to but may contest the amount or validity, in whole or in part, of any Property Taxes. Landlord may include in its computation of Property Taxes the costs and expenses Landlord incurred in connection with the contest, including, but not limited to, reasonable out-of-pocket attorney’s fees, up to the amount of any Property Tax reduction Landlord realized from the contest or any Property Tax increase avoided or reduced in connection with the contest, as the case may be. Landlord must provide good faith reasoning if Landlord does not contest. Tenant may not contest Property Taxes; provided, however, Tenant shall have the right to audit the amount of Property Taxes paid by Landlord and charged to Tenant pursuant to the procedure in Section 3.6.

3.9       Adjustment for Variable Operating Expenses.

Notwithstanding any contrary language in this Article 3, if all of the rentable area of the Project is not occupied at all times during any calendar year pursuant to leases under which the terms have commenced for such calendar year, Landlord will reasonably and equitably adjust its computation of Operating Expenses for that calendar year to obligate Tenant to pay all Variable Operating Expenses in an amount equal to Landlord’s reasonable estimate of the amount Tenant would have paid for such Variable Operating Expenses had ninety-five percent (95%) of the rentable area of the Project been occupied at all times during such calendar year pursuant to leases under which the terms have commenced for such calendar year. Landlord will also equitably adjust Operating Expenses to account for any Operating Expense any tenant of the Project pays directly to a service provider.  In no event will such adjustment to Expenses, which vary with occupancy, result in Tenant paying more than Tenant would have paid had the Building been ninety-five percent (95%) leased.  Landlord shall not be permitted to recover more than one hundred percent (100%) of the Variable Operating Expenses.

ARTICLE 4
USE

4.1       Permitted Use.

The Premises may be used by Tenant, and its Permitted Transferees, for any lawful office use (and ancillary uses thereto).  Tenant will not use the Property or knowingly permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any Certificate of Occupancy affecting the Property; (b) make void or voidable any insurance now or after the Effective Date in force with respect to the Property; (c) cause injury or damage to the Property or to the person or property of any other tenant on the Property; or (d) constitute a public or private nuisance or waste. Tenant will obtain and maintain, at Tenant’s sole cost and expense, all permits and approvals required under the Laws for Tenant’s use of the Premises.  Landlord, at no cost, expense or liability to Landlord, shall reasonably cooperate with Tenant in securing such required permits and approvals.

4.2       Acceptance of Premises.

Except as set forth herein, Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Project or the Property, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, the Project or the Property for any particular purpose. Except as set forth in EXHIBITS “J” and “K” of this Lease, Tenant’s occupancy of the Premises establishes Tenant’s acceptance of the Premises, the Project and the Property in an “AS IS - WHERE IS” condition.  Landlord covenants that, to the best of Landlord’s knowledge, as of the Effective Date, there are no Laws which may require modifications to the Project or which would prohibit use of the Premises for general office use.

4.3       Increased Insurance.

Tenant will not do on the Property or permit to be done on the Premises anything that is not a permitted use and will (a) increase the premium of any insurance policy Landlord carries covering the Premises or the Property; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company’s refusal to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of Tenant’s operations in the Premises or use of the Property. Tenant, at Tenant’s sole cost and expense, will comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant’s failure to comply with the provisions of this section.

4.4       Laws and Building Rules.

This Lease is subject and subordinate to all Laws. A copy of the current Building Rules is attached to this Lease as EXHIBIT “F.” Landlord may, upon written notice to Tenant, amend the Building Rules from time to time in Landlord’s reasonable discretion, except for any amendments regarding the use of the Building Conference Facilities; which may not be changed without Tenant’s reasonable written approval.

4.5       Common Area.

Landlord grants Tenant the non-exclusive right, together with all other occupants of the Project and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws. Landlord, at Landlord’s sole and exclusive discretion, may make changes to the Common Area; provided, however, all material changes to the Common Areas in the Building (e.g., outdoor patio area, conference facilities, main lobby, side lobby, game room, cafeteria and fitness center) and all parking areas and driveways serving the Building shall be made at Landlord’s reasonable discretion and such changes shall be consistent with a Class A building.  Landlord’s rights regarding the Common Area include, but are not limited to, the right to (a) restrain unauthorized persons from using the Common Area; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and lease the same to tenants; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights; (d) change the shape and size of the Common Area; (e) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and (f) impose and revise Building Rules concerning use of the Common Area, including, but not limited to, any parking facilities comprising a portion of the Common Area.  Nothing in this Section 4.5 shall be understood to relieve Landlord of its obligations regarding the construction of Landlord’s Common Area Improvements as described in EXHIBIT “K”, and Landlord’s rights in clauses (d) and (e) shall not authorize Landlord to change, eliminate or add to any of Landlord’s Common Area Improvements without first receiving Tenant’s reasonable written approval.

4.6       Signs.

4.6.1                     Building Façade Signage.

So long as, (a) Paylocity (which for purposes of this Subsection 4.6.1 is understood to include any Permitted Transferee of Paylocity) is the Tenant under the terms of this Lease, and (b) Paylocity leases a minimum of two hundred fifty thousand (250,000) square feet of rentable area in Tower One, Paylocity shall have the exclusive right to install and maintain Building Façade Signage on Tower One during the Term, subject to and in accordance with the conditions and limitations herein contained.  In addition, if Paylocity leases (i) at least 100,000 rentable square feet in Tower Two (provided there is no comparably sized block of available space in Tower One at the time Tenant leases Tower Two) for a minimum term of 10 years, then Building Façade Signage shall also mean maximum signage rights on one façade of the exterior of Tower Two for a tenant thereon, subject to the rights of then existing tenants, or (ii) at least 270,000 rentable square feet in Tower Two for a minimum term of 10 years, then Building Façade Signage shall also mean maximum signage rights on a total of two façades of the exterior of Tower Two for a tenant thereon, subject to the rights of then existing tenants.  In addition to Tenant’s Building Façade Signage rights on Tower Two, Landlord shall be entitled to grant other tenants of Tower Two rights to exterior signage as follows: if any tenant leases (i) at least 100,000 rentable square feet in Tower Two for a minimum term of 10 years, then such tenant shall have maximum signage rights on one façade of the exterior of Tower Two for a tenant thereon, or (ii) at least 270,000 rentable square feet in Tower Two, then such tenant shall have maximum signage rights on a total of two façades of the exterior of Tower Two for a tenant thereon.  The Building Façade Signage shall be subject to all applicable Laws and Paylocity shall, at its sole cost and expense, comply with the same, it being understood that the Building Façade Signage requires the consent and approval of all governmental authorities having jurisdiction over the Building.  Paylocity shall, at its sole cost and expense, procure all such consents and approvals, and Landlord will reasonably assist Tenant in securing such consents and approvals. In the event Paylocity is able to obtain all requisite consents, approvals, authorizations and permits, Landlord shall, at Paylocity’s sole cost and expense (including the costs associated with obtaining the requisite consents, authorizations, permits and approvals), construct and install the Building Façade Signage in accordance with plans and specifications thereafter approved by the applicable governmental authority having jurisdiction over the Building and approved by Landlord, not to be unreasonably withheld, conditioned or delayed provided the same is consistent with the design intent of the Building and conforms to Landlord’s sign criteria. Notwithstanding the foregoing, Paylocity shall have the right (with Landlord’s prior reasonable authorization or approval) to seek approval for the largest Building Façade Signage allowed by the applicable governmental authority provided such signage is consistent with signage typical for a Class A building.  Paylocity shall pay for all costs of constructing, installing, operating, maintaining, renewing, replacing and removing Tenant’s Building Façade Signage.  If

Paylocity elects to change the plans and specifications for the Building Façade Signage following any approval thereof pursuant to this Subsection 4.6.1, then any such change shall require the written approval of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.  Paylocity’s rights pursuant to this Subsection 4.6.1 shall be personal to Paylocity and any Permitted Transferee and shall not inure to the benefit of any other party.  On or prior to expiration of the Term, or upon failure of the conditions set forth in this Subsection 4.6.1, Tenant shall remove the Building Façade Signage and repair and restore the Building to the condition existing prior to installation of the Building Façade Signage, normal wear and tear and weathering by the elements excepted.

4.6.2                     Naming Rights.

So long as (i) Paylocity (which for purposes of this Subsection 4.6.2 is understood to include any Permitted Transferee of Paylocity) is the Tenant under the terms of this Lease, and (ii) Paylocity leases a minimum of five hundred thousand (500,000) square feet of rentable area in the Project, Paylocity shall have exclusive naming rights to the Project, which name may include “Paylocity”, or another name to be selected by Paylocity with Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.  If Paylocity does not elect to exercise the naming rights granted herein, Paylocity shall have the right to approve the name of the Project, which approval shall not be unreasonably withheld, conditioned or delayed. Additionally, provided Paylocity leases a minimum of two hundred seventy thousand (270,000) square feet of rentable area of the Project, Landlord shall not provide Project naming rights to another tenant; provided, however, this prohibition shall not prevent Landlord from providing such other tenants with Building signage rights.

4.6.3                     Tenant’s Signage.

Tenant (which for purposes of this Subsection 4.6.3 includes any Permitted Transferee of Tenant) shall have the right to install the following Tenant’s Signage: (a) an identification sign on any monument signage associated with the Building and located on the Property that is used for tenant identification, (b) signage in the main lobby of the Building and Project; provided, however, if Landlord desires to include prominent tenant signage, the Landlord shall provide Tenant a proportionate amount of the prominent signage in the main lobby of the Building and Project, (c) directional signage from the parking garage (if that is not a controlled access point), (d) signage in the annex from the main lobby of the Building to the elevator banks that serve Tenant’s floor(s), (e) signage on Tenant’s elevator lobby on the floor(s) containing the Premises, (f) Tenant’s name on the Building directory board in the lobby of the Building and on any other directory which may be or become part of the Building that identifies Building tenants, and (g) signage on the receptionist’s desk in the main lobby of the Building.  Tenant shall have the right to reasonably approve of any monument sign, including the locations and the size of the panels to be placed thereon, and the position of Tenant’s identification sign on such monument shall be the top and most prominent tenant placement on the monument, it being understood that the top-most identification sign may be that of the Building. Other office tenants leasing a minimum of forty thousand (40,000) square feet of rentable area in the Building and a limited number of retail and restaurant tenants in the Building shall have the right to install identification signs on such monument. Tenant shall pay to Landlord (at the same time and place and in the same manner as payment of Rent) Tenant’s share of the cost of renewing, replacing, maintaining, repairing and operating such monument sign, such share to be equal to a fraction, the numerator of which shall be the square foot size of Tenant’s sign panel and the denominator of which shall be the total square foot size of all tenants’ sign panels on such monument sign.

4.6.4                     Other Matters.

Tenant shall be responsible for all costs associated with installing, maintaining, and removing any signage described in this Section 4.6.  Upon the expiration of this Lease, Tenant shall remove its signage and repair any damage caused thereby.  Except as set forth in this Section 4.6, all of Tenant’s signage rights shall be transferable in whole or in part by Tenant to a successor and/or Permitted Transferee subject to Landlord’s reasonable prior approval which shall not be unreasonably withheld, conditioned, or delayed.  All signs will conform to Landlord’s sign criteria. Landlord will maintain the signs in good condition and repair during the Term at Tenant’s sole cost and expense. Except as set forth above, Tenant will not install or permit to be installed in the Premises any other sign, decoration or advertising material of any kind that is visible from the exterior of the Building.

ARTICLE 5
HAZARDOUS MATERIALS

5.1       Compliance with Hazardous Materials Laws.

Tenant will not cause any Hazardous Material to be brought upon, kept or used on the Property in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Property that Tenant brings upon, keeps or uses on the Property and will notify Landlord of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Property (other than small quantities of office cleaning or other office supplies as are customarily used by a tenant in the ordinary course in a general office facility). On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Property. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Property.

5.2       Notice Actions.

Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property that result from or in any way relate to Tenant’s use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant’s use of the Premises. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager.

5.3       Indemnification.

Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) that Tenant brings upon, keeps or uses on the Premises or Property. Tenant’s obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; and (c) consultants’ fees, experts’ fees and response costs. Tenant’s obligations under this section survive the expiration or earlier termination of this Subsection 5.3.

5.4       Landlord’s Representations and Obligations.

Landlord represents that to the best of Landlord’s knowledge (which for purposes hereof shall mean the actual knowledge of Gerry Wright, as President, Western Division, Retail Properties of America, Inc., without independent inquiry or investigation), and except as disclosed by that certain Phase I Environmental Site

Assessment Update dated December 8, 2004 prepared by URS, a copy of which has been furnished to Tenant, no Hazardous Materials exist as of the Effective Date above or beneath the surface of the Land in reportable quantities in violation of applicable Hazardous Materials Laws.  Landlord covenants that the Improvements constructed by Landlord shall not contain any Hazardous Materials other than as customarily contained in improvements of the character and type of the Improvements and in all respects in compliance with applicable Hazardous Materials Laws.  Landlord shall remediate any violations of Hazardous Materials Laws in the course of construction of the Improvements.  Except to the extent caused by the negligence or willful misconduct of Tenant, Landlord shall indemnify, defend and hold harmless Tenant from and against all damages (excluding consequential, punitive or similar type damages), costs, losses, expenses (including, but not limited to, reasonable attorneys’ fees and engineering fees) arising from or attributable to (i) the existence of any Hazardous Materials at the Property in violation of applicable environmental laws as a result of Landlord’s construction of the Improvements or Landlord’s operation of the Common Areas (excluding any matters caused by an unrelated third party), as the case may be, and (ii) any breach by Landlord of any of its covenants in this Section 5.4; provided, however, in case any claim, action, suit or proceeding shall be brought against Tenant and such matter is subject to Landlord’s indemnification as provided above, Tenant shall promptly notify Landlord of the same in sufficient time to avoid any prejudice to Landlord and Tenant shall tender defense of any such claim to Landlord, who shall have the right to assume and control the defense thereof with counsel of its own selection, and Landlord shall have the right to control any remediation.  Landlord’s obligations under this Section 5.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 6
SERVICES

6.1       Landlord’s Obligations.

Landlord will operate and maintain the Building as a first-class, institutional quality office building including the provision of the following services, the costs of which are Operating Expenses:

6.1.1                     Janitorial Service.

Janitorial service in the Premises and Common Areas, five (5) times per week, including the work described in the Cleaning Specification attached as EXHIBIT “G” and such other work as is customarily performed in connection with nightly janitorial services in Class A office complexes in the Chicago suburban market similar in construction, location, use and occupancy to the Project. Landlord will also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Landlord’s schedule for the Building.

6.1.2                     Electrical Energy.

Electrical energy to the Premises for lighting of 2 watts per square foot installed and for operating personal computers and other office machines and equipment for general office use of similar low electrical consumption plugged into electrical convenience outlets of 8 watts per square foot installed.  Tenant will not use any equipment requiring electrical energy in excess of the above described wattages without receiving Landlord’s prior written consent, which consent Landlord will not unreasonably withhold but may condition on Tenant paying all costs of installing the equipment and facilities necessary to furnish such excess energy. Landlord shall replace all lighting bulbs, tubes, ballasts and starters within the Premises and the cost and expense thereof shall be included in Operating Expenses.  Each full floor of the Building leased by Tenant shall contain one (1) electrical meter installed by Landlord at its expense, and each partial floor of the Building leased by Tenant shall be sub-metered by Landlord, at Landlord’s expense.  Tenant shall pay the cost of all electrical energy used by Tenant on the Premises as provided in Section 6.2.

6.1.3                     Heating, Ventilation and Air Conditioning.

During Business Hours, Landlord shall provide heating, ventilation and air conditioning to the Premises sufficient to maintain average temperatures within the Premises of (i) not less than 72° F (+/-3°) during the heating season when the outdoor temperature is 2° F, and (ii) not more than 78° F (+2° F) 50% + 5% relative humidity during the cooling season when the outdoor temperatures are 91° F dry bulb and 74° F wet bulb.  During other times, Landlord shall provide heat and air conditioning at such average temperatures during the heating and cooling seasons upon Tenant’s reasonable advance notice (not less than 1 business day prior).  Tenant shall pay Landlord as Additional Rent, for such extended service, Landlord’s actual, reasonable out-of-pocket costs, in an amount not to exceed One Hundred Dollars ($100.00) per hour per floor for air conditioning and Fifty Dollars ($50.00) per hour per floor for heating during the first 12 months of the Term and thereafter Tenant shall pay Landlord’s actual, reasonable out-of-pocket costs for such services.

6.1.4                     Water.

Hot and cold water from standard building outlets for lavatory, restroom and drinking purposes.

6.1.5                     Elevator Service.

Elevator service to be used by Tenant in common with other tenants. Landlord may restrict Tenant’s use of elevators for freight purposes to the freight elevator and to hours Landlord reasonably determines. Landlord may limit the number of elevators in operation at times other than Business Hours but in no event shall there be less than two (2) elevators operating at a given time, subject to events of casualty, condemnation, failure of electrical service, and any other causes beyond Landlord’s control. Notwithstanding the foregoing, Tenant shall have the non-exclusive use of the freight elevators free of charge during its tenancy, the performance of Tenant’s Improvements and furniture move-in. Additionally, Tenant shall have the right to use the fire stairs connecting the floors of the Premises as convenience stairs and to make improvements, at Tenant’s sole cost and expense, to upgrade the appearance of the fire stairs, subject to applicable Laws regarding the use of the fire stairs. If requested by Tenant, the elevators shall be equipped, at Tenant’s sole cost and expense, to allow Tenant to use card keys to permit access to any floor within the Premises.

6.1.6                     Security Service.

Building security consistent with comparable quality Class A office buildings in suburban Chicago. Landlord shall not make any material changes to the Security Specifications without Tenant’s written consent, which shall not be unreasonably withheld; but Tenant’s consent to such changes shall not impose any liability on Tenant, including, without limitation, any liability for criminal activity of third parties or other adverse events.  Tenant’s security system in the Premises shall be permitted to tie into the Project’s security system, if requested by Tenant, at Tenant’s sole cost, and if such tie-in does not materially and adversely interfere with Landlord’s security system, and further, such system may be expanded to provide for additional card keys or other similar devices.

6.1.7                     Life Safety Systems.

Firecom addressable fire alarm system with audible/visual, smoke, heat, and manual pull stations; automatic door unlocking devices and selectable public address system; and a fully sprinkled Building with electric fire pump.

6.2       Tenant’s Obligations.

At all times during the Term and during any early occupancy period, Tenant is solely responsible for paying directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, to the Premises or to Tenant, including, without limitation, the cost of all electrical energy used by Tenant on the Premises. Such separately metered or charged amounts are not Operating Expenses. Except as provided in Sections 6.1 and 17.1, Tenant will also obtain and pay for all other utilities and services Tenant requires with respect to the Premises (including, but not limited to, hook-up and connection charges, but excluding the cost of metering and sub-metering the floors within the Premises for electricity to be paid by Landlord as provided in the last sentence of Subsection 6.1.2.

6.3       Other Provisions Relating to Services.

Landlord is not required to provide any heat, air conditioning, electricity or other service in excess of that permitted by applicable Laws. Except for the utilities that are separately metered and paid for by Tenant as provided in Subsection 6.1.2 and Section 6.2, Landlord has the exclusive right and discretion to select the provider of any utility or service to the Property.

Tenant, at no cost to Tenant for occupying such spaces or for the use of such, shall have the right to the appropriate number of unobstructed, risers, shafts and conduits for Tenant’s telecommunication and electrical systems cabling and/or wiring from the point of entry of such telecommunications and electrical service into the Building to the Premises and from any other point in or on the Building to the Premises, and for the distribution of such wiring within the Premises (i.e., for its electrical wiring from Tenant’s emergency generator, if any, installed by Tenant, to the Premises), but in any event not less than Tenant’s proportionate share of the Building’s risers, shafts and conduits available for Tenant’s use based on Tenant’s percentage of the total square feet rentable area of the Building.  Landlord, at its sole cost and expense and without including the costs thereof in Operating Expenses, shall be responsible for the removal, disposal, encapsulation and/or abatement of any Hazardous Materials in the risers, shafts and conduits used by Tenant for the installation of its telecommunication and electrical systems cabling and/or wiring.

Tenant shall have the right to select, at Tenant’s sole discretion, Tenant’s desired telecommunications provider(s), with Landlord not imposing any fee to any such telecommunications provider(s) to gain access to the Building.  Landlord shall use commercially reasonable, good faith efforts to cooperate with Tenant’s desired telecommunications provider(s) to provide telecommunications service to the Premises.

6.4       Interruption in Services.

If any of the services Landlord is required to furnish hereunder are interrupted, Landlord will use reasonable diligence to restore the services promptly, but (except as otherwise provided in this paragraph) Tenant will have no claim for rebate of Rent, damages (including damages for business interruption) or eviction on account thereof.  Notwithstanding the foregoing, subject to Article 11 and Article 12, if any portion of the Premises becomes unfit for occupancy because Landlord provides no access or no water, electricity, elevator service, lavatory service, air conditioning service or hearing service (individually, an “Essential Service” and collectively, the “Essential Services”) to the Premises (or any portion thereof) for a period in excess of three (3) consecutive Business Days, and the lack of such Essential Service prevents Tenant from making reasonable use of the Premises (or any portion thereof) for the purpose intended by Tenant, then Tenant shall be entitled to a day-for-day abatement of Rent for each consecutive day (after such 3 Business Day period) that Landlord fails to deliver the Essential Service. In addition, if (i) the Essential Service is not restored within one hundred eighty (180) days after such Essential Service is interrupted; and (ii) the lack of such Essential Service prevents Tenant from making reasonable use of the Premises (or any portion thereof) for the purpose intended by Tenant, then Tenant may terminate this Lease by giving written notice thereof to Landlord prior to the date on which the Essential Service is restored. Anything herein to the contrary notwithstanding, there shall be no such abatement of Rent if Landlord’s inability to provide such Essential Services is caused by misuse or neglect of Tenant or Tenant’s agents, employees or invitees.

ARTICLE 7
MAINTENANCE AND REPAIR

7.1       Landlord’s Obligations.

Except as otherwise provided in this Lease, Landlord will keep, repair, operate and maintain the following in good order, condition and repair and in compliance with all applicable Laws and consistent with a first-class, institutional quality office building and project: (a) the foundations, exterior walls, structural systems and roof of the Building and underground utilities serving the Premises; (b) the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in or adjacent to the Building and used in common by all tenants of the Building; (c) Common Area (subject to all other terms and conditions of this Lease relating to Common Area); (d) those windows, doors, plate glass and exterior wall surfaces adjacent to Common Area: and (e) the Parking Facilities. Except as provided in Section 6.4, 14.5 and 17.1, neither Basic Rent nor Additional Rent will be reduced, nor will Landlord be liable, for loss or injury to or interference with Tenant’s property, profits or business arising from or in connection with Landlord’s performance of its obligations under this Section 7.1.

7.2       Tenant’s Obligations.

7.2.1                     Maintenance of Premises.

Except as otherwise specifically provided in this Lease, Landlord is not required to furnish any services or facilities, or to make any repairs or Alterations, in, about or to the Premises or the Property. Except as specifically described in Section 7.1 and Articles 11 and 12, Tenant assumes the full and sole responsibility for the condition, operation, repair, maintenance and management of the Premises. Except as specifically described in Section 7.1 and Articles 11 and 12, Tenant, at Tenant’s sole cost and expense, will keep and maintain the Premises (including, but not limited to, all non-structural interior portions, systems and equipment; interior surfaces of exterior walls; interior moldings, partitions and ceilings; and interior electrical, lighting and plumbing fixtures) in good order, condition and repair, reasonable wear and tear and damage from insured casualties excepted. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises or the Property.  Tenant is solely responsible for and, to the fullest extent allowable under the Laws, releases and, except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant will indemnify, protect and defend Landlord against (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from, the cost of repairing, and any Claims resulting from, any penetrations or perforations of the roof or exterior walls of the Building Tenant causes. Tenant will maintain the Premises in a first-class and fully operative condition. Tenant’s repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs and perform maintenance in accordance with all Laws. Tenant and Tenant’s agents, subcontractors and vendors shall have the right of access to the roof, shaft and mechanical areas of the Building to install, maintain, monitor, remove and/or replace any of Tenant’s equipment, subject to and in accordance with the conditions and limitations set forth in this Lease.

7.2.2                     Alterations Required by Laws.

If any governmental authority requires any Alteration to the Project or the Premises as a result solely based upon Tenant’s particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant, or if Tenant’s particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be.  When Tenant submits any proposed Alteration to Landlord for approval pursuant to Section 8.1, Landlord shall notify Tenant if such proposed Alteration will result in an additional Alteration to satisfy a requirement by a governmental authority, so that Tenant will have the opportunity to take such additional Alteration into account in determining whether to proceed with its proposed Alteration. If Landlord fails to give such notice to Tenant, Landlord shall be responsible for making such additional required Alteration at its cost.  If any such Alterations are Structural Alterations, Landlord, at Tenant’s sole cost and expense, will make the Structural Alterations. If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant’s sole cost and expense in accordance with Article 8.

ARTICLE 8
CHANGES AND ALTERATIONS

8.1       Landlord Approval.

The provisions of this Article are not applicable to the performance of Tenant’s Improvements, which shall be performed in accordance with the provisions of EXHIBIT “L” attached hereto and made a part hereof.  Tenant will not make any Structural Alterations to the Premises or any Alterations to the Common Area. Except as set forth below, Tenant will not make any other Alterations without Landlord’s prior written consent, which consent Landlord will not unreasonably withhold, condition or delay.  Along with any request for Landlord’s consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations.  Before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, Tenant will deliver to Landlord for Landlord’s reasonable approval copies of all contracts, proof of insurance required by Section 8.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord, in Landlord’s reasonable discretion, approves the foregoing deliveries. If Landlord approves the proposed Alterations, Landlord shall identify any of the Alterations that Landlord reasonably determines to be Non-Customary Office Improvements that Landlord may require Tenant to remove upon the expiration or earlier termination of this Lease.  Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) by a contractor Landlord approves in writing, which approval shall not be unreasonably withheld, conditioned or delayed, (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, (e) during times that Landlord reasonably determines in order to minimize interference with other tenants’ use and enjoyment of the Property, and (f) in full compliance with all of Landlord’s rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property. Tenant shall have the right to select the contractors, subcontractors, engineers, and architects of its choice to perform its Alterations, subject to Landlord’s reasonable approval which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall have the right to construct internal stairways between full floors which are part of the Premises, from time to time, subject to restoration by Tenant as Non-Customary Office Improvements at the expiration of earlier termination of this Lease and subject to the terms of this Article 8 and to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.  Landlord shall not charge any fee, surcharges, or any other charges in connection any tap in charges for connecting supplemental air conditioning, sprinklers, or other systems that are required by Tenant for the construction of the Premises.

Anything herein to the contrary notwithstanding, Tenant shall provide Landlord prior written notice but shall not be required to obtain Landlord’s consent with respect to (a) any Alterations which are not Structural Alterations and that complies with the following requirements in each instance: (i) does not affect the roof or any area outside of the Premises; (ii) does not materially affect the electrical, plumbing, HVAC or mechanical systems in the Project or servicing the Premises, or the sprinkler or other life safety system; (iii) costs less than $200,000.00 for each such Alteration project in the aggregate (other than items set forth in clause (b); (iv) there is then existing an uncured Event of Default; and (v) Landlord’s insurance requirements are satisfied; and (b) any painting, decorating or installation of carpeting within the Premises, installation or relocation of any electrical outlets within the Premises, the removal, reconfiguration or installation of furniture including any power supply connected thereto, and/or the installation or relocation of low voltage wiring associated with any furniture, fixtures or equipment installed within the Premises.  Notwithstanding the foregoing, in no event shall Tenant be required to provide Landlord notice in connection with any cosmetic Alterations performed in the Premises provided that the same are performed in a first class manner, consistent with other Class A office buildings in the Chicago suburban metropolitan area.

8.2       Tenant’s Responsibility for Cost and Insurance.

Tenant will pay the cost and expense of all Alterations, including, any actual third party out of pocket costs incurred for Landlord’s review of the plans.  Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) builder’s “all risk” insurance in an amount at least equal to the value of the Alteration; (b) evidence that Tenant has in force commercial general liability insurance insuring against construction related risks, in at least the form, amounts and coverages required of Tenant under Article 10 and (c) copies of all applicable contracts and of all necessary permits and licenses. The insurance policies described in clauses (a) and (b) of this Section 8.2 must name Landlord, Landlord’s lender (if any) and Property Manager as additional insureds.

8.3       Construction Obligations and Ownership.

Landlord may inspect construction of the Alterations. Within a reasonable time after completing the Alterations, Tenant will furnish Landlord with contractor affidavits, full and final lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations (only if Landlord had approval rights for said Alterations).  All Alterations Tenant makes or installs (including all telephone, computer and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant’s movable trade fixtures, furnishings, machinery and equipment) shall become the property of Landlord and a part of the Project immediately upon installation and, unless Tenant is obligated to remove the Alterations, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord and without compensation, allowance or credit to Tenant.

8.4       Liens.

Tenant will keep the Property free from any mechanics’, materialmen’s, designers’ or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.  Tenant will notify Landlord in writing 30 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws.  If any such liens are filed and Tenant, within ten (10) Business Days after written notice of such filing, does not release the same of record or provide Landlord with a bond or other security satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, may cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys’ fees and costs).

8.5       Indemnification.

Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

8.6       Construction Management.

Except with respect to any Alterations for which Tenant requests that Landlord enter into a construction management agreement as described below, Landlord shall receive no fee for profit, overhead, general conditions or supervision on any Alterations.  Further, Tenant shall not be required to reimburse Landlord for out of pocket costs associated with any Alterations that do not require Landlord’s consent. Landlord acknowledges and agrees that Tenant shall have the right to self-manage, or hire a third party of its choosing (subject to Landlord reasonable approval of the general contractor which shall not be unreasonably withheld, conditioned or delayed), to perform all Alterations to the Premises; provided, however, as to all Alterations to be made after the initial Tenant Improvements for which Tenant requests that Landlord enter into a construction management agreement and provide construction management and supervisory services and for which Landlord agrees to do so (it being understood that Landlord is not obligated to so agree), Tenant shall pay a construction management fee to Landlord (and Landlord shall provide a construction management professional that customarily provides such services) based on a percentage of all hard construction costs as set forth on the following schedule:

Cost of Work	Percentage Fee
$1,000 – $499,999	3%
$500,000 – $999,999	2%
Amounts over $1,000,000	1%

ARTICLE 9
RIGHTS RESERVED BY LANDLORD

9.1       Landlord’s Entry.

Landlord and its authorized representatives may at all reasonable times and upon reasonable notice (a minimum of twenty-four (24) hours except in the case of emergency) to Tenant, and at Tenant’s option accompanied by a representative of Tenant provided Tenant makes such representative available, enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers and mortgagees; (c) show the Premises to prospective tenants (but only during the last 12 months of the Term or at any time while an Event of Default remains uncured); (d) post notices of non-responsibility or other protective notices available under the Laws; or (e) exercise and perform Landlord’s rights and obligations under this Lease. Landlord, in the event of any emergency, may enter the Premises without notice to Tenant. Landlord’s entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Tenant will also permit Landlord (or its designees) to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Landlord determines that such activities are necessary or appropriate for properly operating and maintaining the Project.  Landlord shall exercise all reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises.  Notwithstanding the foregoing, Tenant may, at its own expense, provide its own locks to certain areas within the Premises (each, a “Secured Area”).  Tenant need not furnish Landlord with a key to any such Secured Area, but upon the expiration or earlier termination of this Lease, Tenant shall surrender all such keys to Landlord.  If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall provide Tenant with not less than twenty-four (24) hours’ notice and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to do so.  Landlord shall comply with all reasonable security measures pertaining to the Secured Area.  If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Landlord shall attempt to give Tenant prior notice of such entry to the extent such prior notice may be reasonable under the circumstances, and Tenant hereby authorizes Landlord to forcibly enter the Secured Area.

9.2       Control of Property.

Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the name of the Project, subject to the provisions of Section 4.6.2, and subject to Tenant’s naming rights in Section 4.6.2; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises; (c) prohibit Tenant from installing vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant’s employees and invitees; (d) close the Building after Business Hours, except that Tenant and its employees and invitees may access the Premises after Business Hours in accordance with such rules and regulations as Landlord may prescribe from time to time for security purposes; (e) install, operate and maintain security systems that monitor, by closed circuit television or otherwise, all persons entering or leaving the Project; (f) install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Building; and (g) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, or the provision of any security-related services by Landlord, Landlord is not responsible for the security of persons or property on the Property and Landlord is not and will not be liable in any way whatsoever for any breach of security not solely and directly caused by the willful misconduct of Landlord, its agents or employees.

9.3       Lock Box Agent/Rent Collection Agent.

Landlord, from time to time, may designate a lock box collection agent or other person to collect Rent. In such event, Tenant’s payment of Rent to the lock box collection agent or other person is deemed to have been made as of the date the lock box collection agent or other person receives Tenant’s payment. Neither Tenant’s payment of any amount of Rent to the lock box collection agent or other person nor Landlord’s or Landlord’s agent’s collection of such amount if the payment is dishonored constitutes Landlord’s waiver of any default by Tenant in the performance of Tenant’s obligations under this Lease or Landlord’s waiver of any of Landlord’s rights or remedies under this Lease. If Tenant pays any amount to the lock box collection agent or other person other than the actual amount due Landlord, then Landlord’s or Landlord’s agent’s receipt or collection of such amount does not constitute an accord and satisfaction, Landlord is not prejudiced in collecting the proper amount due Landlord (or in pursuing any rights or remedies available under this Lease, at law or in equity as a result of Tenant’s failure to pay the full amount when due) and Landlord may retain the proceeds of any such payment, whether restrictively endorsed or otherwise, and Landlord shall apply the same toward amounts due and payable by Tenant under this Lease.

9.4                               Restaurant.

Landlord has advised Tenant that it intends to lease portions of the Project to one or more restaurant users (each, a “Restaurant”). Provided Paylocity (which for purposes of this Section 9.4 is understood to include any Permitted Transferee of Paylocity) is the Tenant under the terms of this Lease and (a) from and after the Phase II

Commencement Date if Paylocity leases and operates in a minimum of one hundred thousand (100,000) square feet of rentable area in the Building and (b) at any time prior to the Phase II Commencement Date (during which time no occupancy requirement shall be imposed), in the event Landlord leases portions of the Project to a Restaurant: (i) each such Restaurant, and its branding and signage, shall be consistent with a Class A office complex as reasonably determined by Landlord, and (ii) there shall be no Restaurant reserved parking spaces in the Garage or valet parking for the Restaurant on the first floor of the Garage during Business Hours, nor any reserved existing parking spaces in the rear surface parking lot nearest the Building for any Restaurants or retail users during Business Hours.  Notwithstanding the foregoing, Paylocity shall be deemed to be operating during any period of Permitted Closure.  For purposes hereof, a “Permitted Closure” means any closure resulting from the following:  (i) legal (state and federal) holidays, (ii) repairs arising from casualty or condemnation, (iii) remodeling or alterations under Article 8, or (iv) compliance with applicable law, ordinance or government regulation.  If the main entrance to the Restaurant is from the Building lobby, then Landlord shall, at Landlord’s sole cost and expense prior to the opening of such Restaurant, relocate the security turnstiles to preclude Restaurant patrons from having access to the elevator lobby serving the Premises. In any event, there will be no entrance or exit to the Restaurant where patrons will have access to the elevator lobby serving the Premises. Landlord and Tenant agree and acknowledge that examples of restaurants considered consistent with a Class A office complex include, but are not limited to, Gibsons, Capital Grille, Harry Carry, Shaw’s, Le Colonial, Avec, Girl and the Goat, Pour House, Bakersfield, Maggiano’s, Sullivan’s, Ruth’s Chris, Brio, Rosebud, Doc B’s and Starbucks, as such restaurants are operated as of the date of this Lease, and examples of Restaurants that are not considered consistent with a Class A office complex include, but are not limited to, Hooters, Bennigans, TGIFriday’s, Chili’s and Cheesecake Factory, as such restaurants are operated as of the date of this Lease.

ARTICLE 10
INSURANCE AND CERTAIN WAIVERS AND INDEMNIFICATIONS

10.1                        Tenant’s Insurance Obligations.

Tenant, at all times during the Term and during any early occupancy period, at Tenant’s sole cost and expense, will maintain the insurance this Section 10.1 describes.

10.1.1              Liability Insurance.

Commercial general liability insurance (providing coverage at least as broad as the current ISO form) with respect to the Premises and Tenant’s activities in the Premises and upon and about the Property, on an “occurrence” basis, with single limit coverage of Three Million Dollars ($3,000,000). Such insurance must include specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Tenant’s obligations under this Lease; (b) naming Landlord and Property Manager as additional insureds by an “Additional Insured - Managers or Lessors of Premises” endorsement (or equivalent coverage or endorsement); (c) waiving the insurer’s subrogation rights against all Landlord Parties; (d) providing Landlord with at least thirty (30) days prior notice of modification, cancellation, non-renewal or expiration; (e) expressly stating that Tenant’s insurance will be provided on a primary and non-contributory basis and (f) providing that the insurer has a duty to defend all insureds under the policy (including additional insureds), and that defense costs are paid in addition to and do not deplete the policy limits. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a “per location” basis.

10.1.2              Property Insurance.

At Tenant’s option, property insurance on Tenant’s trade fixtures and other personal property within the Premises and business income insurance covering loss of income from Tenant’s business in the Premises.

10.1.3              Other Tenant’s Insurance.

Such other insurance as may be required by any Laws from time to time or may reasonably be required by Landlord from time to time. If (and only so long as) insurance obligations generally required of tenants in similar space in similar office buildings in the area in which the Premises is located increase or otherwise change, Landlord may correspondingly increase or otherwise change Tenant’s insurance obligations under this Lease.

10.1.4              Miscellaneous Tenant’s Insurance Provisions.

All of Tenant’s insurance will be written by companies rated at least A/VII by A.M.  Best Insurance Service and otherwise reasonably satisfactory to Landlord. Tenant will deliver a certified copy of each policy, or other evidence of insurance satisfactory to Landlord, (a) on or before the Commencement Date (and prior to any earlier occupancy by Tenant), (b) not later than thirty (30) days prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. If Landlord allows Tenant to provide evidence of insurance by certificate, Tenant will deliver an ACORD Form 27 (or equivalent) certificate and will attach or cause to be attached to the certificate copies of the endorsements this Section 10.1 requires (including specifically, but without limitation, the “additional insured” endorsement). Tenant’s insurance must permit waiver of subrogation as provided in Section 10.3.1.

10.1.5              Tenant’s Failure to Insure.

If Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1.3, Landlord may, but is not required to, obtain such insurance for Landlord’s benefit.  Before doing so, Landlord shall give Tenant written notice of its intention to obtain such required insurance. If Tenant does not provide Landlord evidence of the required insurance within seven (7) days after receipt of such notice from Landlord, Landlord may obtain such insurance for Landlord’s benefit, and Tenant shall pay to Landlord, as Additional Rent, all reasonable costs and expenses Landlord incurs obtaining such insurance.

10.1.6              No Limitation.

Landlord’s establishment of minimum insurance requirements is not a representation by Landlord that such limits are sufficient and does not limit Tenant’s liability under this Lease in any manner.

10.2                        Landlord’s Insurance Obligations.

Landlord will (except for the optional coverages and endorsements Section 10.2.1 describes) at all times during the Term maintain the insurance this Section 10.2 describes. All premiums and other costs and expenses Landlord incurs in connection with maintaining such insurance are Operating Expenses.  Landlord’s failure to maintain the required insurance does not relieve Landlord of any obligations or liabilities under this Lease that would have otherwise been covered by such insurance.

10.2.1              Property Insurance.

Property insurance on the Project in an amount not less than the full insurable replacement cost of the Project insuring against loss or damage by fire and such other risks as are covered by the current ISO Special Form policy. Landlord, at its option, may obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rent loss insurance; boiler and machinery insurance; ordinance or laws coverage; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will not cover or be applicable to any personal property or trade fixtures of Tenant within the Premises or otherwise located at the Property or any other such property (including that of third parties) in Tenant’s care, custody or control at the Property.

10.2.2              Liability Insurance.

Commercial general liability insurance against claims for bodily injury, personal injury, and property damage occurring at the Property in such amounts as Landlord deems necessary or appropriate. Such liability insurance will protect only Landlord and, at Landlord’s option, Landlord’s lender and some or all of the Landlord Parties, and does not replace or supplement the liability insurance this Lease obligates Tenant to carry.

10.3                        Waivers and Releases of Claims and Subrogation.

10.3.1              By Tenant.

To the extent not prohibited by the Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims arising out of damage to or destruction of the Premises, Property or Tenant’s trade fixtures, other personal property or business, and any loss of use or business interruption, regardless whether any such Claim results from the negligence or fault of any Landlord Party or otherwise, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), including, without limitation, (a) any existing or future condition, defect, matter or thing in the Premises or on the Property, (b) any equipment or appurtenance becoming out of repair, (c) any occurrence, act or omission of any Landlord Party, any other tenant or occupant of the Project or any other person (d) damage caused by the flooding of basements or other subsurface areas and (e) damage caused by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise or the bursting or leaking of pipes or plumbing fixtures. The waiver this section describes applies regardless whether any such damage results from an act of God, an act or omission of other tenants or occupants of the Property or an act or omission of any other person and regardless whether insurance coverage against any such risks is obtainable. Tenant will look only to Tenant’s insurance coverage (regardless whether Tenant maintains any such coverage) in the event of any such Claim. Tenant’s trade fixtures, other personal property and all other property (including that of third parties) in Tenant’s care, custody or control, is located at the Property at Tenant’s sole risk. Landlord is not liable for any damage to such property or for any theft, misappropriation or loss of such property. Except as specifically provided in Section 10.2, Tenant is solely responsible for providing such insurance as may be required to protect Tenant, its employees and invitees against any injury, loss, or damage to persons or property occurring in the Premises or at the Property, including, without limitation, any loss of business or profits from any casualty or other occurrence at the Property.

10.3.2              By Landlord.

To the extent not prohibited by the Laws, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges Tenant from all Claims arising out of damage to or destruction of the Property or any portion thereof, any personal property, and any loss of use or business interruption, regardless whether any such Claim results from the negligence or fault of Tenant or otherwise, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), including, without limitation, (a) any existing or future condition, defect, matter or thing in the Premises or on the Property, (b) any equipment or appurtenance becoming out of repair, (c) any occurrence, act or omission of Tenant or any other person, (d) damage caused by the flooding of basements or other subsurface areas and (e) damage caused by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise or the bursting or leaking of pipes or plumbing fixtures. The waiver this section describes applies regardless whether any such damage results from an act of God, an act or omission of Tenant or other tenants or occupants of the Property or an act or omission of any other person and regardless whether insurance coverage against any such risks is obtainable. Landlord will look only to Landlord’s insurance coverage in the event of any such Claim.

10.4                        Tenant’s Indemnification of Landlord.

Tenant agrees to indemnify, defend and hold harmless Landlord and the Landlord Parties from and against all losses, damages (excluding consequential, special, punitive, incidental and similar type damages), costs and expenses for any injury to person or damage to or loss of property on or about the Premises except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees and contractors, provided Landlord tenders defense of any claim subject to Tenant’s indemnity in sufficient time to avoid prejudice to Tenant for handling by counsel of Tenant’s selection and reasonably acceptable to Landlord.

10.5                        Landlord’s Indemnification of Tenant.

Landlord agrees to indemnify, defend and hold harmless Tenant from and against all losses, damages (excluding consequential, special, punitive, incidental and similar type damages), costs and expenses for any injury to person or damage to or loss of property on or about the Common Area and the Premises to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees and contractors, provided Tenant tenders defense of any claim subject to Landlord’s indemnity in sufficient time to avoid prejudice to Landlord for handling by counsel of Landlord’s selection and reasonably acceptable to Tenant.

ARTICLE 11
DAMAGE OR DESTRUCTION

11.1                        Tenantable Within 270 Days.

Except as provided in Section 11.3, if fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord’s reasonable discretion) that it can make the Premises tenantable within two hundred seventy (270) days after the date of the casualty, then Landlord will notify Tenant that Landlord will within the two hundred seventy (270) day period (subject to the extension of such time period under Section 18.17) repair and restore the Project and the Premises to as near their condition prior to the casualty as is reasonably possible. Landlord will provide the notice within thirty (30) days after the date of the casualty. In such case, this Lease remains in full force and effect, but there shall be a pro rata abatement of Rent for the period during which the Premises are untenantable (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises); provided, however, if the untenantable portion is more than sixty percent (60%) of the Premises and Tenant is not occupying the remainder of the Premises, all of the Rent shall be abated.

11.2                        Not Tenantable Within 270 Days.

If fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord’s reasonable discretion) that it cannot make the Premises tenantable within two hundred seventy (270) days after the date of the casualty, then within thirty (30) days after the date of the casualty, Landlord will notify Tenant in writing (the “Casualty Restoration Notice”) of the length of time required to repair and restore the Premises and the Building to as near their condition prior to the fire or other casualty as is reasonably possible, and Tenant may, within thirty (30) days after the date of the Casualty Restoration Notice, terminate this Lease effective on the date of Tenant’s notice to Landlord.  If the Casualty Restoration Notice states the length of time required to so repair and restore the Premises as three hundred sixty five (365) days or more after the date of the casualty, then Landlord may, within thirty (30) days after the date of the Casualty Restoration Notice, terminate this Lease effective on the date of Landlord’s termination notice to Tenant.

11.3                        Building Substantially Damaged.

Notwithstanding the terms and conditions of Section 11.1, if the Building is damaged or destroyed by fire or other casualty (regardless whether the Premises is affected) and fewer than fifteen (15) months remain in the Term, then, regardless whether Landlord determines (in Landlord’s reasonable discretion) that it can make the Building tenantable within two hundred seventy (270) days after the date of the casualty, Landlord, at Landlord’s option, by notifying Tenant within thirty (30) days after the casualty, may terminate this Lease effective on the date of Landlord’s notice.  If Landlord does not terminate this Lease as provided in this Section 11.3, Tenant may terminate this Lease by notifying Landlord within thirty (30) days after the date of Landlord’s notice, which termination will be effective on the date of Tenant’s notice.

11.4                        Insufficient Proceeds.

Notwithstanding any contrary language in this Article 11, if this Article 11 obligates Landlord to repair damage to the Premises or Project caused by fire or other casualty and Landlord does not receive sufficient insurance proceeds (excluding any deficiency caused by the amount of any policy deductible or self-insured retention) to repair all of the damage (provided Landlord has maintained the insurance required by this Lease and such other insurance as is reasonable and customary for landlords of similar Class A projects in the area of the Project), then Landlord, at Landlord’s option, by notifying Tenant within 30 days after the casualty, may terminate this Lease effective on the date of Landlord’s notice.

11.5                        Landlord’s Repair Obligations.

If this Lease is not terminated under Sections 11.2 through Section 11.3 following a fire or other casualty, then Landlord will repair and restore the Premises and the Building to as near their condition prior to the fire or other casualty as is reasonably possible with all commercially reasonable diligence and speed, but not later than two hundred seventy (270) days after the date of a casualty occurring in the circumstances described in Section 11.2 (subject to delays caused by Tenant Delay or Force Majeure or such later date as set forth in the Casualty Restoration Notice sent by Landlord to Tenant under Section 11.2 above) and Basic Rent and Tenant’s Share of Expenses for the period during which the Premises are untenantable will abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises). In no event is Landlord obligated to repair or restore any special equipment or improvements installed by Tenant, or any personal or other property of Tenant. Landlord will, if necessary, equitably adjust Tenant’s Share to account for any reduction in the rentable area of the Premises or Project resulting from a casualty.

11.6                        Rent Apportionment Upon Termination.

If either Landlord or Tenant terminates this Lease under this Article 11, Landlord will apportion Basic Rent and Tenant’s Share of Expenses on a per diem basis and Tenant will pay the Basic Rent and Tenant’s Share of Expenses to (a) the date of the fire or other casualty if the event renders the Premises completely untenantable or (b) if the event does not render the Premises completely untenantable, the effective date of such termination (provided that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable and Tenant is able to conduct its business in such remaining portion in a manner reasonably acceptable to Tenant, then Tenant’s obligation to pay Basic Rent and Tenant’s Share of Expenses abates pro rata [based upon the rentable area of the untenantable portion of the Premises divided by the rentable area of the entire Premises] from the date of the casualty and Tenant will pay the unabated portion of the Rent to the date of such termination).

11.7                        Exclusive Casualty Remedy.

The provisions of this Article 11 are Tenant’s sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this Article 11.

ARTICLE 12
EMINENT DOMAIN

12.1                        Termination of Lease.

If a Condemning Authority desires to effect a Taking of all or any material part of the Property, Landlord will notify Tenant and Landlord and Tenant will reasonably determine whether the Taking will render the Premises unsuitable for Tenant’s intended purposes. If Landlord and Tenant conclude that the Taking will render the Premises unsuitable for Tenant’s intended purposes, Landlord and Tenant will document such determination and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building then Landlord, at Landlord’s option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Property taken, may terminate this Lease effective ninety (90) days after the date of Landlord’s notice.

12.2                        Landlord’s Repair Obligations.

If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant’s Share for the same period to account for the reduction in the rentable area of the Premises or the Project resulting from the Taking. Tenant’s obligation to pay Basic Rent and Tenant’s Share of Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord’s restoration for the period of time that Tenant is unable to use such portion of the Premises.

12.3                        Tenant’s Participation.

Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking.  Notwithstanding the foregoing, Tenant may prove in any condemnation proceedings and may receive any separate award for damages to or condemnation of Tenant’s movable trade fixtures and equipment and for moving expenses, including the unamortized cost of any improvements to the Premises funded by Tenant; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold, and any such award claimed by Tenant shall be permitted only to the extent such award does not reduce amounts that would otherwise be available to Landlord.

12.4                        Exclusive Taking Remedy.

The provisions of this Article 12 are Tenant’s sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.

ARTICLE 13
TRANSFERS

13.1                        Restriction on Transfers.

13.1.1              General Prohibition.

Except as set forth in Section 13.1.2, Tenant will not cause or suffer a Transfer without obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, subject to the conditions and limitations in this Lease.  Tenant’s request for consent to a Transfer must describe in detail the parties, terms and portion of the Premises affected. Landlord will notify Tenant of Landlord’s election to consent or withhold consent not later than fifteen (15) Business Days after receiving Tenant’s written request for consent to the Transfer.  Tenant will, in connection with requesting Landlord’s consent, provide Landlord with a copy of any and all documents and information regarding the proposed Transfer and the proposed transferee as Landlord reasonably requests. No Transfer, including, without limitation, a Transfer under Section 13.1.2, releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, fifty percent (50%) of the Rent Tenant receives in connection with the Transfer (after deducting reasonable commissions, attorneys’ fees, marketing costs, allowances, abatements and other concessions and other similar costs and expenses Tenant incurs in connection with the Transfer and certifies to Landlord in writing) in excess of the Rent this Lease otherwise requires Tenant to pay. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease.  Tenant shall have the right to offer the space for lease without restrictions as to the rental rate offered.

13.1.2              Transfers to Affiliates.

Tenant, without Landlord’s consent, may assign this Lease or sublet all or any portion of the Premises to an Affiliate if there is no then existing uncured Event of Default by Tenant and Tenant: (a) notifies Landlord at least thirty (30) days prior to such assignment or sublease; and (b) in the event of an assignment, the Affiliate assumes and agrees in writing to perform Tenant’s obligations under this Lease arising after such assignment and to observe all terms and conditions of this Lease from and after the date of such assignment.

13.2                        Costs.

Tenant will pay to Landlord, as Additional Rent, out of pocket, reasonable costs and expenses Landlord incurs in connection with any Transfer (excluding Transfers to an Affiliate), including, without limitation, reasonable attorneys’ fees and costs, regardless whether Landlord consents to the Transfer, in an aggregate amount not to exceed $2,500.

13.3                        Criteria for Withholding Consent.

Landlord shall be deemed to have acted reasonably if Landlord withholds its consent to an assignment or sublease request for any of the following reasons, which list is not exclusive:

(a)                                 The financial strength of the proposed transferee is not at least equal to that of Tenant at the time of transfer;

(b)                                 The proposed transferee’s occupation of the Premises would likely cause a material diminution in the reputation of the Project or the other businesses located in the Project;

(c)                                  The proposed transferee is an educational use that will likely have a disadvantageous impact on the Common Areas of the Project; or

(d)                                 The proposed transferee’s occupancy will require a material variation in the terms and conditions of this Lease.

ARTICLE 14
DEFAULTS; REMEDIES

14.1                        Events of Default.

The occurrence of any of the following constitutes an “Event of Default” by Tenant under this Lease:

14.1.1              Failure to Pay Rent.

Tenant fails to pay Basic Rent, any monthly installment of Tenant’s Share of Expenses or any other Additional Rent amount as and when due and such failure continues for five (5) Business Days after Landlord gives Tenant written notice of Tenant’s failure to pay Rent when due.

14.1.2              Failure to Perform.

Tenant breaches or fails to perform any of Tenant’s nonmonetary obligations under this Lease and the breach or failure continues for a period of thirty (30) days after Landlord gives Tenant written notice of Tenant’s breach or failure; provided that if Tenant cannot reasonably cure its breach or failure within a thirty (30) day period, Tenant’s breach or failure is not an Event of Default if Tenant commences to cure its breach or failure within the thirty (30) day period and thereafter diligently pursues the cure after the expiration of the thirty (30) day period. Notwithstanding any contrary language contained in this Section 14.1.2, Tenant is still entitled to any notice or cure period before an uncurable breach of this Lease (or failure) becomes an Event of Default.

14.1.3              Misrepresentation.

The existence of any material misrepresentation or fraud in any financial statements, correspondence or other information provided to Landlord by Tenant in connection with (a) Tenant’s negotiation or execution of this Lease; (b) Landlord’s evaluation of Tenant as a prospective tenant at the Property; (c) any proposed or attempted Transfer; or (d) any consent or approval Tenant requests under this Lease.

14.1.4              Other Defaults.

(a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within sixty (60) days; (d) a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (e) substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within sixty (60) days. If a court of competent jurisdiction determines that any act described in this section does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

14.2                        Remedies.

Upon the occurrence of any Event of Default, Landlord, at any time and from time to time, and without preventing Landlord from exercising any other right or remedy, may exercise any one or more of the following remedies:

14.2.1              Termination of Tenant’s Possession; Re-entry and Reletting Right.

Terminate Tenant’s right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. Unless Landlord specifically states that it is terminating this Lease, Landlord’s termination of Tenant’s right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant’s obligations and liabilities under this Lease. In such event, this Lease continues in full force and effect (except for Tenant’s right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. If Landlord terminates Tenant’s right to possess the Premises, Landlord is not obligated to but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such re-entry, Landlord is not obligated to but may relet all or any part of the Premises to a third party or parties for Tenant’s account. Tenant is immediately liable to Landlord for all Re-entry Costs and must pay Landlord the same within five days after Landlord’s notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises, Tenant will continue to pay Rent when due under this Lease and Landlord will refund to Tenant the Net Rent Landlord actually receives from the reletting up to a maximum amount equal to the Rent Tenant paid that came due after Landlord’s reletting. If the Net Rent Landlord actually receives from reletting exceeds such Rent, Landlord will apply the excess sum to future Rent due under this Lease. Landlord may retain any surplus Net Rent remaining at the expiration of the Term.

14.2.2              Termination of Lease.

Terminate this Lease effective on the date Landlord specifies in its termination notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant’s default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused Landlord by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would likely result from Tenant’s failure to perform, including, but not limited to, any Re-entry Costs, (c) an amount equal to the amount by which the present worth, as of the effective date of the termination, of the Basic Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) exceeds the present worth, as of the effective date of the termination, of a Fair Market Rent for the Premises for the same period (as Landlord reasonably determines the Fair Market Rent) and (d) Tenant’s Share of Expenses to the extent Landlord is not otherwise reimbursed for such Expenses. For purposes of this section, Landlord will compute present worth by utilizing a discount rate of eight percent (8%) per annum. Nothing in this section limits or prejudices Landlord’s right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless whether such damages are greater than the amounts set forth in this section.

14.2.3              Self Help.

After giving Tenant the applicable notice and opportunity to cure as provided in Subsections 14.1.1 and 14.1.2, perform the obligation on Tenant’s behalf without waiving Landlord’s rights under this Lease, at law or in equity and without releasing Tenant from any obligation under this Lease. Tenant will pay to Landlord, as Additional Rent, all sums Landlord pays and obligations Landlord incurs on Tenant’s behalf under this Subsection 14.2.3.

14.2.4              Other Remedies.

Any other right or remedy available to Landlord under this Lease, at law or in equity, but in no event is Tenant liable to Landlord or any other person for consequential, special or punitive damages, including, without limitation, lost profits.  Landlord shall exercise all commercially reasonable efforts to mitigate its damages in connection with any Event of Default by Tenant under this Lease, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Building, to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article 13 of this Lease, or to relet the Premises at a rental rate or otherwise on terms below market, as then determined by Landlord in its commercially reasonable discretion.

14.3                        Costs.

Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to an Event of Default, regardless whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord’s rights or remedies or otherwise protecting Landlord’s interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord’s fees, expenses and damages, including, but not limited to, reasonable attorneys’ fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

14.4                        Waiver and Release by Tenant.

Tenant waives and releases all Claims Tenant may have resulting from Landlord’s re-entry and taking possession of the Premises by any lawful means and removing and storing Tenant’s property as permitted under this Lease, regardless whether this Lease is terminated, and, except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims occasioned by Landlord’s lawful re-entry of the Premises and disposition of Tenant’s property. No such reentry is to be considered or construed as a forcible entry by Landlord.

14.5                        Landlord’s Default.

If Landlord defaults in the performance of any of its obligations under this Lease, Tenant will notify Landlord of the default and Landlord will have thirty (30) days after receiving such notice to cure the default. If

Landlord is not reasonably able to cure the default within a thirty (30) day period, Landlord will have an additional reasonable period of time to cure the default as long as Landlord commences the cure within the thirty (30) day period and thereafter diligently pursues the cure. In no event is Landlord liable to Tenant or any other person for consequential, special or punitive damages, including, without limitation, lost profits.

In the event of a default by Landlord in the performance of any of Landlord’s obligations under this Lease, and provided Tenant shall have so notified Landlord and any party having a recorded mortgage or other lien against the Project of whom Tenant has been given prior written notice, and in the event such default remains uncured for more than thirty (30) days after Landlord (and such other party, if necessary) received such notice, or in the event such default is of such a nature that it cannot reasonably be cured within such thirty (30) day period and Landlord or such other notified party has not commenced to cure such default with due diligence, Tenant may elect either (i) to pursue any remedy available to Tenant at law or in equity, or (ii) to perform such obligation, in which event Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant for such performance within thirty (30) days from receipt by Landlord of bills and invoices, in detail reasonably satisfactory to Landlord, covering all items expended and used by Tenant in so performing Landlord’s obligations; provided, however, despite such notice and the expiration of such cure period, Tenant shall have no right to perform an obligation of Landlord unless such performance by Tenant (i) is necessary to prevent imminent injury or damage to persons or Tenant’s property, or (ii) is necessary to remedy any material and adverse effect on Tenant’s business operations at the Project, or (iii) involves the completion of Landlord’s Common Area Improvements, and in no event shall Tenant be entitled to perform any Structural Alterations.  In the event Landlord fails to reimburse Tenant as required above and such failure continues for ten (10) days after Tenant’s delivery of a second written request for such reimbursement, Tenant shall have the right to deduct such amount from Tenant’s Basic Rent obligations hereunder; provided, however, in no event shall Tenant be entitled to deduct in any month more than fifty percent (50%) of the Basic Rent payable in such month.  Tenant agrees to indemnify, defend and hold Landlord forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with the performance of any such obligations. Any cost paid by Tenant and reimbursed by Landlord pursuant to this Section 14.5 may be included in Operating Expenses if, as and to the extent such costs would constitute an Operating Expense if the same had been initially paid by Landlord. Notwithstanding the foregoing, if Landlord fails to timely pay the Improvement Allowance or the leasing commissions payable by Landlord in connection with this Lease or to complete the Landlord’s Common Area Improvements, then the fifty percent limitation set forth above shall not apply.

14.6                        No Waiver.

Except as specifically set forth in this Lease, no failure by Landlord or Tenant to insist upon the other party’s performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, constitutes a waiver of any such breach or of any breach or default by the other party in its performance of its obligations under this Lease. No acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any breach or default by Tenant of Tenant’s performance of its obligations under this Lease constitutes Landlord’s waiver of any such breach or default. Except as specifically set forth in this Lease, none of the terms of this Lease to be kept, observed or performed by a party to this Lease, and no breach thereof, are waived, altered or modified except by a written instrument executed by the other party. One or more waivers by a party to this Lease is not to be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from a party to this Lease or in a letter accompanying a payment check is binding on the other party. The party receiving the check, with or without notice to the other party, may negotiate such check without being bound to the conditions of any such statement.

ARTICLE 15
CREDITORS; ESTOPPEL CERTIFICATES

15.1                        Subordination.

This Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, is subject and subordinate to the lien of any future Mortgage. The subordination to any future Mortgage provided for in this Section 15.1 is expressly conditioned upon the mortgagee’s agreement that the holder of the Mortgage will not disturb Tenant’s rights under this Lease and the execution and delivery to Tenant of a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as EXHIBIT “N” or such other form as may be required by such holder with modifications as may be reasonably acceptable to Tenant and such holder.  The lien of any future Mortgage will not cover Tenant’s moveable trade fixtures or other personal property of Tenant located in or on the Premises. Landlord represents that as of the Effective Date there is no existing Mortgage.

15.2                        Attornment.

If any ground lessor, holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord’s interest in this Lease, the Premises or the Property, Tenant will attorn to the transferee of or successor to Landlord’s interest in this Lease, the Premises or the Property (as the case may be) and recognize such transferee or successor as landlord under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

15.3                        Mortgagee Protection Clause.

Tenant will give the holder of any Mortgage, by certified mail and at the same time as Tenant notifies Landlord, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have an additional fifteen (15) days within which to cure the default.  If the default cannot be cured within the additional fifteen (15) day period, then the holder will have such additional time as may be necessary to effect the cure (not to exceed an additional sixty (60) days) if, within the fifteen (15) day period, the holder has commenced and is diligently pursuing the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

15.4                        Estoppel Certificates.

Upon Landlord’s written request, but in no event more frequently than twice per year and only in the event of a potential sale or refinancing, Tenant will execute, acknowledge and deliver to Landlord a written statement in substantially the same form as the Estoppel Certificate attached as EXHIBIT “O”.  Tenant will deliver the statement to Landlord within 15 Business Days after Landlord’s request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property and any such party may conclusively rely upon such statement as true and correct.

ARTICLE 16
TERMINATION OF LEASE

16.1                        Surrender of Premises.

Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, permitted Alterations (except for Structural Alterations or Non-Customary Office Improvements which Landlord identified when initially approved as such and has required that Tenant via written notice at time of expiration remove) and damage by casualty or condemnation excepted, and will surrender all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant’s payment of Basic Rent or as Landlord or Property Manager otherwise direct. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises or on the Property. Tenant will at such time remove all of its equipment, furnishings, personal property and machinery from the Premises and, if Landlord so requires, all specified Alterations and improvements, including Non-Customary Office Improvements identified when initially approved as such in accordance with Section 8.1, Tenant placed on the Premises. Tenant will not be required to remove any cabling or low voltage wiring in the Premises. In addition, at Landlord’s option, exercised by delivery of written notice no later than three (3) months prior to the expiration of the Term, Tenant will remove any Alterations Tenant constructs in violation of Article 8 of this Lease prior to the expiration or earlier termination of this Lease if said Alterations are subject to removal under this Lease as Non-Customary Office Improvements.  Tenant will promptly repair any damage to the Premises caused by such removal. All property of Tenant not removed on or before the last day of the Term shall be deemed abandoned. Tenant appoints Landlord as Tenant’s agent to remove, at Tenant’s sole cost and reasonable expense, all of such abandoned property from the Premises and to cause its transportation and storage for Tenant’s benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

16.2                        Holding Over.

If Tenant possesses the Premises or any portion thereof after the Term expires or is otherwise terminated without executing a new lease, Tenant is deemed to be occupying the Premises or applicable portion thereof without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant’s liability for failing to surrender possession of the Premises or applicable portion thereof as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy with respect to the portions of the Premises not surrendered by Tenant upon expiration of the Term in an amount equal to one hundred twenty-five percent (125%) of Tenant’s then-existing Rent (on a daily basis) for the first three (3) months of such holdover period, and equal to one hundred fifty percent (150%) of Tenant’s Rent during the last month of the Term (on a daily basis) thereafter. Tenant shall not be responsible for consequential damages associated with Tenant’s holdover in the Premises or any portion thereof, and during the initial nine (9) months of such holdover, shall not be liable for any direct damages related to such holdover.

ARTICLE 17
IMPROVEMENTS

17.1                        Landlord’s Improvements.

17.1.1              Base Building Condition.  Notwithstanding anything to the contrary contained in this Lease, Landlord, at its sole cost and expense, shall deliver possession of each portion of the Premises (including any additional space leased by Tenant) with all base building mechanical, electrical and plumbing systems in good working condition, order and repair and in the Base Building Condition specified on EXHIBIT “J” attached hereto, subject only to Landlord’s completion of Punch List items; provided, however, that possession of the Phase I(a) portion of the Premises shall be delivered in “AS-IS” condition and, if such condition is not consistent with the Base Building Condition specified on EXHIBIT “J”, then Tenant shall permit Landlord access to the Phase I(a) portion of the Premises after Landlord delivers possession of the same to Tenant in order to permit Landlord to place such portion of the Premises in the condition required by EXHIBIT “J”, provided, however, Landlord agrees to complete such work within sixty (60) days after the date Tenant permits Landlord access as set forth above and Landlord’s performance of such work shall not impact the delivery date for Phase I(a) or trigger the penalties set forth in Section 1.3.7 with respect to Phase I(a).

17.1.2              Landlord’s Common Area Improvements.  Landlord, at its sole cost and expense, shall construct and install the Landlord’s Common Area Improvements as described and in accordance with the terms, conditions and schedule set forth in attached EXHIBIT “K”.  In the event Landlord chooses to sell the Building (as evidenced by the execution of a Letter of Intent or Contract with a third party) prior to such time as the Landlord’s Common Area Improvements have been fully completed, prior to the completion of such sale, Landlord’s transferee must (i) acknowledge, in writing satisfactory to Tenant, its obligation to complete the Landlord’s Common Area Improvements prior to the dates set forth in EXHIBIT “K” and (ii) deliver to Tenant evidence reasonably satisfactory to Tenant that the transferee has the financial capacity to complete and to pay for such work; provided, however, if Landlord’s transferee fails to deliver such acknowledgement and such evidence of financial capacity to Tenant prior to completion of the sale, then Landlord shall enter into a commercially reasonable escrow agreement with Tenant and the title company involved with such sale of the Building whereby, among other things, (i) Landlord shall deposit one hundred percent (100%) of the projected costs of completing the Landlord’s Common Area Improvements with such title company to be disbursed in accordance with the escrow agreement to pay the costs of such construction, and (ii) Tenant shall be allowed to draw on such escrowed funds in the event Landlord fails to construct each phase of the Landlord’s Common Area Improvements on or before the dates set forth in EXHIBIT “K”.  Further, should Landlord fail to construct the Landlord’s Common Area Improvements as set forth above, then Tenant may, as its sole remedy, construct such Landlord’s Common Area Improvements and offset any and all costs incurred in connection therewith against Tenant’s Rent obligation next due owing until such costs incurred by Tenant have either been offset against Tenant’s Rent obligation or reimbursed by Landlord in accordance with the procedures set forth in Section 14.5 of this Lease.  Once constructed in accordance with the schedule set forth in EXHIBIT “K”, and throughout the Term, Landlord shall maintain, repair and operate the Landlord’s Common Area Improvements in accordance with the terms of Section 7.1 of this Lease.

17.2                        Tenant’s Improvements.

17.2.1              Tenant’s Construction Procedures.

Tenant shall perform Tenant’s Improvements at Tenant’s sole cost and expense, subject to and in accordance with Tenant’s Construction Procedures in EXHIBIT “L” attached hereto and made a part hereof.  Tenant agrees to accept possession of the Phase of the Premises being delivered on the date Landlord delivers each Phase of the Premises to Tenant and to proceed with due diligence to perform Tenant’s Improvements, and to install its fixtures, furniture and equipment subject to all the terms covenants and conditions of this Lease other than payment of rent. Tenant’s Improvements become the property of Landlord and a part of the Building immediately upon installation.

17.2.2              Improvement Allowance.

Landlord agrees that it shall pay to Tenant, for each of the four Phases and the Expansion Premises, if any, the Improvement Allowance, subject to the terms of this Section 17.2.2.  As of the Effective Date, Landlord shall make available to Tenant up to Five and 00/100 Dollars ($5.00) of the Improvement Allowance for each Phase, which may be used towards Tenant’s architectural, engineering and legal costs, which amount shall be paid to Tenant within thirty (30) days of Landlord’s receipt of Tenant’s written request therefor, as evidenced by bills and invoices in detail reasonably satisfactory to Landlord. The remaining Improvement Allowance for each Phase and the Expansion Premises, as applicable, shall be available to Tenant commencing sixty (60) days prior to the date Landlord delivers each Phase of the Premises to Tenant or the Expansion Premises, as applicable, and monthly thereafter, Landlord shall make progress payments to Tenant in an amount equal to the costs incurred by Tenant in performing Tenant’s Improvements (less any sums previously provided by Landlord as set forth above) from time to time, which shall include both hard construction costs and soft construction costs (including, but not limited to, furniture, fixtures, equipment, moving costs, cabling, telecommunications equipment, phones, and consultant fees), as certified by Tenant’s architect, and upon written request by Tenant, as evidenced by bills and invoices in detail reasonably satisfactory to Landlord, provided that any such progress payments shall not include the ten percent (10%) retention amount to be withheld from Tenant’s general contractor or its subcontractors, and further, that at the time of such request and scheduled payment:

(a)                                 No Event of Default shall have occurred and be continuing under this Lease;

(b)                                 No liens shall have been filed which have not been subsequently released, discharged to a non-expiring bond, or otherwise permanently removed, and Landlord shall have received conditional lien releases covering all work for which payment is requested; and

(c)                                  Tenant’s architect shall have certified in writing to Landlord that the portion of Tenant’s Improvements for which Tenant is seeking payment has been completed and such portion has been completed substantially in accordance with Tenant’s Drawings.

Within thirty (30) days after Substantial Completion of Tenant’s Improvements, as certified by Tenant’s architect (subject only to minor checklist items which Tenant has agreed to perform), and Landlord’s receipt of written request from Tenant, Landlord shall make the final installment payment to Tenant in an amount equal to the balance of the costs incurred as part of Tenant’s Improvements up to the total amount of the Improvement Allowance, provided that at the time of such request and scheduled payment:

(a)                                 No Event of Default shall have occurred and be continuing under this Lease;

(b)                                 No liens shall have been filed and appropriate waivers, affidavits and final unconditional releases of lien shall have been received by Landlord covering all work for which payment is requested;

(c)                                  The Certificate of Occupancy for the applicable Phase shall have been issued;

(d)                                 Tenant’s architect shall have certified in writing to Landlord that Tenant’s Improvements have been substantially completed in accordance with Tenant’s Drawings for the applicable Phase, with applicable laws, ordinances, rules, regulations and codes (subject only to minor checklist items which Tenant has agreed to perform);

(e)                                  Tenant has delivered to Landlord an executed Commencement Date Memorandum for the applicable Phase substantially in the form of EXHIBIT “E” to this Lease;

(f)                                   Landlord has received a complete set of electronic “as-built” Tenant’s Drawings for the applicable Phase in both a .pdf and .dwg format; and

(g)                                  Landlord has received for the applicable Phase (i) a complete operations and maintenance manual for all operating equipment servicing the applicable Phase, including warranty certificates; (ii) a copy of all final permit inspection sign-offs; (iii) a completed Landlord punch list with Tenant sign off; (iv) test and balance reports for the HVAC system; and (v) final sign off from local health department, if applicable.

If the disbursement of the Improvement Allowance does not equal or exceed $65.00 per square foot of rentable area of the applicable Phase (“Estimated Cost”), then all or a portion of the next installment or installments, as the case may be, of Rent due and payable shall be abated in an amount equal to the difference between the Estimated Cost and the amount of the Improvement Allowance actually disbursed in connection with such Phase.

If all or part of the Improvement Allowance due and owing to Tenant is not paid to Tenant within the time period prescribed above, subject to satisfaction of the conditions set forth herein, and if Tenant shall have notified Landlord and any mortgagee in writing, and such payment is not made within thirty (30) days after Landlord (and such other party, if necessary) received such notice, then Tenant, as its sole and exclusive remedy, may deduct such unpaid amount from Tenant’s Rent obligation next due owing until the date the same is reimbursed or deducted as aforesaid, as described above.

17.2.3              Punch List.

Within ten (10) Business Days after the date Landlord delivers each Phase of the Premises to Tenant, Landlord and Tenant will inspect the Premises and develop a Punch List with respect to Landlord’s Improvements for such Phase. Landlord will complete (or repair, as the case may be) the items described on the Punch List within sixty (60) days following the date of Landlord’s delivery of the Phase to which the Punch List relates. The parties acknowledge that Landlord’s performance of the items described on the Punch List shall not impact the delivery date or trigger the penalties set forth in Section 1.3.7.

ARTICLE 18
MISCELLANEOUS PROVISIONS

18.1                        Notices.

All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed effective three Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed effective on the next five (5) Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery.

18.2                        Transfer of Landlord’s Interest.

If Landlord Transfers any interest in the Premises for any reason other than collateral security purposes, the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the Transfer, provided that the transferee assumes all of Landlord’s obligations accruing subsequent to the Transfer and further provided that the transferor delivers to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit). Except as specifically set forth in the first sentence of this Section, Landlord’s covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains entitled to the benefits of Tenant’s indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor’s period of ownership. Notwithstanding the foregoing provisions, in the event of a Transfer of Landlord’s interest in the Premises before the completion of Landlord’s Common Area Improvements, Landlord shall not be relieved of its obligations with respect to the construction of Landlord’s Common Area Improvements until the Substantial Completion thereof in accordance with the terms of this Lease.  Upon Landlord’s Substantial Completion of Landlord’s Common Area Improvements, Tenant shall acknowledge the same and at such time the immediately preceding sentence shall no longer apply.

18.3                        Successors.

The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

18.4                        Captions and Interpretation.

The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

18.5                        Relationship of Parties.

This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

18.6                        Entire Agreement; Amendment.

The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All prior and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

18.7                        Severability.

If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

18.8                        Landlord’s Limited Liability.

Except with respect to the construction of the Landlord’s Common Area Improvements as set forth in Section 18.2, Tenant will look solely to Landlord’s interest in the Property (and the proceeds therefrom) for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party.  Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree, except with respect to Landlord’s construction of the Landlord’s Common Area Improvements as set forth in Section 18.2.

18.9                        Survival.

All of Landlord’s and Tenant’s obligations under this Lease (together with interest on payment obligations at the Default Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Landlord’s and the Tenant’s release, indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

18.10                 Attorneys’ Fees.

If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenditures) from the non-prevailing party.

18.11                 Brokers.

Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and releases and will indemnify, defend and hold the other harmless from and against any Claim based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement for the Property.

At the election of both Tenant and CBRE, Inc. (“Tenant’s Broker”), Tenant and Tenant’s Broker may direct Landlord in writing, prior to Landlord’s receipt of an invoice from Tenant’s Broker, to pay up to fifty percent (50%) of any commission amount(s) payable to Tenant’s Broker pursuant to the terms and conditions set forth in the separate commission agreement with Tenant’s Broker (which amount shall be specifically set forth in any such notice) in any manner and timeframe Tenant and Tenant’s Broker direct (including rent credits, rental abatement, additional build-out or furniture and fixture costs, or one-time payments upon Landlord’s delivery of Phase I, Phase II, Phase III and/or Phase IV of the Premises) to Tenant for utilization by Tenant and a manner consistent with the nature of the direction requested.  As a condition to any such payment to Tenant, Tenant and Tenant’s Broker shall execute any waivers or other instruments reasonably required by Landlord, its lender or its title company to protect Landlord from any liens or other claims with respect to such payment.

18.12                 Governing Law.

This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County or, if the suit is brought in federal court, in any federal court appropriate for suits arising in the County; Landlord and Tenant waive the right to bring suit elsewhere.

18.13                 Time is of the Essence.

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

18.14                 Authority.

Tenant represents and warrants to Landlord that this Lease has been duly authorized, executed and delivered by Tenant and that, upon mutual execution and delivery of this Lease, this Lease shall constitute the valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, subject to application of bankruptcy, insolvency and similar creditor’s rights laws.  Landlord represents and warrants to Tenant that this Lease has been duly authorized, executed and delivered by Landlord and that, upon mutual execution and delivery of this Lease, this Lease shall constitute the valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, subject to application of bankruptcy, insolvency and similar creditor’s rights laws.

18.15                 Provisions are Covenants and Conditions.

All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions.

18.16                 Force Majeure.

If either Landlord or Tenant is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of Force Majeure, such party’s performance of such act is excused for the longer of the period of the delay or the period of delay caused by such Force Majeure and the period of the performance of any such act will be extended for a period equivalent to such longer period.

18.17                 Management.

Property Manager is authorized to manage the Property. Landlord appointed Property Manager to act as Landlord’s agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to accept service of process and to receive and give notices and demands on Landlord’s behalf.

18.18                 Financial Statements.

In the event Tenant’s outstanding stock is not listed on a recognized U.S. securities exchange, and subject to the hereafter stated limitations, Tenant will deliver to Landlord, within ten (10) days after Landlord’s request, complete, accurate and up-to-date financial statements with respect to Tenant, which financial statements must be (a) prepared according to generally accepted accounting principles consistently applied, and (b) certified by an independent certified public accountant or by Tenant’s chief financial officer that the same are a true, complete and correct statement of Tenant’s financial condition as of the date of such financial statements.  Tenant shall not be required to provide such financial statement to Landlord more frequently than one (1) time in any twelve (12) month period, except that Landlord may also request a financial statement from Tenant (i) in connection with a proposed sale or financing of the Property, and (ii) upon an Event of Default.  All information provided by Tenant to Landlord under this Section 18.18 shall be held confidential and not disclosed to any other person or entity other than potential purchasers, lenders, or Landlord’s employees and agents who have a legitimate need to know such information (and who will also keep the same in confidence), unless required by applicable law or court order.

18.19                 Quiet Enjoyment.

Landlord covenants that Tenant will quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease, free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease.

18.20                 Recording.

This Lease shall not be recorded; however, contemporaneously with the execution and delivery of this Lease, Landlord and Tenant shall execute in recordable form a memorandum of lease in the form attached hereto as EXHIBIT “R” to be recorded against the Project setting forth Tenant’s various expansion and renewal rights, the amenities to be provided at the Building as set forth in this Lease, the prohibition on leasing to the competing businesses on the terms and conditions set forth in Section 22.1, Tenant’s parking rights and such other matters as may be required by Tenant.

18.21                 Nondisclosure of Lease Terms.

The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant’s disclosure of the terms and conditions of this Lease could adversely affect Landlord’s ability to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant, without Landlord’s consent (which consent Landlord may grant or withhold in its sole and absolute discretion), will not directly or indirectly disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the

Project or to any other person or entity other than Tenant’s employees and agents who have a legitimate need to know such information (and who will also keep the same in confidence).  Notwithstanding the foregoing, Tenant’s filing of a Form 8-K or any other public filing required to be filed by Tenant by applicable Laws shall not constitute a violation of this Section 18.21 provided such filing contains only the information required to be disclosed by applicable Law, and in all instances, Tenant and Landlord may make any public disclosures required by Law or Generally Accepted Accounting Principles (GAAP) and Tenant may make any disclosures in connection with a proposed Transfer to a Permitted Transferee or proposed assignee and Landlord may make any disclosures in connection with a sale or financing of the Project or any portion thereof.

18.22                 Construction of Lease and Terms.

The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord’s submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord’s execution of this Lease.

ARTICLE 19
PARKING RIGHTS OF TENANT

19.1                        Parking Facilities.

Tenant shall have the right in common with other tenants, during the initial Term and any Renewal Term, and at no cost or expense to Tenant, to have the use for its employees and invitees of the common Parking Facilities of the Property.  The current Parking Facilities for the Property are described and depicted on EXHIBIT “Q” attached hereto and made a part hereof for all purposes.  Subject to the provisions of Section 19.2. and 19.3 below, Landlord reserves the right to designate and redesignate areas of the appurtenant common Parking Facilities where Tenant, its agents, employees and invitees may park and/or may exclude Tenant, its agents, employees and invitees from parking in other areas as designated and redesignated by Landlord, which designation shall not result in a ratio of less than the Parking Ratio being available to Tenant, its agents, employees and invitees; provided, however, Landlord shall not be liable to Tenant for the failure of any tenant, its invitees, employees, agents and customers to abide by Landlord’s designation or restrictions.  In the event Landlord designates parking areas as described above, Tenant, its agents, employees and invitees shall comply with such designations. Notwithstanding the foregoing, nothing herein shall require that the parking for the entire Project will comply with the Parking Ratio.

19.2                        Visitor Parking Spaces.

Landlord, with Tenant’s approval, shall have the right to designate and redesignate, for the exclusive use of particular tenants, spaces in all of the common parking area, or in such portions of the common parking area as Landlord may from time to time elect.  Landlord shall mark the thirty-five (35) parking spaces in front of the Building atrium as for the exclusive use of visitors to the Building and Tenant shall have use of Tenant’s Share of such visitor spaces, which spaces shall be specifically marked as for the exclusive use of Tenant’s visitors. Anything in this Lease to the contrary notwithstanding, all costs and expenses of parking enforcement shall be an Operating Expense.  Tenant shall pay all reasonable costs and expenses in connection with signs or traffic control devices for Tenant’s exclusively designated parking area, if any.  Subject to the provisions of this Section 19.2 and Section 19.3 below, Landlord, with Tenant’s approval, shall have the right to designate and redesignate specific parking spaces for the exclusive use of particular tenants, and in such event, Tenant and its employees, agents and invitees shall not park in such parking spaces which are designated for other tenants.

19.3                        Reserved Parking Spaces.

Tenant shall additionally have the right to utilize, at no cost or expense to Tenant, forty (40) reserved parking stalls located on the first level of the Garage which is a part of the Project in close proximity to the main entrance to the lobby of the Building.  It is hereby acknowledged by the parties that such reserved parking stalls are included in the Parking Ratio set forth above. Landlord and Tenant shall execute the Reserved Space Parking License substantially in the form of EXHIBIT “M” attached hereto and made a part hereof, for such forty (40) designated stalls in the Garage.

ARTICLE 20
EXPANSION, CONTRACTION AND TERMINATION OPTIONS

20.1                        Expansion Option.

20.1.1              Subject to the provisions hereinafter set forth, Landlord grants to Tenant the Expansion Option, upon all terms and conditions set forth in this Lease (including an improvement allowance as hereinafter provided) the same as for the Premises, which Expansion Option shall be exercised, if at all, by delivering written notice thereof to Landlord on or before July 1, 2019, which notice shall identify the exact size and location of the Expansion Premises.  Failure by Tenant to notify Landlord, in writing, within the time limitation set forth herein shall constitute a waiver by Tenant of its expansion rights pursuant to this Section 20.1, and, in such case, the Expansion Option shall automatically lapse and be of no further force or effect.

20.1.2              Tenant’s liability for Basic Rent for the Expansion Premises shall commence on the Expansion Premises Commencement Date and shall be at the then current Basic Rent rate per rentable square foot for the Premises in effect as of the Expansion Premises Commencement Date. The Rent abatement described in Section 2.1 shall apply to the Expansion Premises.  The Expansion Premises Commencement Date shall be on the date which is one hundred eighty (180) days following the date of Tenant’s notice exercising its Expansion Option.  Tenant shall lease and accept the Expansion Premises, if at all, and Landlord shall deliver such Expansion Premises in the condition described in Section 17.1.1 above; provided, however, if Tenant elects to construct and install any Expansion Premises Tenant Improvements, then such construction and installation shall be at Tenant’s sole cost and expense and shall be performed subject to and in accordance with the conditions and limitations set forth in Article 8 of this Lease; provided, however, Landlord agrees that it shall contribute an amount up to the Improvement Allowance toward the cost of constructing and installing the Expansion Premises Tenant Improvements, which amount shall be payable in accordance with the terms of Section 17.2.2.  If the amount of the Improvement Allowance exceeds the cost of constructing and installing the Expansion Premises Tenant Improvements, then there shall be no cash or other refund of such excess to Tenant.

20.1.3              Tenant shall, within ten (10) Business Days after request by Landlord, execute an amendment to this Lease prepared by Landlord and reasonably acceptable to Landlord and Tenant identifying the exact size and location of the Expansion Premises, adding the Expansion Premises to the Premises, amending the floor plan to include the Expansion Premises, adjusting the Basic Rent to reflect the additional rentable square feet of the Expansion Premises, and otherwise subjecting the Expansion Premises to the terms and conditions of this Lease.  It shall be a condition of Tenant’s right to expand the Extension Term Premises pursuant to this Section 20.1 to include the Expansion Premises that no Event of Default shall have occurred and be continuing under this Lease at the time Tenant exercises the Expansion Option.  The rights granted under this Section 20.1 are personal to Tenant and any Permitted Transferee and shall not be assigned to nor inure to the benefit of any other party.

20.2                        Contraction Option.

20.2.1              Anything in this Lease to the contrary notwithstanding, Tenant shall have the one-time option to terminate this Lease with respect to the Contraction Space effective on the Contraction Date, provided (a) Tenant delivers written notice to Landlord, at least twelve (12) months prior to the Contraction Date, of Tenant’s exercise of the foregoing termination option, (b) Tenant delivers to Landlord a certified or cashier’s check in the amount of the

Termination Fee, and (c) such exercise is subject to the conditions and limitations set forth in Section 20.3 below.

20.2.2              Tenant’s exercise of the foregoing option to terminate this Lease is subject to the condition that no Event of Default exists at the time that Tenant notifies Landlord of the exercise of the termination option set forth in this Section 20.2 or on the Contraction Date.  Tenant shall deliver the Contraction Premises to Landlord on or before the Contraction Date in accordance with the terms and conditions of this Lease, the same as if such date were the original expiration date of the Term.  Tenant shall continue to pay Basic Rent and Additional Rent and keep, perform and observe all of the terms, covenants and conditions on Tenant’s part to be kept, performed and observed as provided herein for the period between the date written notice of the election to terminate is given and the Contraction Date.  The rights granted under this Section 20.2 are personal to Tenant and any Permitted Transferee and shall not be assigned to nor inure to the benefit of any other party.

20.3                        Termination Option.

20.3.1              Anything in this Lease to the contrary notwithstanding, Tenant shall have the one-time option to terminate this Lease with respect to the entire (but not less than entire) Premises effective on the Termination Date, provided (i) Tenant delivers written notice to Landlord at least twelve (12) months prior to the Termination Date of Tenant’s exercise of the foregoing termination option, (ii) Tenant delivers a certified or cashier’s check in the amount of the Termination Fee to Landlord and (iii) such exercise is subject to the conditions and limitations set forth in Section 20.3.2.

20.3.2              Tenant’s exercise of the foregoing option to terminate this Lease is subject to the condition that no Event of Default exists at the time that Tenant notifies Landlord of the exercise of the termination option set forth in this Section 20.3 or on the Termination Date.  Tenant shall deliver the Premises to Landlord on or before the Termination Date in accordance with the terms and conditions of this Lease, the same as if such date were the original expiration date of the Term.  Tenant shall continue to pay Basic Rent and Additional Rent and keep, perform and observe all of the terms, covenants and conditions on Tenant’s part to be kept, performed and observed as provided herein for the period between the date written notice of any election to terminate is given and the Termination Date.  The rights granted under this Section 20.3 are personal to Tenant and any Permitted Transferee and shall not be assigned to nor inure to the benefit of any other party.

ARTICLE 21
RIGHTS OF FIRST OFFER AND REFUSAL

21.1                        Right of First Offer.

So long as Tenant and its Permitted Transferees, collectively, are leasing and operating for business in a minimum of two hundred fifty thousand (250,000) square feet of rentable area at the Project, if Landlord is prepared to commence negotiations with a bona-fide third party tenant to lease the First Offer Space, then Landlord shall deliver the First Offer Notice.  Tenant shall have ten (10) Business Days from the date of the First Offer Notice to notify Landlord, in writing, that Tenant desires to lease all or a portion, in full floor increments, of the First Offer Space on the terms and conditions set forth in the First Offer Notice which terms and conditions shall include Rent (Basic Rent and Additional Rent) at Fair Market Rent and a term to be coterminous with the Term (as provided in Section 21.4).  If Tenant does not notify Landlord that it desires to lease the First Offer Space on the terms and conditions set forth in the First Offer Notice within the ten (10) Business Day period prescribed herein, and within ten (10) Business Days after Landlord’s request enter into a lease amendment prepared by Landlord and reasonably acceptable to Tenant which adds the First Offer Space to the Premises upon the terms and conditions set forth in Landlord’s First Offer Notice and this Lease and incorporating the provisions of Sections 21.3 and 21.4, then, except as provided below, Landlord may lease all or any part of the First Offer Space to any other party and, except as provided below, Tenant shall have no further right or interest in all or any part of the First Offer Space whether or not all or any part of the First Offer Space again becomes available for lease during the Term.  If Landlord elects to lease the First Offer Space to such bona-fide third-party tenant on terms which are substantially more favorable to such tenant than the terms set forth in the First Offer Notice, Landlord must first re-offer the First Offer Space to Tenant on such terms.  If Landlord re-offers the First Offer Space to Tenant on such more favorable terms, Tenant shall accept, if at all, within ten (10) Business Days of any such re-offering.  For purposes of this Lease, another lease shall be substantially more favorable than the offer set forth in the First Offer Notice if the net effective rent

(as calculated by Landlord) in such other lease is more than five (5%) lower than the net effective rent in the offer set forth in the First Offer Notice.  If Landlord and any such bona-fide third-party tenant do not enter into a lease for the First Offer Space within nine (9) months after the date of the First Offer Notice, then Landlord shall promptly notify Tenant thereof, and if Landlord is again prepared to commence negotiations with a bona-fide third-party tenant for the First Offer Space during the initial Term, then Landlord must again re-offer the First Offer Space to Tenant in accordance with the provisions of this Section 21.1.  The terms of this Section shall apply only to the entire First Offer Space available for leasing by third parties and identified in the First Offer Notice.  If Landlord desires to lease the First Offer Space together with other space in the Project, then Tenant shall either (i) exercise its rights with respect to all of the First Offer Space and such other available space in the Project, or (ii) waive its rights under this Section.  Anything herein to the contrary notwithstanding, Landlord shall not be required to offer the First Offer Space to any third party for leasing.

21.2                        Right of First Refusal.

So long as Tenant and its Permitted Transferees, collectively, are leasing and operating for business in a minimum of two hundred fifty thousand (250,000) square feet of rentable area at the Project, if Landlord receives a bona-fide third-party offer on the Refusal Space, which Landlord is willing to accept, then Landlord shall deliver the Refusal Notice.  Tenant shall have ten (10) Business Days from the date of the Refusal Notice to notify Landlord, in writing, that Tenant desires to lease the Refusal Space on the terms and conditions set forth in the Refusal Notice.  If Tenant does not notify Landlord that it desires to lease the Refusal Space on the terms and conditions set forth in the Refusal Notice within the (10) Business Day period prescribed herein, and within ten (10) Business Days after Landlord’s request enter into a lease amendment prepared by Landlord which adds the Refusal Space to the Premises upon the terms and conditions set forth in Landlord’s Refusal Notice and this Lease and incorporating the provisions of Sections 21.3 and 21.4, then, except as provided below, Landlord may lease all or any part of the Refusal Space to such bona-fide third-party at the terms and conditions set forth in the Refusal Notice.  If Landlord and any such bona-fide third-party tenant do not enter into a lease for the Refusal Space within nine (9) months after the date of the Refusal Notice, then Landlord shall promptly notify Tenant thereof and Landlord must again re-offer the Refusal Space to Tenant in accordance with the provisions of this Section 21.2.

21.3                        Lease Amendment Incorporating First Offer Space or Refusal Space.

In the event Tenant exercises its right to lease the First Offer Space or the Refusal Space, as applicable, subject to and in accordance with the conditions and limitations herein contained, Tenant shall, within ten (10) Business Days after request by Landlord, execute an amendment to this Lease prepared by Landlord and in a form reasonably satisfactory to Tenant, for the purpose of adding the First Offer Space or the Refusal Space, as applicable, to the Premises effective as of the date (“Expansion Effective Date”) on which Landlord delivers possession of the First Offer Space or the Refusal Space, as applicable, to Tenant, by amending the Floor Plan to include the First Offer Space or the Refusal Space, as applicable, adjusting the Basic Rent and Tenant’s Share to reflect the additional rentable square feet of First Offer Space or the Refusal Space, as applicable, and otherwise amending this Lease to include the First Offer Space or the Refusal Space, as applicable, in accordance with the terms of the First Offer Notice or the Refusal Notice, as applicable, and this Lease, and further, if applicable, evidencing the extension of the initial Term and adjustment of Basic Rent as described in Section 21.4.

21.4                        Extension of Renewal Term.

If (i) Tenant exercises its right to lease the First Offer Space or the Refusal Space, as applicable, subject to and in accordance with the conditions and limitations herein contained, and (ii) the term of the First Offer Space extends beyond the remaining Term (exclusive of the Renewal Term), then Tenant shall, as a condition to exercising its right to the First Offer Space or the Refusal Space, as applicable, exercise its right to the Renewal Term, in which event the Basic Rent rate for the Premises originally demised hereunder during the initial Term and the Renewal Term shall be as set forth in this Lease, and the Basic Rent rate for the First Offer Space or the Refusal Space, as applicable, shall be the Basic Rent rate set forth in the First Offer Notice or the Refusal Notice, as applicable; provided, however, if the term of the First Offer Space or the Refusal Space, as applicable, extends beyond the expiration of the Renewal Term, then the Renewal Term shall be extended co-terminous with the term of the First Offer Space or the Refusal Space, as applicable, and the Basic Rent rate applicable to the Premises originally demised hereunder for such extended period shall be the then current Basic Rent rate for new leases for similar space in the Project according to Landlord’s then current rental rate schedule for new leases for prospective tenants as then in effect and the Basic Rent rate for the First Offer Space or the Refusal Space, as applicable, shall be the Basic Rent rate set forth in the First Offer Notice or the Refusal Notice, as applicable.

If (i) Tenant exercises its right to lease the First Offer Space or the Refusal Space, as applicable, subject to and in accordance with the conditions and limitations herein contained, and (ii) the term of the First Offer Space or the Refusal Space, as applicable, does not extend beyond the remaining Term (inclusive of any exercised Renewal Term, including, without limitation, any exercise pursuant to this Section 21.4), then the term of the First Offer Space or the Refusal Space, as applicable, shall be extended co-terminous with the remaining Term (inclusive of any exercised Renewal Term, including, without limitation, any exercise pursuant to this Section 21.4), and the Basic Rent rate applicable to the First Offer Space or the Refusal Space, as applicable, for such extended period shall be the then current Basic Rent rate for new leases for similar space in the Project according to Landlord’s then current rental rate schedule for new leases for prospective tenants as then in effect.

21.5                        Rights Conditional.

It shall be a condition of Tenant’s right to lease the First Offer Space or the Refusal Space, as applicable, that (i) no Event of Default has occurred and is continuing under this Lease at the time, if any, that Tenant exercises its rights with respect to the First Offer Space or the Refusal Space, as applicable, pursuant to this Article 21 and upon the date the First Offer Space or the Refusal Space, as applicable, is to be added to the Premises and (ii) the term of the First Offer Space or the Refusal Space, as applicable, shall in no event be shorter than five (5) years.  The rights granted under this Article are personal to Tenant and any Permitted Transferee and shall not be assigned nor inure to the benefit of any other party.

ARTICLE 22
EXCLUSIVE USE

22.1                        Landlord agrees that during the time that Tenant or its Affiliate is the Tenant under the terms of this Lease, and so long as Tenant or its Affiliate is conducting business in the Premises, Landlord will not lease or approve any sublease or assignment of any space in the Project to any of the following ten (10) competing businesses: (i) ADP, (ii) Paychex, (iii), Paycom, (iv) Paycore, (v) Zenefits, (vi) Ceridian, (vii) Workday, (viii) Proliant, (ix) Namely, and (x) Gusto.  Landlord agrees that to the extent Landlord’s consent or approval, if applicable, is required for a sublease or assignment under any lease or occupancy agreement in effect as the date of execution and delivery of this Lease, Landlord shall not consent to any such sublease or assignment if such sublease or assignment would violate the exclusive rights of Tenant hereunder.  Tenant shall have the right to revise the list of the ten (10) restricted competitors set forth above one time every two (2) years by written notice to Landlord. Tenant shall submit its proposed revised list of 10 competitors to Landlord from time to time.  Landlord shall review such list and advise Tenant within ten (10) Business Days thereafter if Landlord is in good faith and active negotiations with any of the competitors included on Tenant’s revised list.  If Landlord so notifies Tenant, Tenant shall remove such competitor from its list and submit a further revised list of ten (10) competitors to Landlord for Landlord’s further review.  Tenant’s ability to modify the list shall not prohibit the Landlord from leasing space in the Project to any competitor tenant which is not on the then current competitor list.  Following Landlord and Tenant’s agreement upon a revised list of competitors, Tenant shall, within ten (10) days after request by Landlord, execute an amendment to this Lease prepared by Landlord, for the purpose of revising the list of ten (10) competitors included in this Section 22.1.

22.2                        This agreement of Landlord shall operate only to the extent Landlord’s covenants and agreements are not contrary to public policy or contrary to law.  Anything herein to the contrary notwithstanding, Tenant agrees to indemnify, defend and hold harmless Landlord from and against any loss, cost, damage, expense (including, without limitation, attorneys’ fees and costs), liability, cause of action or settlement arising from or related to any claim that Landlord’s compliance, or attempted compliance, with the terms and conditions of this Article 22 is contrary to any antitrust or similar law or statute.

22.3                        The exclusive rights granted under this Article 22 are personal to Tenant and its Permitted Transferees, and shall not be assigned to nor inure to the benefit of any other party.

ARTICLE 23
ADDITIONAL TENANT’S RIGHTS

23.1                        Roof Rights.

Tenant shall have the non-exclusive right to use the roof and the shaft and mechanical areas of the Building to install, operate, maintain, repair and remove the Dish System, at Tenant’s sole cost and expense in order to provide support for the operation of Tenant’s business at the Premises and for no other use or purpose.  Tenant’s installation, operation, maintenance, repair and removal of the Dish System shall be in accordance with all terms of this Lease, including but not limited to Tenant’s Construction Procedures, as well as the following terms and conditions: (a) such installation shall not violate Landlord’s roof warranty for the Building; (b) if requested by Landlord, Tenant shall screen the Dish System in a commercially reasonable manner so the same is not visible from the Common Area; and (c) Tenant shall secure all necessary consents and approvals from all applicable governmental authorities to construct, operate, maintain and remove the Dish System.  Tenant shall submit written plans depicting the size, location and manner of installation of the Dish System to Landlord for Landlord’s prior review and consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall be responsible for the cost of installation, operation, maintenance, repair and removal of the Dish System.  Tenant’s Dish System shall be considered Tenant’s property for all purposes under this Lease.  Tenant shall defend, indemnify and hold harmless Landlord and be solely responsible for the installation, maintenance and repair of the Dish System and any liability arising from the installation, existence or maintenance of the Dish System, except to the extent Landlord or its agents, employees, or contractors have acted in a negligent or intentional misconduct manner.  The Dish Area on which the Dish System is installed shall be considered part of the Premises for purposes of Tenant’s maintenance, indemnity and insurance obligations under this Lease, except to the extent of Landlord’s general responsibility for the roof under this Lease.  Tenant shall pay all personal property taxes of any kind or nature whatsoever levied upon the Dish System and all licensing fees, franchise taxes and other charges, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of the Dish System. Tenant shall supply all electrical power for the normal operation of the Dish System, which utility supply shall be separately metered and paid for by Tenant (and may, at Tenant’s option, be included in the utility metering for the Premises in general).  The installation and operation of the Dish System shall not unreasonably interfere with the safety or operation of the Building, shall not cause any labor dispute, and shall not violate in any respect any provision or requirement of any bond or guaranty covering the roof or any other portion of the Building.  Tenant shall use reasonable efforts to ensure that the Dish System shall not unreasonably interfere with the operation of any other communications, electric or other equipment at the Building.  Landlord reserves the right to use or license other portions of the Building for any other purpose, communications or otherwise, but shall use commercially reasonable efforts to not interfere with the operation of Tenant’s Dish System. Landlord shall have the right to move the Dish System, at Landlord’s sole cost, only if (a) such move does not create any interference to Tenant’s future usage of the Dish System; (b) any temporary interference is minimized; and (c) the Dish System continues to work in the manner it worked prior to such move. Tenant, upon termination of this Lease, vacation of the Premises, or the removal or Alteration of the Dish System for any reason, shall be responsible for the repair and/or replacement of the roof and surface of the Building where the Dish System is attached.

23.2                        Storage Space.

Throughout the Term, Tenant shall be entitled to use, free of charge, one (1) storage unit of eighty-five (85) square feet of rentable area in the Building, the location of which shall be determined by Landlord. Additionally, notwithstanding the foregoing, Tenant shall have the right to license additional storage units available to tenants in the Building at Landlord’s standard rates, the number of which shall be calculated by multiplying the number of such storage units available to tenants in the Building by a quotient, the numerator of which is the total amount of rentable area leased by Tenant, and the denominator of which shall be the total amount of rentable area in the Building.

23.3                        Standby Generator License.

23.3.1              As of the date hereof, the Building is served by an exterior mounted 1750 KW generator with a 2500 gallon below grade tank located adjacent to the generator and a 200 gallon under belly day tank.  Landlord shall, subject to reimbursement as provided herein, operate, maintain and repair such generator. The portion of the costs of operating, maintaining and repairing the existing generator allocated to supporting the life safety systems of the Building shall be included as part of Operating Expenses, and Tenant shall reimburse Landlord for the balance of the cost Landlord incurs in connection with the operating, maintaining and repairing of such generator, within thirty (30) days from receipt by Tenant of bills and invoices, in detail reasonably satisfactory to Tenant, covering all such costs.  Tenant shall be entitled to utilize, free of charge (exclusive of Tenant’s obligation to reimburse Landlord as aforesaid), all power produced by the existing generator in excess of the power required to service the existing life safety systems in the Building; provided, however, if Landlord replaces the existing generator during the Term, Landlord shall only be required to provide a replacement generator with enough capacity to support the life safety systems for the Building and thereafter, Tenant’s sole obligation with respect to paying for Landlord’s cost to operate, maintain and repair such replacement generator shall be to pay Tenant’s Share of those costs that are properly included as part of Operating Expenses under this Lease.

23.3.2              It is understood that Tenant may desire to use certain space in the common area of the Property, at a mutually approved location (“Generator Pad”), for Tenant’s exclusive use to install, operate and maintain certain standby power generating facilities and related equipment (collectively, “Generator Equipment”) directly related to the business of Tenant at the Building.  Subject to the terms and conditions of this Section 23.3, Landlord hereby licenses to Tenant the exclusive right to use the Generator Pad during the Term for the installation, operation and maintenance of the Generator Equipment and for no other use or purpose whatsoever, for no separate fee or charge.

23.3.3              Tenant shall be solely responsible for the installation of the Generator Equipment and shall, as a condition to installing and maintaining the Generator Equipment and at Tenant’s sole cost and expense, (i) submit plans and specifications depicting the size, location and manner of installation of the Generator Equipment for Landlord’s approval which shall not be unreasonably withheld or delayed, and (ii) secure all necessary consents and approvals from all applicable governmental authorities to construct, operate and maintain the Generator Equipment.  Tenant shall be solely responsible for the installation of the Generator Equipment, and all other support equipment, connecting lines and other equipment used in connection therewith, at Tenant’s sole expense.  Said installation shall be in accordance with the aforementioned plans and specifications approved by Landlord.  Tenant agrees to indemnify, defend and hold harmless Landlord from and against all losses, damages, costs and expenses arising from or relating to the installation, maintenance and repair of the Generator Equipment, except to the extent caused by Landlord’s negligence or willful misconduct.  All such Generator Equipment shall be constructed and installed by Tenant in a lien-free and good and workmanlike manner, in accordance with applicable laws, and in compliance with the requirements of the insurers of the Building.

23.3.4              Tenant will comply with all laws and insurance requirements relating to the installation, operation, maintenance and repair of the Generator Equipment, including, but not limited to (i) obtaining and maintaining, or causing to be obtained and maintained, all applicable permits required for the installation, operation, maintenance and repair of the Generator Equipment, (ii) implementing a Spill Prevention Control and Countermeasures Plan (as required by federal, state, or local regulations), and (iii) maintaining and inspecting the Generator Equipment and related equipment and keeping records related thereto.  Upon Landlord’s request, Tenant will allow Landlord to inspect all records relating to the installation, operation, maintenance and repair of the Generator Equipment. Tenant will immediately report to Landlord any spill or release and any citations or notices of violation and will provide Landlord with copies thereof.  Such notification will not relieve Tenant from its obligations to notify governmental agencies.  Any cleanup or remediation of any spill or release or otherwise required by any governmental agency will be completed by Tenant in accordance with Hazardous Materials Laws.  Landlord may make periodic inspections to ensure regulatory compliance and the proper operation, maintenance and repair of the Generator Equipment.

23.3.5              The installation and operation of the Generator Equipment shall not interfere with the safety or operation of the Building or Project.

23.3.6              Tenant shall give to Landlord a copy of any notices which Tenant receives from third parties that any of the Generator Equipment is or may be in violation of any Law.  Tenant shall pay all taxes of any kind or nature whatsoever levied upon the Generator Equipment and all licensing fees, franchise taxes and other charges, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of the Generator Equipment.

23.3.7              Landlord shall not be required to provide any sources of power or fuel for the Generator Equipment.

23.3.8              Provided Landlord has notified Tenant at the time it approves Tenant’s plans and installation that it will require removal of the same at the end of the Term, then within thirty (30) days following expiration or termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall remove all of the Generator Equipment installed hereunder.  Tenant shall pay all costs and expenses of any such removal.  At any time prior to ninety (90) days following the expiration or earlier termination of this Lease, Landlord may, at Landlord’s cost and expense, perform an environmental investigation to determine whether a release has occurred.  Tenant must document the removal of any fuel storage tank with a report prepared by a qualified consultant, evidencing either no impact to soil and groundwater or that any impacted soil or groundwater has been remediated in a manner and to a level satisfactory to Landlord in its sole discretion.

23.3.9              If the Generator Pad shall be damaged by fire or other casualty rendering it unusable by Tenant, the Basic Rent payable under this Lease shall not be abated.

23.3.10       Tenant’s use of the Generator Pad shall be subject to the same terms and conditions as Tenant’s use of the interior of the Building, including, without limitation, the indemnification by Tenant set forth in Section 10.4 and the Hazardous Materials provisions set forth in Article 5, subject to the additional terms and conditions of this Section 23.3.

[Signature page follows.]

Landlord and Tenant each caused this Lease to be executed and delivered by its duly authorized representative to be effective as of the Effective Date.

LANDLORD:

RPAI Schaumburg American Lane, L.L.C.,
a Delaware limited liability company

By: Retail Properties of America, Inc., a Maryland corporation, its sole member

	By:	/s/ Shane C. Garrison
	Name:	Shane C. Garrison
	Title:	EVP, COO
	Date:	June 1, 2016

TENANT:

Paylocity Corporation,
an Illinois corporation

By:	/s/Steve Beauchamp
Name:	Steve Beauchamp
Title:	Chief Executive Officer
Date:	May 26, 2016

EXHIBIT “A”

DEFINITIONS

“Additional Rent” means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

“Affiliate” means (a) any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant, or (b) a successor to Tenant pursuant to a merger or consolidation or sale of all or substantially all of Tenant’s assets if the successor has a tangible  net worth at least equal to Tenant’s tangible net worth as of the day immediately prior to such transaction. For purposes of this definition, “control” means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting interests of the entity.

“Alteration” means any change, alteration, addition or improvement to the Premises or Property following completion of the initial Tenant’s Improvements.

“Bankruptcy Code” means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

“Basic Rent” means the basic rent amounts specified in the Basic Terms.

“Basic Terms” means the terms of this Lease identified as the “Basic Terms” before Article I of the Lease.

“BOMA Standards” means the “Standard Method for Measuring Floor Area in Office Buildings” approved June 7, 1996 by the American National Standards Institute, Inc. and the Building Owners and Managers Association International (ANSI/BOMA Z65.1-1996).

“Building” means Tower One of the Project, now existing on the Land, unless Tenant also leases space in Tower Two, in which case “Building” shall mean Tower One and Tower Two.

“Building Conference Facilities” means the shared conference room facilities currently located on the second floor of the Building, subject to relocation in accordance with this Lease.

“Building Façade Signage” means that certain signage affixed to the Building and displaying Tenant’s name and/or corporate logo and reasonably approved by Landlord pursuant to plans and specifications submitted by Tenant.

“Building Rules” means those certain rules attached to this Lease as EXHIBIT “F,” as Landlord may amend the same from time to time.

“Business Days” means any day other than Saturday, Sunday or a legal holiday in the State.

“Business Hours” means Monday through Friday from 7:00 a.m. to 7:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., excluding major holidays, which shall include New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

“Certificate of Occupancy” means a certificate of occupancy or similar document or permit (whether conditional, unconditional, temporary or permanent) that must be obtained from the appropriate governmental authority as a condition to a tenant’s lawful occupancy of space in the Building.

“Claims” means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

“Commencement Date” means (i) for Phase I the first day of the first calendar month immediately following the expiration of six (6) months after the date Landlord delivers possession of Phase I(b) to Tenant, and (ii) for Phases II, III and IV and the Expansion Premises, the first day of the first calendar month immediately following the expiration of five (5) months after the date Landlord delivers possession of Phases II, III, IV  and the Expansion Premises, as applicable.

“Commencement Date Memorandum” means, with respect to each Phase, the form of memorandum attached to the Lease as EXHIBIT “E.”

“Common Area(s)” means the parking area, driveways, lobby areas, multi-tenant corridors, conference areas, cafeteria, coffee area, fitness center, game room, landscaped areas and ponds, if any, and, in addition, such other areas of the Property Landlord may designate from time to time as common area available to all tenants.

“Condemning Authority” means any person or entity with a statutory or other power of eminent domain.

“Contraction Date” means the eighth (8th) anniversary of the Phase II Commencement Date.

“Contraction Option” means the right granted to Tenant in Section 20.2 to terminate the Lease with respect to a portion of the Premises.

“Contraction Space” means either one or two contiguous full floors of the Premises (other than the Expansion Premises).

“County” means Cook County, Illinois.

“Default Rate” means interest at a rate equal to the Prime Interest Rate of JP Morgan Chase plus 5%.

“Dish Area” means the area on the roof of the Building where the Dish System may be located.

“Dish System” means a satellite communications dish system, antennas, and/or other related telecommunications equipment or infrastructure, including ancillary equipment, fixtures, cabling and conduit.

“Effective Date” means the date on which this Lease has been fully executed by Landlord and Tenant.

“Event of Default” means the occurrence of any of the events specified in Section 14.1 of the Lease.

“Existing Tenant” means Zurich American Insurance Company.

“Expansion Option” means the on-going option for Tenant to expand the Premises to include all or a portion of the Expansion Premises.

“Expansion Premises” means any and all available floors in Tower One, provided they are not less than a full floor of Tower One and are contiguous to the Premises.

“Expansion Premises Commencement Date” means the date 150 days after Landlord delivers possession of the Expansion Premises to Tenant.

“Expansion Premises Tenant Improvements” means any improvements, alterations, additions or installations to be made by Tenant in or to the Expansion Premises upon delivery thereof.

“Expenses” means the total amount of Property Taxes and Operating Expenses due and payable with respect to the Property during any calendar year of the Term.

“Fair Market Rent” shall take into account all relevant factors including: the current annual rent per rentable square foot that a willing, comparable, full floor or greater non-renewal, non-sublease, non-expansion, non-equity tenant would pay, and a willing comparable landlord of like and comparable buildings found in the Northwest

Suburban office market of Chicago would accept, at arm’s length, for comparable space, giving consideration to annual rental rates per rentable square foot, escalations (including type, gross or net, and if gross, whether base year or expense stop), abatement provisions reflecting free rent and/or no rent during the lease or renewal term, tenant improvement allowances, brokerage commissions, tenant build-out period, tenant’s credit rating/financial position, no break in rent stream for lease-up time, the age and location of the building, the location and floor location of the premises being leased, the services provided under the terms of the leases and other generally applicable terms and considerations of tenancy for the space in question at or about the time that such Fair Market Rent is deemed to take effect.

“First Offer Space” means each full floor within Tower One, or if Tenant has fully leased Tower One, then each full floor of Tower Two.

“First Offer Notice” means the written notice that Landlord delivers notifying Tenant that Landlord is prepared to commence negotiations with a bona-fide third-party tenant for the First Offer Space, the anticipated delivery date of the First Offer Space, and the terms upon which Landlord is prepared to offer the First Offer Space to such third-party tenant, including, without limitation, the term and the basic rent rate.

“First Renewal Term” means the first 5-year renewal period.

“Floor Plan” means the floor plan attached to the Lease as EXHIBIT “C.”

“Force Majeure” means acts of God; strikes; lockouts; labor troubles; inability to procure materials; inclement weather; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any governmental licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond a party’s reasonable control, and with respect to Landlord only, Tenant Delay.

“Garage” shall mean the Tower One parking garage as depicted on EXHIBIT “Q”.

“Generator Equipment” shall have the meaning set forth in Section 23.3.2.

“Generator Pad” shall have the meaning set forth in Section 23.3.2.

“Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

“Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations now existing or existing on or after the Effective Date that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

“Improvement Allowance” means, with respect to each Phase, the amount (per rentable square foot of the applicable portion of the Premises) specified in the Basic Terms to be applied to the costs of designing and installing Tenant’s Improvements.

“Improvements” means, collectively, Landlord’s Improvements and Tenant’s Improvements.

“Land” means that certain real property legally described on the attached EXHIBIT “B.”

“Landlord” means only the owner or owners of the Property at the time in question.

“Landlord Parties” means Landlord and Property Manager and their respective officers, partners, shareholders, members and employees.

“Landlord’s Common Area Improvements” means the improvements to the Common Areas described on the attached EXHIBIT “K.”

“Landlord’s Improvements” means the improvements to (i) the Premises described on the attached EXHIBIT “J”  and (ii) Landlord’s Common Area Improvements described on the attached EXHIBIT “K”.

“Laws” means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws and Building Rules.

“Lease” means this Multi-Tenant Office Lease Agreement, as the same may be amended or modified after the Effective Date.

“Mortgage” means any mortgage, deed of trust, ground lease, “synthetic” lease, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

“Net Rent” means all rental Landlord actually receives from any reletting of all or any part of the Premises, less any indebtedness from Tenant to Landlord other than Rent (which indebtedness is paid first to Landlord) and less the Re-entry Costs (which costs are paid second to Landlord).

“Non-Controllable Expenses” means Landlord’s costs of insuring the Project, Landlord, and its interest therein (including any “deductible” cost incurred in connection with any covered loss), and the cost of utilities, security and snow and ice removal for the Project.

“Non-Customary Office Improvements” means internal stairways, high density filing systems, raised flooring greater than five hundred (500) rentable square feet on any given floor, vaults, labs, and other items that cost significantly more to demolish or remove than standard office improvements.

“Notices” means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

“Operating Expenses” means all expenses Landlord incurs in connection with maintaining, repairing and operating the Property, including, without limitation, the fitness center, cafeteria, outdoor patio amenities, game room, and conference facility, as determined by Landlord’s accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, the following: insurance premiums and deductible amounts under any insurance policy; maintenance and repair costs; steam, electricity, water, sewer, gas and other utility charges; fuel; lighting; window washing; janitorial services; trash and rubbish removal; property association fees and dues and all payments under any Permitted Encumbrance (except Mortgages) affecting the Property; wages payable to persons at the level of manager and below whose duties are connected with maintaining and operating the Property (but only for the portion of such persons’ time allocable to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called “fringe benefits” paid in connection with such persons (allocated in a manner consistent with such persons’ wages); amounts paid to contractors or subcontractors for work or services performed in connection with maintaining and operating the Property; all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Property; any expense imposed upon Landlord, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement covering such employees; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property; costs of complying with Laws; costs attributable to any on-site conference facilities, including, but not limited to, imputed rent with respect to such facilities; reasonable management fees and the costs (including rental) of maintaining a building or management office in the Project; and such other expenses as may ordinarily be incurred in connection with maintaining and operating an office complex similar to the Property, it being understood that Tenant’s liability for such management fees (including line item administration and management costs) shall not exceed three percent (3%) of Tenant’s annual gross Rent. The term “Operating Expenses” also includes expenses Landlord incurs in connection with public sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operating the Property and any assessments, fees or other charges imposed upon the Property or upon Landlord as a result of Landlord’s ownership of the Property under any encumbrances, covenants, conditions, restrictions, declarations, agreements or other matters now of record or hereafter recorded against the Property.  Notwithstanding anything to the contrary contained herein, the term “Operating Expenses” does not include the items set forth on EXHIBIT “H” attached hereto.

“Paylocity” means Paylocity Corporation, an Illinois corporation.

“Parking Facilities” means the parking garage and surface parking areas servicing the Building as shown on the attached EXHIBIT “Q” and available for use of Tenant’s employees and invitees.

“Parking Ratio” means four (4) parking spaces per one thousand (1,000) square feet of rentable area of the Premises.

“Permitted Closures” shall have the meaning set forth in Section 9.4.

“Permitted Encumbrances” means all Mortgages, liens, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Property.

“Permitted Transferee” means an Affiliate or a permitted transferee pursuant to Section 13.1.1 and 13.1.2.

“Phase” means each of the four Phases of the Premises as specified in the Basic Terms.

“Phase I Commencement Date” means the first day of the first calendar month immediately following the expiration of 6 months after the date on which Landlord delivers possession of the Phase I(b) Premises to Tenant in the condition required by this Lease.

“Phase II Commencement Date” means the first day of the first calendar month immediately following the expiration of 5 months after the date on which Landlord delivers possession of the Phase II Premises to Tenant in the condition required by this Lease.

“Phase III Commencement Date” means the first day of the first calendar month immediately following the expiration of 5 months after the date on which Landlord delivers possession of the Phase III Premises to Tenant in the condition required by this Lease.

“Phase IV Commencement Date” means the first day of the first calendar month immediately following the expiration of 5 months after the date on which Landlord delivers possession of the Phase IV Premises to Tenant in the condition required by this Lease.

“Premises” means that certain space situated in the Project shown and designated on the Floor Plan and described in the Basic Terms, and increased or decreased from time to time in accordance with the terms of this Lease.

“Project” means those certain office buildings, consisting of Tower One and Tower Two, now existing on the Land together with the Common Area.

“Property” means, collectively, the Land, the Project and all other improvements on the Land.

“Property Manager” means the property manager specified in the Basic Terms or any other agent Landlord may appoint from time to time to manage the Property.

“Property Taxes” means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term “Property Taxes” includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property. The term “Property Taxes” does not include any of the items listed on EXHIBIT “I”. If Landlord is entitled to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then “Property Taxes” shall include only that portion of such assessments or charges which would be due upon Landlord’s election to pay the assessments or charges over the maximum period of time permitted, whether or not Landlord makes such election.

“Punch List” means a list of minor details of construction, mechanical adjustment or other similar aspect of Landlord’s Improvements that were not properly completed by Landlord’s contractor or are in need of repair, in each case, the non-completion of which has no material and adverse effect on the use of or operations within the Premises for their intended purposes, including but not limited to Tenant’s ability to commence and timely complete Tenant’s Improvements.

“Re-entry Costs” means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, removing persons and property from the Premises (including, without limitation, court costs and reasonable attorneys’ fees) and storing such property; (c) reletting, renovating or altering the Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises. “Re-entry Costs” also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises.

“Refusal Space” means all or any portion of available space in Tower One, or if tenant has fully leased the Building, then in Tower Two.

“Refusal Notice” means the written notice that Landlord delivers notifying Tenant that Landlord is willing to accept a third party offer on the Refusal Space, the anticipated delivery date of the Refusal Space, and the terms of the third-party offer, including, without limitation, the term and the Basic Rent rate.

“Renewal Terms” is how the First Renewal Term and the Second Renewal Term are sometimes hereinafter collectively referred to, and individually as a “Renewal Term”.

“Rent” means, collectively, Basic Rent and Additional Rent.

“Rent Abatement Period” means the twelve (12) month period from the Commencement Date with respect to each Phase, as well as for the Expansion Premises, if any, from the Expansion Premises Commencement Date and shall include any period of time during which Tenant occupies the Temporary Premises.

“Restaurant” shall have the meaning set forth in Section 9.4.

“Right of First Offer” means the right granted to Tenant in Section 21.1 to lease additional space in the Building..

“Right of First Refusal” means the right granted to Tenant in Section 21.2 to lease additional space in the Building and, during any period in which Tenant leases the entire Building, additional space within Tower Two.

“Second Renewal Term” means the second 5-year renewal period.

“Secured Area” shall have the meaning set forth in Section 9.1.

“State” means the State of Illinois.

“Structural Alterations” means any Alterations involving the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Project.

“Substantial Completion” means that Landlord has completed Landlord’s Improvements substantially in accordance with EXHIBIT “J” and that Tenant has completed Tenant’s Improvements substantially in accordance with Tenant’s Drawings, as certified by Landlord’s architect with respect to Landlord’s Improvements and by Tenant’s architect with respect to Tenant’s Improvements.

“Taking” means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

“Tenant” means the tenant identified in the Lease and such tenant’s permitted successors and assigns. In any provision relating to the conduct, acts or omissions of “Tenant,” the term “Tenant” includes the tenant identified in the Lease and such tenant’s agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant’s expressed or implied permission.

“Tenant Delay” means any delay caused or contributed to by Tenant, including, without limitation, with respect to Tenant’s Improvements, Tenant’s failure to timely prepare or approve a space plan for Tenant’s Improvements, Tenant’s failure to timely prepare or approve the final plans and any delay from any revisions Tenant proposes to approved final plans, and any delay caused by materials specified by Tenant being out of stock, back ordered or otherwise delayed in delivery or requiring long lead time.

“Tenant’s Construction Procedures” means the procedures relating to the construction of Tenant’s Improvements as described in the attached EXHIBIT “L”.

“Tenant’s Drawings” means the plans and specifications prepared by Tenant’s architect and other design professionals for the construction of Tenant’s Improvements.

“Tenant’s Improvements” means all initial improvements to the Premises (other than Landlord’s Improvements).

“Tenant’s Share” means the percentage specified in the Basic Terms, as such percentage may be adjusted in accordance with the terms and conditions of this Lease in connection with Tenant’s expansion or contraction of the Premises.

“Tenant’s Share of Expenses” means the product obtained by multiplying the amount of Expenses for the period in question by the Tenant’s Share.

“Term” means the initial term of this Lease specified in the Basic Terms and, if applicable, any Renewal Term then in effect.

“Termination Date” means the tenth (10th) anniversary of the Phase II Commencement Date.

“Termination Fee” means an amount equal to the unamortized balance of the Improvement Allowance and the leasing commissions paid by Landlord and the Rent abated pursuant to Section 2.1 of the Lease in connection with either the Contraction Space or the Premises, as applicable (using a fifteen-year amortization period and an eight (8%) annual interest rate). Fifty percent (50%) of the Termination Fee shall be payable with Tenant’s notice of termination and the balance shall be payable at least thirty (30) days prior to the Contraction Date or Termination Date, as applicable.  At Tenant’s request at any time during the Term, Landlord shall provide Tenant with written notice setting forth the amount of the Termination Fee and providing reasonable documentation of Landlord’s calculation thereof.  If Tenant disagrees with Landlord’s calculation of the Termination Fee, Tenant shall have the right to submit the calculation of the Termination Fee to binding arbitration, without affecting the exercise of Tenant’s Contraction Option or Termination Option.

“Tower One” means the south tower of the Project located at 1400 American Lane, Schaumburg, Illinois.

“Tower Two” means the north tower of the Project located at 1450 American Lane, Schaumburg, Illinois.

“Transfer” means an assignment, mortgage, pledge, transfer, sublease, license, or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any interest in this Lease or the Premises.

“Variable Operating Expenses” means those expenses that vary with occupancy of the Building or the Project such as the cost of providing janitorial services and utility charges.

EXHIBIT “B”

LEGAL DESCRIPTION OF THE LAND

LOTS 1 AND 2 IN PLAZA TOWERS SUBDIVISION, BEING A RESUBDIVISION OF LOT 6 IN ANDERSON’S WOODFIELD PARK, A SUBDIVISION OF PART OF THE NORTHWEST 1/4 OF SECTION 13, TOWNSHIP 41 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPTING THEREFROM THAT PART OF LOT 2 AFORESAID CONVEYED TO THE VILLAGE OF SCHAUMBURG BY WARRANTY DEED DATED JUNE 28, 2002 AND RECORDED JULY 25, 2002 AS DOCUMENT NUMBER 0020814884 DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF LOT 2 AFORESAID; THENCE ON AN ASSUMED BEARING OF SOUTH 89 DEGREES 34 MINUTES 01 SECONDS EAST ALONG THE NORTH LINE OF LOT 2 AFORESAID, 35.00 FEET; THENCE SOUTH 35 DEGREES 25 MINUTES 31 SECONDS WEST, 61.03 FEET TO THE WEST LINE OF LOT 2 AFORESAID; THENCE NORTH 00 DEGREES 25 MINUTES 59 SECONDS EAST, 50.00 FEET TO THE POINT OF BEGINNING) IN COOK COUNTY, ILLINOIS.

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EXHIBIT “C”

FLOOR PLAN

South Tower typical floor plan (floors 7-11 approximately 21,935 RSF)

South Tower typical floor plan (floors 12-13 approximately 21,829 RSF)

South Tower typical floor plan (floors 14-20 approximately 22,318 RSF)

EXHIBIT “D”
BASIC RENT SCHEDULE

To be set forth in each Commencement Date Memorandum

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EXHIBIT “E”

COMMENCEMENT DATE MEMORANDUM

FOR PHASE

THIS COMMENCEMENT DATE MEMORANDUM FOR PHASE     (this “Memorandum”) is made and entered into as of                ,      by and between RPAI Schaumburg American Lane, L.L.C., a Delaware limited liability company (“Landlord”), and Paylocity Corporation, an Illinois corporation (“Tenant”).

RECITALS:

A.                                    By that certain Multi-Tenant Office Lease Agreement dated as of               , 2016 (“Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, certain premises (“Premises”) located in the building commonly known as 1400 American Lane, Schaumburg, Illinois (“Building”).

B.                                    Landlord and Tenant desire to confirm, among other things, the Phase    Commencement Date and the date the Term expires.

C.                                    All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

ACKNOWLEDGMENTS:

Pursuant to Section 1.3.4 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

1.                                      The Phase    Commencement Date under the Lease is                       .

2.                                      The initial Term of the Lease expires on                           , unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

3.                                      Tenant must exercise its right to the First Renewal Term, if at all, by notifying Landlord no later than                            , subject to the conditions and limitations set forth in the Lease.

4.                                      The First Renewal Term expires on                           .

5.                                      Tenant must exercise its right to the Second Renewal Term, if at all, by notifying Landlord no later than                            , subject to the conditions and limitations set forth in the Lease.

6.                                      The Second Renewal Term expires on                           .

7.                                      Phase    of the Premises consists of                 square feet of rentable area.

8.                                      Basic Rent under the Lease for Phase    of the Premises shall be as follows:

Period	Per Square Foot Rent Rate	Annual Basic Rent	Monthly Basic Rent

Basic Rent for                ,     , prorated for    days, for Phase    of the Premises is $               .

9.                                      Tenant hereby acknowledges Tenant’s acceptance of Phase    of the Premises and agrees that Landlord has fully complied with Landlord’s covenants and obligations under the Lease, subject only to the completion of Punch List items as defined, and which shall be completed by Landlord, in accordance with the terms of the Lease.

10.                               This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

IN WITNESS WHEREOF, Landlord and Tenant each caused this Memorandum to be executed by its duly authorized representative as of the date written above.

LANDLORD:

RPAI Schaumburg American Lane, L.L.C., a Delaware limited liability company

By: Retail Properties of America, Inc., a Maryland corporation, its sole member

By:
Name:
Its:

TENANT:

Paylocity Corporation, an Illinois corporation

By:
Name:
Its:

EXHIBIT “F”

BUILDING RULES

The following are the Building Rules as of the Effective Date and in the event of any conflict between any of the following Building Rules and any of the express terms of the Lease, the express terms of the Lease shall govern and control.

1.                                      Tenant, its agents, employees, contractors, licensees, customers and invitees must not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Property which are used in common with other tenants and their agents, employees, contractors, licensees, customers and invitees, and which are not a part of the Premises.  Tenant must not place objects against glass partitions or doors or windows which would be unsightly from the Project corridors or from the exterior of the Project, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Project or elsewhere and must not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Project.

2.                                      Unless expressly permitted by Landlord, Tenant must not attach any lock to any door or window or make or cause to be made any keys for any door other than those provided by Landlord.  If Tenant desires more than two keys for one lock, Landlord may provide the same upon payment by Tenant.  Upon termination of this Lease or of Tenant’s right to possess the Premises, Tenant must provide Landlord with all combinations to safes, cabinets and vaults.

3.                                      Tenant must install any carpeting cemented down by Tenant with a releasable adhesive.  If Tenant violates the foregoing, Landlord may charge its costs to remove the carpet to Tenant.

4.                                      Tenant must not allow any bicycle or other vehicle, or any dog, other than guide dogs for the visually impaired, or other animal in the offices, halls, corridors, or elsewhere in the Project.

5.                                      Tenant must not throw anything out of the door or windows, or down any passageways or elevator shafts.

6.                                      Canvassing, soliciting, and peddling in the Project is prohibited and each Tenant must cooperate to prevent the same.

7.                                      Vending machines for use by Tenant’s employees and invitees may be installed without Landlord’s permission within the Premises.

8.                                      Smoking and the use of any tobacco product is prohibited in the Project.

9.                                      Tenant, its agents, employees, contractors, licensees, customers and invitees must, when using the common parking facilities, if any, in and around the Project, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines.  Landlord reserves the right to tow away, at the expense of the owner, any improperly parked vehicle. All vehicles are parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.  No vehicle may be parked overnight.  Tenant, its servants, employees, customers, invitees and guests must not park any trailers, boats or tractors in the common parking facilities.

10.                               At all times, (a) persons may enter the Project only in accordance with Landlord’s regulations, (b) persons entering or departing from the Project may be questioned as to their business in the Project, and (c) all entries into and departures from the Project must take place through such one or more entrances as Landlord from time to time designates; provided, however, anything herein to the contrary notwithstanding, Landlord is not liable for any lack of security in respect to the Project whatsoever.  Landlord reserves the right to require Tenant to use an identification card or other access device to access the Project and the right to require persons entering the Project to register the hour of entry and departure, nature of visit and other information Landlord determines is necessary for security in the Project.  Landlord will normally not enforce clauses (a), (b) and (c) above from 7:00 a.m. to 7:00 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays, but it reserves the right to do so or not

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to do so at any time at its reasonable discretion.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Project and the property therein.  In no case is Landlord liable for damages for any error or other action taken with regard to the admission to or exclusion from the Project of any person.

11.                               Tenant must lock all entrance doors to the Premises when the Premises are not in use.

12.                               Wherever in these Building Rules the word “Tenant” occurs, it is understood and agreed that such term includes Tenant’s agents, employees, contractors, licensees, customers and invitees.  Wherever the word “Landlord” occurs, it is understood and agreed that such term includes Landlord’s assigns, agents, employees and contractors.

13.                               Tenant must observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord may from time to time adopt.

14.                               Use of Building conference facilities:

a.                                      Booking Policy

(i)                                     Conference space is booked on a first-come first-served basis. Use of the conference room is limited to availability and is allocated based on the Tenant’s Share on a monthly basis.  Use above the monthly allocation will be based on availability and subject to market rental charges.

(ii)                                  Rooms are available Monday through Friday from 8:00a — 6:00p.

(iii)                               Contact numbers will be provided.

b.                                      Use Policy

(i)                                     Meeting spaces are provided for official company business use and should not be used as lunch rooms or for other “social” gatherings unless specifically authorized by Landlord.

(ii)                                  Conference rooms must be cleaned after each use.

(iii)                               Nothing is to be taped to the windows, wall or doors.

(iv)                              Smoking is not permitted in the building, conference room or at the front entrance to the building.

(v)                                 Please keep doors to the conference room closed at all times to help minimize the noise into the common area.

(vi)                              All food and beverages removed, tables wiped down, and trash placed in proper receptacle or removed from the space.

(vii)                           Check under the table for any additional trash.

(viii)                        Care is to be taken to protect all conference room furniture fixtures and equipment.

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EXHIBIT “G”

CLEANING SPECIFICATIONS

GENERAL CLEANING

NIGHTLY

General Offices:

1.                                      All hard surfaced flooring to be swept using approved dustdown preparation.

2.                                      Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

3.                                      Hand dust and wipe clean all furniture, fixtures and window sills.

4.                                      Empty all waste receptacles and remove wastepaper.

5.                                      Wash clean all Building water fountains and coolers.

6.                                      Sweep all private stairways.

Lavatories:

1.                                      Sweep and wash all floors, using proper disinfectants.

2.                                      Wash and polish all mirrors, shelves, bright work and enameled surfaces.

3.                                      Wash and disinfect all basins, bowls and urinals.

4.                                      Wash all toilet seats.

5.                                      Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

6.                                      Empty paper receptacles, fill receptacles and remove wastepaper.

7.                                      Fill toilet tissue holders.

8.                                      Empty and clean sanitary disposal receptacles.

WEEKLY

1.                                      Vacuum all carpeting and rugs.

2.                                      Dust all door louvers and other ventilating louvers within a person’s normal reach.

3.                                      Wipe clean all brass and other bright work.

QUARTERLY

1.                                      High dust premises complete including the following:

2.                                      Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

3.                                      Dust all vertical surfaces, such as walls, partitions, doors, door frames and other surfaces not reached in nightly cleaning.

4.                                      Dust all Venetian blinds.

5.                                      Wash all windows.

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EXHIBIT “H”
EXCLUSIONS FROM OPERATING EXPENSES

(a)                                 Costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to fewer than all tenants of the Property;

(b)                                 Wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord;

(c)                                  Any charge for depreciation of the Property or equipment and any interest or other financing charge or expense, except as provided below;

(d)                                 Any charge for Landlord’s income taxes, excess profit taxes, any “gains” or ownership or control tax, mortgage recording tax, transfer or transfer gains tax, inheritance or estate tax imposed upon Landlord, franchise taxes, or similar taxes on Landlord’s business;

(e)                                  All costs relating to activities for the solicitation and execution of leases of space in the Property, including all Property advertising;

(f)                                   All costs for which tenant or any other tenant in the Property is being charged other than pursuant to the operating expense clauses;

(g)                                  The cost of correcting defects in the performance of Landlord’s Improvements in preparing the Premises for occupancy by Tenant first appearing within one year following Substantial Completion, violation of codes or legal requirements in place on or before commencement, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects for the purpose of this category;

(h)                                 The cost of any repair (excluding deductibles) made by Landlord because of the total or partial destruction of the Property or the condemnation of a portion of the Property;

(i)                                     Any increase in insurance premiums to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant;

(j)                                    The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Property pursuant to clauses similar to this paragraph;

(k)                                 The costs of a capital nature, including, but not limited to, capital additions, capital improvements, capital alterations, capital replacements, capital equipment and capital tools, and/or capital redesign, all in accordance with generally accepted accounting principles, as consistently and reasonably applied by Landlord, other than capital expenses incurred to reduce operating expenses or to comply with future laws, in which event an amortized portion of such costs may be included in operating expenses;

(l)                                     The cost of any removal, treatment or abatement of asbestos or any other hazardous substance or gas in the Property or on Tenant’s premises;

(m)                             Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

(n)                                 The cost of any work or service (including utilities) performed for or facilities furnished to any tenant of the Property to a greater extent or in a manner more favorable to such tenant than that performed for or made available to Tenant;

(o)                                 The cost of alterations (including all cash allowances and other concessions) of space in the Property leased to other tenants;

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(p)                                 The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided for in this Lease to be borne solely at Landlord’s expense;

(q)                                 Capital improvements or expenditures incurred to reduce operating expenses shall be included in operating expenses to the extent of the estimated savings;

(r)                                    Ground rent or similar payments to a ground Lessor, other than for rent payments attributable to operating expenses;

(s)                                   The cost for space in the Property occupied by Landlord or its affiliates, except that costs for space occupied by the property manager of the Property and to the extent used for the management of the Property shall not be excluded from Operating Expenses;

(t)                                    The portion of any costs that are allocable to any other properties of Landlord or any of its affiliates, such as the portion of the personal benefits, expenses and salaries of the type set forth in these exclusions of employees allocable to time spent by such employees in connection with properties other than the Property, or the portion of the premiums for any insurance carried under “blanket” or similar policies to the extent allocable to any property other than the Property;

(u)                                 Any bad debt loss, rent loss or reserves for bad debts or rent loss;

(v)                                 Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors, of any terms and conditions of this Lease or of the leases of other tenants in the Property, and/or of any valid, applicable legal requirements that would not have been incurred by for such violation by Landlord, its employees agents and/or contractors;

(w)                               Compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by profit by Landlord or any affiliate of Landlord;

(x)                                 Contributions to operating expense reserves;

(y)                                 Contributions to charitable and political organizations, fees, dues or other contributions paid by or on behalf of the Landlord and any Landlord party to civic organizations which exceed $10,000 per year;

(z)                                  Rental for Landlord’s leasing office, but this exclusion shall not apply to the Property management office;

(aa)                          Compensation in the form of wages, salaries and such other compensation and benefits, as well as any adjustment thereto, for all employees and personnel of Landlord above the level of the manager of the Property;

(bb)                          An equitable allocation of the wages, salaries and other compensation and benefits of Landlord’s employees and personnel who work on other projects, including, without limitation, those being periodically developed, managed and/or operated by Landlord, in addition to the Property, among all such projects in proportion to their time spent in perform services other than for the Property; and

(cc)                            Cost of relocating tenants.

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EXHIBIT “I”
EXCLUSIONS FROM PROPERTY TAXES

1.              Inheritance taxes

2.              Gift taxes

3.              Transfer taxes

4.              Franchise taxes

5.              Excise taxes

6.              Net income taxes

7.              Profit taxes

8.              Gains taxes

9.              Capital levies

10.       Late payment charges and penalties

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EXHIBIT “J”

BASE BUILDING CONDITION

Landlord, at its sole cost and expense, shall deliver all space leased by Tenant during the Term, including the initial space leased by Tenant, as per the following conditions, unless requested by Tenant in writing to perform a lesser amount of work than that described herein:

(a)                                 Tenant requires that Landlord deliver the Base Building (as hereinafter defined) to Tenant in a state that is in compliance with all applicable ordinances and codes (including ADA). The “Base Building” shall mean the following elements of the Building: (i) Building structure and perimeter walls including windows, (ii) restroom facilities servicing the Premises, (iii) electrical panels and closets, with service and distribution power boards and transformers, (iv) telephone closets, (v) HVAC service and primary distribution, (vi) Fire Life-Safety system(s), (vii) core/common area drinking fountains and any other applicable core/common area, (viii) core/common area doors, entrances and means of egress, (ix) stairs, (x) interior and exterior curbs, ramps, and walkways, (xi) hardscape and landscape, (xii) accessible parking, (xiii) janitors’ closets on all floors in good working condition.

Tenant is not willing to take any action with respect to the Base Building, nor pay for any action taken with respect to same, which is deemed to be necessary (by any governmental authority having jurisdiction over the Building) in order to receive any and all permits required for the construction of the Tenant Improvements.

Tenant requires that Landlord take all proper and necessary action, at its sole cost and expense, to cause the Base Building to be in a condition which permits the Tenant Improvements to be made without any cost to Tenant for any upgrades or changes to the Base Building which may be required by any governmental authority having jurisdiction over the Building.

(b)                                 Delivery of Premises vacant, in broom clean condition, free from all furniture, fixtures, equipment (unless otherwise agreed in writing) and debris, and shall be legally demised.

(c)                                  A commercially reasonable amount and size of dedicated pathways within the risers not to exceed Tenant’s Share to be determined by Tenant or Tenant’s designated architect or engineer from the main terminal boxes in the basement of the Building (i.e., point of entry). In addition, Landlord shall provide access to fiber optic cabling located in the Building’s service entrance.

(d)                                 Delivery of bathrooms in good working order and in compliance with all local laws, as well as the provisions of the Americans with Disabilities Act of 1992, and/or any other applicable federal or municipal governmental law, rule or regulation. Tenant may elect to further cosmetically upgrade such core bathrooms, at Tenant’s cost, and Landlord shall cooperate in good faith with Tenant to accomplish such cosmetic upgrades contemporaneously with Landlord’s upgrades to maximize efficiency and minimize duplicative work. Notwithstanding the above, in lieu of Landlord performing such work, Tenant may elect to have Landlord provide Tenant with an allowance and have Tenant assume responsibility for the cosmetic upgrades to the core bathrooms. These funds are distinct and apart from the Improvement Allowance discussed above. Materials and colors for any Landlord modifications to finishes shall be subject to Tenant approval.

(e)                                  Landlord shall provide all standard alarm initiating devices on each floor of the Premises as required by applicable Law, including, but not limited to, area smoke detectors in the telephone closets, electric closets (and in any vestibules adjacent to the telephone and electric closets), the passenger elevator lobbies, the freight lobbies (with two cross zoned detectors or alarm verification types) and in the Building’s mechanical areas. Landlord shall provide, in good working order, condition and repair speakers and strobes in all core bathrooms, elevator lobbies, and fire stairs, and a warden station on each floor of the Premises and in the Building’s mechanical areas on each floor. Lastly, points of contact to the audio/alarm circuits and an addressable loop on each floor of the Premises that Tenant shall be permitted to hook in to the system. Such system shall be inspected, signed off, and approved by the local governing authorities having jurisdiction, including the Fire Department promptly after delivery of the Premises.

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(f)                                   Delivery of the main HVAC trunk complete with smoke and fire dampers at the core of each floor of the Premises.

(g)                                  All Building systems brought to the Premises and fully operational in good working order.

(h)                                 Delivery of the Premises with no outstanding construction liens and/or outstanding violations with the Department of Buildings or the Fire Marshal, in compliance with local Law and with a Certificate of Occupancy for the Building.

(i)                                     Existing window blinds shall be in good working condition. All windows in Premises shall have window blinds upon delivery of the Premises.

(j)                                    Existing HVAC boxes shall be in good working order, condition and repair and include new filters.

(k)                                 Free of Hazardous Materials not introduced by Tenant.  If Tenant uncovers any Hazardous Materials during the course of Tenant performing its Tenant Improvements at any time during the Term, or any party uncovers and/or disturbs any Hazardous Materials, then it shall be Landlord’s responsibility to perform the abatement work, at Landlord’s sole cost and expense. Landlord shall promptly remove such Hazardous Materials, at Landlord’s sole cost and expense, and Tenant’s Rent Abatement Period shall be extended for the time that Tenant is unable to perform its work in the particular portion of the Premises that is affected by the removal of the Hazardous Materials. In addition, Landlord shall represent that there are no Hazardous Materials in the Building, including in the Premises.

(l)                                     Power for all base Building Common Areas (e.g., main lobby, loading dock, service areas, core, toilet rooms, etc. and any other areas servicing or by use of Tenant) and base Building mechanical equipment (e.g., RTUs, terminal units, baseboards, etc. and any other equipment servicing or by use of Tenant).  During Business Hours, Landlord shall provide heating, ventilation and air conditioning to the Premises sufficient to maintain average temperatures within the Premises of (i) not less than 72° F (+/-3°) during the heating season when the outdoor temperature is 2° F, and (ii) not more than 78° F (+2° F) 50% + 5% relative humidity during the cooling season when the outdoor temperatures are 91° F dry bulb and 74° F wet bulb.

(m)                             Life Safety, Exit and Emergency distribution systems required by governing code.  Each floor shall contain one (1) electrical meter and an electrical closet that include the following minimal electrical service:  600 AMP 208/120 v 3P 4W meter socket and four (4) 200 AMP 42 circuit panels for tenant lights, plugs, etc.

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EXHIBIT “K”

LANDLORD’S COMMON AREA IMPROVEMENTS AND AMENITIES

1.                                      Description.  Landlord, at its sole cost and expense, shall complete the following improvements to the Common Areas of the Project (the “Landlord’s Common Area Improvements”) in accordance with the Working Drawings (as hereinafter defined), and, once constructed in accordance with the schedule set forth below, shall maintain, operate and update all of the Landlord’s Common Area Improvements throughout the Term in first-class condition consistent with similar amenities at other Class A office complexes in the Chicago suburban market:

(a)                                 Phase I of the Landlord’s Common Area Improvements (“Phase I”) shall consist of the following: (i) renovation and upgrading of the Project fitness center, fully fixtured with new professional grade exercise equipment, fitness rooms for group exercise, and locker rooms and showers, which shall be for use of all tenants of the Project and shall be managed by Landlord or an independent third party at no additional charge to Tenant or its employees (however, the cost of operation of such fitness center shall be included in Operating Expenses, but no Basic Rent shall be imputed for such space in determining Operating Expenses), (ii) renovation and upgrading of the game room including replacement flooring, a fully functional fireplace, and game tables (equipped with appropriate balls, cues, paddles and other accessories) and (iii) food available for purchase either through the Building’s existing cafeteria, or a “grab and go” facility located in the lobby of the Building offering pre-packaged food and beverage items including a variety of sandwiches and wraps, yogurt parfaits, snacks, salads, coffee, tea, and other beverages (similar in operation, as of the date of this Lease, to Starbucks or Peet’s Coffee.)

(b)                                 Phase II of the Landlord’s Common Area Improvements (“Phase II”) shall consist of at least the following: (i) renovation and upgrading of the conferencing center on the 2nd floor of Tower One or construction of a new replacement conferencing center on the 1st floor of Tower One, which conferencing center, subject to the provisions of Section 1.2 of the Lease, shall be for use of all tenants of the Project and shall be managed by Landlord or an independent third party at no additional charge to Tenant (except as otherwise provided in Section 1.2 of the Lease) or its employees (however, the cost of operation of such conferencing center shall be included in Operating Expenses, which shall include a reasonable Fair Market Rent to be imputed for such space in determining Operating Expenses and the area of the conference center shall be excluded from the Project Common Area when calculating the Tenant’s Share), (ii) renovation and upgrading of the ground floor and lower level of the Building to be comparable with the quality of the rest of the Project, maximizing amenity space, and improving the ease of navigating such lower level, (iii) renovation and upgrading of the Building elevator lobbies and cabs (mechanicals as determined), security desk, all Common Areas on the lower level and first floor (i.e., lobbies, restrooms, hallways, dining areas including break-out areas, outdoor patio area(s), etc.) inclusive of flooring, wall covering(s), lighting, seating, etc., (iv) providing Building security, (v) renovation and upgrading of the cafeteria to provide food service that is comparable to other Class A office complexes in the Chicago suburban market offering multiple dining options and varied cuisines.

2.                                      Planning.  Landlord’s final working drawings, which have been approved by Tenant, or Tenant’s designated agent, of Landlord’s Common Area Improvements (“Working Drawings”) are attached hereto as EXHIBIT “S”.

3.                                      Quality of Work.  The Landlord’s Common Area Improvements shall be performed in a good and workmanlike manner in material conformance with the Working Drawings.  The Landlord’s Common Area Improvements shall be performed (a) outside of normal Business Hours (only with respect to noisy work which may disturb tenants of the Building); (b) so as to permit operation of, and safe access to, the existing cafeteria and vending area (provided that the cafeteria may be closed temporarily for short periods of time so long as a “grab and go” operation as described above is open and operating, and the “grab and go” operation may be closed temporarily for short periods of time so long as the cafeteria as described above is open and operating); and (c) in a manner designed to minimize interference with Tenant’s access to and use of the Premises, Common Areas and Project.

4.                                      Construction Defects. Landlord agrees that in the event that any defect in the construction of the Landlord’s Common Area Improvements is discovered, Landlord will cure such defects at Landlord’s sole cost and expense, and if appropriate, will diligently pursue and seek to enforce any warranties of the contractor(s) and/or the manufacturer of any defective materials incorporated therein.

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5.                                      Construction Costs.  Landlord shall bear the entire cost of performing the Landlord’s Common Area Improvements, including, without limitation, moving expenses, design of the Landlord’s Common Area Improvements and preparation of the Working Drawings and other soft costs, costs of construction labor and materials, change orders, electrical usage during construction, additional janitorial services, related taxes and insurance costs.

6.                                      Phasing and Schedule.  Landlord will use commercially reasonable and diligent efforts (x) to complete the portion of Phase I of the Landlord’s Common Area Improvements identified in clause 1(a)(i) above on or before April 1, 2017, or such earlier date as is reasonably practicable, (y) to complete the portion of Phase I of the Landlord’s Common Area Improvements identified in clause 1(a)(ii) above on or before June 1, 2017, or such earlier date as is reasonably practicable, and (z) to complete the portion of Phase I of the Landlord’s Common Area Improvements identified in clause 1(a)(iii) above as soon as reasonably practicable; however, prior to such time as Landlord has completed Phase I of the Landlord’s Common Area Improvements, Landlord will provide food service amenities to Tenant. All of the Work shall be completed on or before December 31, 2017. In the event Landlord does not complete the portion of Phase I of the Landlord’s Common Area Improvements identified in clause 1(a)(i) above on or before June 1, 2017 or the portion of Phase I of the Landlord’s Common Area Improvements identified in clause 1(a)(ii) above on or before August 1, 2017, Tenant shall have the right to perform such work and offset any and all costs incurred in connection therewith against Tenant’s Rent obligation next due owing, subject to and in accordance with the conditions and limitations set forth in Section 17.1.2.

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EXHIBIT “L”
TENANT’S CONSTRUCTION PROCEDURES

ARTICLE 1.00             GENERAL DESIGN AND CONSTRUCTION CRITERIA

1.01                        Tenant is responsible for letting contracts relating to the construction, installation supervision and completion of Tenant’s Improvements and payment therefor, procurement of all permits and permissions related to Tenant’s Improvements, compliance with the requirements of all authorities having jurisdiction and with conditions contained herein, and payment of all fees and charges incurred in connection therewith.  Tenant shall furnish Landlord copies of all necessary permits, licenses and approvals.  All contractors engaged by Tenant shall be experienced in commercial construction of improvements of the type and character contemplated by the approved Tenant’s Drawings and shall be bondable and licensed in the State of Illinois.

1.02                        Tenant shall impose and enforce all applicable terms hereof on any architect, engineer, designer, contractor and workmen engaged by Tenant, its contractors and subcontractors.

ARTICLE 2.00             OTHER WORK OF LANDLORD

2.01                        Tenant acknowledges that Landlord may be carrying out certain other work in the Premises and the Building at the time that Tenant’s Improvements is being carried on and that such work by Landlord can only be undertaken at the same time as or subsequent to work done by Tenant and that certain work (including correction of deficiencies) may be undertaken or completed subsequent to the date Landlord delivers each Phase of the Premises to Tenant.  Landlord and Tenant hereby covenant and agree to cooperate with their respective contractors in carrying out the Tenant’s Improvements.

ARTICLE 3.00             TENANT’S IMPROVEMENTS

3.01                        At its own expense, Tenant shall provide all design, engineering, plans, specifications, drawings, permits, fees, work, labor, skill and equipment required to complete the Premises for occupancy, and shall construct the Tenant’s Improvements in accordance with Tenant’s Drawings, approved in the manner set forth herein.

3.02                        The following shall be carried out at Tenant’s expense (to the extent the rates therefor do not exceed rates charged by similar contractors performing similar work under similar conditions in the Northwest Suburban office market of Chicago) and by Landlord’s contractor:

(1)                                 all approved modifications and/or additions to the shell building structural system, roof and life safety systems, including without limitation, installation of approved modifications and additions for the existing shell building sprinkler system within the Premises, and

(2)                                 any drilling, cutting, coring and patching for conduit, pipe sleeves, chases, duct equipment, or openings in the floors, walls, columns or roofs of the Premises which is approved by Landlord.

The following may be carried out by Tenant’s contractor at Tenant’s expense subject to the requirements of Section 4.03 below:

(1)                                 all approved modifications to the shell building plumbing, heating, cooling, ventilating, exhaust, control and electrical distribution as installed by Landlord, and

(2)                                 patching of building standard fireproofing, if applicable.

3.03                        Modifications to the shell building systems set forth in Section 5.02 and special requirements of Tenant will be considered by Landlord only if applied for at the time Tenant’s Drawings are submitted for approval and if they are compatible with the capacity and character of the shell building.  Drawings for such proposed modifications shall be certified (sealed) by an architect duly registered in the State of Illinois.  Landlord shall not be required to grant its consent to allow Tenant’s contractor to perform such work unless Tenant agrees to obtain from Landlord’s subcontractor(s) originally responsible for the installation of such shell building systems written statements in form reasonably satisfactory to Landlord, that Tenant’s modifications of such shell building systems will be performed in a good workmanlike manner and specifically affirming the continued validity of any and all warranties and guaranties in effect prior to commencement of Tenant’s Improvements from each such shell building systems subcontractor.  Restrictions on mechanical and electrical connections by Tenant may be imposed as reasonably necessary by Landlord to insure that no warranty or guarantee pertaining to the shell building is lost or jeopardized.  Landlord shall note any restrictions at the time of their review and approval of Tenant’s Drawings.

3.04                        No construction work shall be undertaken or commenced by Tenant until:

(a)                                 Tenant’s Drawings have been submitted to and approved by Landlord, which approval may not be unreasonably withheld, conditioned or delayed,

(b)                                 all necessary building permits and required insurance coverages have been secured and certificates of insurance delivered to Landlord, and

(c)                                  Landlord shall provide comments to Tenant’s Drawings within seven (7) Business Days of receipt.  Tenant shall then respond to Landlord’s comments and resubmit as required.  Landlord shall then have 3 Business Days to respond to reach resubmittal.

3.05                        Tenant shall ensure that all materials, skill and workmanship in Tenant’s Improvements shall be consistent with building standard, and in accordance with the best standards of practice and any governing codes or regulations.  Tenant shall have the obligation to timely deliver any materials and equipment and labor to be supplied by Tenant so as not to delay Substantial Completion of Tenant’s Improvements.  Tenant represents and warrants that Tenant’s Drawings and the improvements contemplated thereby shall be in compliance with applicable building and zoning laws, ordinances, regulations and any covenants, conditions or restrictions affecting the Project, and that the same are in accordance with good engineering and architectural practice, and that Tenant’s Drawings are sufficient for issuance of a building permit for Tenant’s Improvements.  Further, Tenant shall be responsible for obtaining the Certificate of Occupancy for the applicable portion of the Premises, and shall furnish the same to Landlord prior to the applicable Commencement Date. In the event Tenant desires or is required to materially modify or change Tenant’s Drawings after the same have been approved by Landlord, Tenant shall submit such modifications or changes to Landlord for review and consideration and the procedures governing approval of Tenant’s Drawings shall apply to any such modifications or changes.

3.06                        Tenant shall appoint a representative as Tenant’s representative with full authority to make decisions and commitments on behalf of Tenant in respect to Tenant’s Improvements and changes therein.

3.07                        All Tenant’s Improvements shall be confined to the interior of the Premises, with the exception of sign mountings, which shall be performed in compliance with Landlord’s sign criteria and the approved sign drawings.

3.08                        Landlord and Tenant shall in good faith review and approve (or disapprove), process and perform any obligation pursuant to this Lease concerning approval of Tenant’s Drawings or Change Requests, or concerning construction of the Premises with all due diligence and reasonable speed including, without limitation, approvals, reviews, shop drawings, change orders, subcontractor bids, value engineering, and inspections, with the objective of facilitating the construction of the Premises as quickly as reasonably possible.

3.09                        Landlord and Tenant acknowledge that Tenant’s Drawings may be substantially similar for multiple floors, and Landlord acknowledges and agrees that once Landlord has approved Tenant’s Drawings for a particular type of floor, Landlord’s approval of Tenant’s Drawings for a similar floor shall not be required unless Tenant’s Drawings for one of the other floors contain material changes from the Tenant’s Drawings previously approved by Landlord.

ARTICLE 4.00             TENANT’S ACCESS FOR COMPLETION OF WORK

4.01                        Subject to compliance with applicable rules referred to in this Article 4.00, Tenant and its architects, designers, engineers, contractors and workmen employed by Tenant shall have access to and non-exclusive use of the Premises to perform Tenant’s Improvements and such other work approved by Landlord as Tenant may desire.  Tenant shall not cause a labor dispute in connection with performance of Tenant’s Improvements. Landlord shall have no responsibility or liability whatsoever with respect to any materials left or installed by Tenant or its contractors in the Project. During the performance of Tenant’s Improvements, Landlord shall provide, without charge to Tenant and Tenant’s representatives, architect, engineer and contractor (including subcontractors), access to and use of the Project’s parking lots, loading docks, elevators, restrooms, electrical/mechanical systems, utilities and other related facilities.

4.02                        In order to ensure that work proceeds efficiently in the Project, Landlord and Landlord’s general contractor may from time to time make rules for coordination of all construction work.  Tenant shall ensure that any architect, engineer, designer, contractor and workmen employed by Tenant is informed of and observes such rules, and prior to commencement of any construction work makes appropriate arrangements with Landlord or Landlord’s general contractor, particularly with respect to:

(a)                                 Material handling and hoisting facilities.

(b)                                 Material and equipment storage.

(c)                                  Time and place of deliveries.

(d)                                 Hours of work and coordination of work.

(e)                                  Power, heating and washroom facilities.

(f)                                   Scheduling.

(g)                                  Security.

(h)                                 Clean-up.

Landlord and Tenant shall reasonably cooperate with each other to coordinate performance of Landlord’s Improvements and Tenant’s Improvements, respectively, including taking such other actions as may be reasonably required to accommodate each party’s critical path construction schedule.

4.03                        Landlord may require that all cutting, drilling or other work of a noisy or vibrant nature be conducted outside the normal Business Hours, if any, to the extent such cutting, drilling or other work interferes with the normal business operations of such other tenants in occupancy.

4.04                        Tenant shall at all times keep the Premises and adjacent areas free from accumulations of waste material or rubbish caused by its suppliers, contractors or workmen.  Landlord may require clean-up on a daily basis and reserves the right to do clean-up at the expense of Tenant if Landlord’s reasonable requirements in this regard are not complied with and provided that sufficient written notice is provided by Landlord to Tenant.  At the completion of the Tenant’s Improvements, Tenant’s contractor shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises and shall leave the Premises clean to the satisfaction of Landlord.  This final clean-up shall include the cleaning of light fixtures, windows, entries and public space affected by the work.  Upon completion of Tenant’s Improvements, Tenant shall notify Landlord’s project manager or tenant coordinator that Tenant’s Improvements has been completed and is available for inspection for conformance with the approved Tenant’s Drawings.  Tenant shall not occupy the Premises prior to this notification.

4.05                        If Tenant’s contractor does not prosecute Tenant’s Improvements properly in accordance with the approved Tenant’s Drawings, Landlord, after three days’ written notice to Tenant, and without prejudice to any other right or remedy Landlord may have, may remedy the default or make good any deficiencies, and recover the costs incurred therein from Tenant.

ARTICLE 5.00             INSURANCE; PAYMENT DOCUMENTATION

5.01                        Prior to commencement of Tenant’s Improvements, Tenant shall obtain, at its sole expense, and maintain during the performance of Tenant’s Improvements and shall ensure that its contractors and consultants of every tier maintain, the following insurance coverages:

(i)                                     Workers’ compensation insurance covering all persons directly employed by Tenant in connection with Tenant’s Improvements and with respect to which death or injury claims could be asserted against Tenant, Landlord, the Project or any interest therein, with limits not less than as required by applicable Laws, together with employer’s liability coverage with limits of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) per occurrence;

(ii)                                  A standard ISO Commercial General Liability policy with limits of not less than Five Million Dollars ($5,000,000.00) per occurrence and Five Million and No/100 Dollars ($5,000,000.00) aggregate limit, which policy(ies) shall:

a.                                      name as additional insured Landlord and such other persons as Landlord may designate;

b.                                      be written by insurance companies rated A-/VII or better by the A.M. Best Company and licensed to do business in the State and otherwise reasonably acceptable to Landlord;

c.                                       provide that such policy(ies) may not be canceled by the insurer without giving Landlord at least thirty (30) days prior written notice;

d.                                      protect and insure Landlord and the Landlord Parties on account of any loss or damage arising from injury or death to persons or damage or destruction to property caused by or related to or occurring on (A) the Premises, (B) any act or omission of Tenant, or its contractors of every tier, consultants and their respective agents, employees, licensees, invitees or contractors on any portion of the Project, including the Premises and provide coverage for completed operations and any breach of Tenant’s indemnity obligations hereunder;

e.                                       be maintained for at least ten (10) years following completion of Tenant’s Improvements; and

f.                                        waive subrogation against Landlord and all other persons designated pursuant to 7.01(ii)(a) above

(iii)                               All Risk Builders Risk insurance for the entire replacement cost of Tenant’s Improvements.

(iv)                              Automobile insurance with a limit of not less than $1,000,000 for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased vehicles.

Further, Tenant shall provide evidence to Landlord, that each of Tenant’s architects and engineers has procured a Professional E & O insurance policy with limits of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence, and shall require that such coverage be maintained for at least five (5) years after completion of Tenant’s Improvements.

Tenant shall provide evidence satisfactory to Landlord that all requirements of this Section 6.01 are strictly complied with prior to commencement of Tenant’s Improvements and at any time upon request (including providing copies of any insurance policies requested).

Tenant shall defend, indemnify and hold harmless Landlord and its management agent from and against any and all losses, damages, costs (including, without limitation, attorneys’ fees and court costs), liabilities, causes of action and settlements arising from or related to or in connection with any work performed by or on behalf of Tenant, including injury to persons or damage to property, to the extent not caused by the negligence or willful misconduct of any of the Landlord Parties.  Anything herein to the contrary notwithstanding, the obligations of Landlord under this Lease (including, without limitation, Landlord’s covenant to perform Landlord’s Improvements), and any covenant, representation, warranty or undertaking made by Landlord in this Lease, shall be deemed to exclude any matter to the extent attributable in whole or in part to (i) architectural, design and/or engineering defects contained in Tenant’s Drawings or non-compliance of the same with applicable building codes and rules and regulations of governmental authorities having jurisdiction thereof and other applicable laws, (ii) errors and/or omissions and/or negligent acts of Tenant’s architect and/or engineer and (iii) Tenant’s Improvements or the Tenant’s Improvements.

Landlord shall defend, indemnify and hold harmless Tenant from and against any and all losses, damages (excluding consequential, special, punitive, incidental and similar type damages), costs (including, without limitation, attorneys’ fees and court costs), liabilities, causes of action and settlements for injury to persons or damage to property to the extent caused by any work performed by or on behalf of Landlord, provided Tenant tenders defense of any claim subject to Landlord’s indemnity in sufficient time to avoid prejudice to Landlord for handling by counsel of Landlord’s selection and reasonably acceptable to Tenant.

5.02                        Tenant shall furnish Landlord with a full and final waiver of lien from Tenant’s general contractor, and from all subcontractors performing work of Five Thousand and 00/100 Dollars ($5,000.00) or more in order to establish that the cost of all labor, services and materials furnished in connection with Tenant’s Improvements has been paid in full and to keep the Premises and Project free from all liens and claims.

ARTICLE 6.00             MECHANIC’S LIEN

6.01                        Section 8.4 of the Lease is hereby incorporated herein by this reference.

EXHIBIT “M”
RESERVED SPACE PARKING LICENSE

THIS RESERVED SPACE PARKING LICENSE (“License”) is made and entered into as of                , 20   by and between                            (“Licensor”), and                           (“Licensee”).

RECITALS:

A.                                    By that certain Multi-Tenant Office Lease Agreement dated as of               , 2016 (“Lease”), Licensor leased to Licensee, and Licensee leased from Licensor, certain premises (“Premises”) located in the building located at                      (“Building”).

B.                                    Licensor desires to grant to Licensee and Licensee desires to accept from Licensor, a license for  parking forty (40) stalls in the enclosed garage portion of the Project (the “Garage”).

C.                                    All capitalized terms not otherwise defined in this License shall have the meanings ascribed to them in the Lease.

ACKNOWLEDGMENTS:

Pursuant to Section 19.1 of the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1.                                      Licensor hereby licenses to Licensee the right to park forty (40) automobiles in the Garage throughout the Term. Anything herein to the contrary notwithstanding, this License shall in any event terminate no later than the date of termination of the Term.

2.                                      A breach of this License by either party shall be deemed a breach of said Lease by such party and after notice given in accordance with the terms of such Lease and failure of the breaching party to cure within thirty (30) days of such notice, the non-breaching party shall have all remedies available herein, under the Lease, and at law or in equity.  In the event the Term is extended, the term of this License shall be extended to the same termination date.

3.                                      Licensee shall not be required to pay a monthly fee for such License.

4.                                      In the event of default hereunder by Licensee, Licensor may, at its option, cancel this License by written notice to Licensee if Licensee fails to cure such default within thirty (30) days after written notice by Licensor to Licensee.

5.                                      This License is for the reserved parking spaces designated on the Parking Plan attached hereto and made a part hereof as Exhibit A.  No more than one (1) automobile per space licensed hereunder shall be parked or stored under Licensee’s rights hereunder at any one time.

6.                                      This License is for self-service storage or parking only and does not include the rights to any additional services, which services may be made available by Licensor from time to time at an additional charge.

7.                                      It is understood that Licensor and its agents and employees shall not be liable for loss or damage to any vehicle parked or stored by Licensee or under Licensee’s rights herein and/or to the contents thereof caused by fire, theft, explosion, freezing of circulation system of any automobile, strikes, riots or by any other causes and Licensee, except to the extent caused by Licensor, (1) waives any claim against Licensor for and in respect thereto, and (2) hereby agrees to indemnify and defend Licensor against all claims for any loss or damage to any such vehicle or its contents.  It is further expressly understood that the relationship between Licensor and Licensee constitutes a license to use the Garage subject to the terms and conditions herein only and that neither such relationship nor the storage or parking of any automobile thereunder shall constitute a bailment nor create the relationship of bailor and bailee.

8.                                      Licensee shall not assign any of its rights under this License in any manner whatsoever without the prior written consent of Licensor, which shall not be unreasonably withheld if such assignment is collateral to an assignment of the Lease.  This License may be assigned by Licensee to any Permitted Transferee of Licensee’s interest in the Lease.

9.                                      All notices hereunder shall be in writing by certified mail, return receipt requested.  Any notice to Licensor shall be mailed to Licensor in care of:                                and to Licensee at                         , and shall be deemed given when mailed, postage prepaid, if addressed in accordance with the above.  The addresses of either party may be changed at any time by written notice by the party to be notified in the manner above specified.

10.                               If all or any part of the Garage is taken by eminent domain proceedings, Licensor shall be entitled to all of the award in the proceedings, and may terminate this License in the event of a total taking, or reduce the number of spaces licensed hereunder in proportion to the extent of any partial taking, upon written notice to Licensee.  If the Garage is damaged by fire or other casualty, Licensor will cause it to be repaired with due diligence, provided that the remainder of the Building is not damaged, or if the remainder of the Building is damaged, provided that Licensor is also repairing the remainder of the Building.  There shall be no abatement of Basic Rent payable under the Lease during any period the Garage or the spaces licensed hereunder are unusable by Licensee by reason of the foregoing.  The monthly fee for this License for the period during which the Garage or any stall licensed hereunder is not able to be used for parking purposes as a result of this Paragraph 10 shall abate on a per stall basis.

11.                               This License shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed on the Building, or any portion thereof, and to replacements, renewals and extensions thereof.  Licensee agrees that any holder of a ground lease, sale-leaseback instrument, mortgage, deed of trust, deed to secure debt or other lien shall have the right at any time to subordinate such ground lease, mortgage, deed of trust, deed to secure debt or other lien to this License. Licensee agrees upon demand to execute such further instruments subordinating this License, subject to the terms of this Paragraph 11, as Licensor may request.  Licensee shall, upon request, attorn to any party which succeeds to Licensor’s interest in the Building.  Licensee agrees to deliver a certificate in respect to this License similar to the certificates required by Section 15.4 of the Lease at the time any certificate under Section 15.4 is required.  Further, the terms of Section 18.2 and 18.8 of the Lease are incorporated herein by reference with the substitution of “Licensor” for “Landlord” and “Licensee” for “Tenant”.

12.                               Licensee covenants not to suffer any waste, damage, disfigurement or injury to the Garage.

13.                               Licensor shall have the right to close any portion of the Garage and deny access thereto in connection with any repairs or in an emergency, as it may require, without liability, cost or abatement of Basic Rent or other charges under the Lease or this License.

14.                               Licensee shall perform, observe and comply with such rules of the Building as may be reasonably adopted by Licensor in respect to the use and operation of the Garage.

15.                               Licensee shall, when using the parking facilities of the Garage, observe and obey all signs regarding fire lanes and no parking zones, and when parking shall always park between designated lines.  Licensor reserves the right to tow away, or otherwise impound, at the expense of the owner or operator, any vehicle which is improperly parked or parked in a no parking zone.

16.                               In the event a key or other access device is supplied by Licensor to Licensee in connection with the rights granted herein, Licensee will surrender such key or access device to Licensor upon termination of this License.

17.                               Licensor covenants and agrees that Licensee, upon observing and keeping the covenants, agreements and conditions of the Lease and this License on its part to be kept and performed, shall, subject to the terms and provisions hereof, lawfully hold, occupy and enjoy all the rights and privileges granted herein during the term of this License without hindrance or molestation by Licensor, its agents, servants, employees, guests, invitees or any other persons claiming under Licensor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this License as of the day and year first above written.

LICENSOR:	LICENSEE:

By:	By:
Its:	Its:

EXHIBIT “N”
SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT

Prepared by and after

Recording Return to:

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”), is made and entered into as of the      day of            ,     , by and between              ,  a                   , having an address of                                         (“Tenant”),                                   ,  a                                , having an address of                                    (“Landlord”), and                                , a                                , having an address of                                             (“Lender”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Lender has made a loan to Landlord (the “Loan”) secured by that certain                    , dated                    , recorded in the office of the Cook County Recorder on                  as Document                  (the “Mortgage”) and that certain [Assignment of Rents],  dated                    , recorded in the office of the Cook County Recorder on                  as Document                  (the Mortgage collectively with any and all other documents evidencing, securing or pertaining thereto or to the Loan, or to be secured, thereby, the “Mortgage Documents”), encumbering the Landlord’s interest and title in and to certain premises as the same are described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”), and such other properties and interests as are described therein, and encumbering all of Landlord’s rights, title and interest in and to the Lease (as described below) and the leasehold estate created thereby to secure the payment of the indebtedness described in the Mortgage; and

WHEREAS, Landlord and Tenant have entered into that certain Lease dated as of               , (as the same may have been modified and amended as of the date hereof, collectively, the “Lease”), pertaining to the leasing by Landlord, as “Landlord”, to Tenant, as “Tenant” of the certain premises as more fully described therein (the “Premises”) and which Lease is subject to the condition that this Agreement be executed and delivered by and among the parties hereto; and such Lease is incorporated herein by this reference and made a part hereof; and

WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth the terms and conditions upon which Tenant shall attorn to Lender upon certain conditions, Lender shall recognize the Lease and agrees not to disturb same or Tenant’s peaceful possession and quiet enjoyment of the Premises pursuant to the Lease, all upon certain conditions, and certain other matters.

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, Lender, Landlord and Tenant, as Tenant, hereby covenant and agree as follows:

1.                                      Tenant covenants, stipulates and agrees that the Lease and all of Tenant’s right, title and interest in and to the Premises thereunder (including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Premises or any portion thereof) is hereby, and shall at all times continue to be, subordinated and made secondary to the lien of the Mortgage, so that at all times the Mortgage shall be and remain a lien on the Premises prior to and superior to the Lease for all purposes, subject to the provisions set forth herein.  Subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2.                                      Lender agrees on behalf of itself and any person or entity succeeding to the rights of Landlord under the Lease (“Successor Landlord”) that if Lender exercises any of its rights under the Mortgage Documents including entry or foreclosure of the Mortgage Documents or exercise of a power of sale under the Mortgage Documents, neither Lender nor any Successor Landlord will disturb Tenant’s right to use, occupy and possess the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable notice and cure periods under the Lease, and Successor Landlord shall be bound under all of the terms and conditions of the Lease, except as set forth below.

3.                                      If, at any time a Successor Landlord acquires the interest of Landlord under the Lease (through foreclosure of the Mortgage or otherwise) as a result of a default or event of default under the Mortgage, Tenant shall attorn to and recognize Successor Landlord as Tenant’s landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instruments.  Although said attornment shall be self-operative, Tenant agrees to execute and deliver to Successor Landlord such other commercially reasonable instrument or instruments as Successor Landlord shall from time to time request in order to confirm said attornment.

4.                                      Landlord authorizes and directs Tenant to honor any written demand or notice from Lender instructing Tenant to pay rent or other sums to Lender rather than Landlord (a “Payment Demand”), regardless of any other or contrary notice or instruction which Tenant may receive from Landlord before or after Tenant’s receipt of such Payment Demand.  Tenant may rely upon any notice, instruction, Payment Demand, certificate, consent or other document from, and signed by, Lender and shall have no duty to Landlord to investigate the same or the circumstances under which the same was given.  Any payment made by Tenant to Lender or in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Lease.

5.                                      If Lender shall become the owner of the Premises or the Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the Premises shall be transferred by deed in lieu of foreclosure, Successor Landlord shall not be:

(a)                                 liable for any act or omission of any prior landlord (including Landlord) or bound by any obligation to make any payment to Tenant which was required to be made prior to the time Successor Landlord succeeded to any prior landlord (including Landlord) nor subject to any right of set-off or defense which Tenant may have against any prior landlord, provided that Successor Landlord will be: (1) subject to any right of set-off from rent which the Lease expressly affords to Tenant, to the extent Tenant has, in accordance with the notice provisions of the Lease and this Agreement, timely delivered written notice to Lender of the default giving rise to such right of set-off and has afforded the time period specified in the Lease for Landlord to cure such default; and (2) obligated to cure any continuing default under the Lease to the extent such default remains uncured after the date Successor Landlord acquires title, provided that the term “continuing default” shall not include any failure by a prior landlord to pay any money owed to Tenant with respect to any period prior to such acquisition date (except as provided in subsection (1) of this paragraph); provided, further, that Tenant has, in accordance with the notice provisions of the Lease and this Agreement, timely delivered written notice to Lender of said default and has afforded the time period specified in the Lease for Landlord to cure such default prior to such acquisition date; and (3) liable for the obligation to complete any work necessary to deliver the Premises or any space added to the Premises in Base Building Condition, the obligation to complete the Landlord’s Common Area Improvements, the payment of the Improvement Allowance and any brokerage commissions, and the reconciliation of any Expenses (as such terms are defined in the Lease); or

(c)                                  bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance; or

(d)                                 bound by any material amendment or modification of the Lease unless such amendment or modification is effectuated to document a right exercisable unilaterally by Tenant under the Lease, or by any termination or surrender of the Lease made without the written consent of Lender unless such termination or surrender occurs as a result of any right exercisable unilaterally by Tenant under the Lease; or

(e)                                  liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Successor Landlord has actually received said deposit for its own account as the landlord under the Lease as security for the performance of Tenant’s obligation under the Lease (which deposit shall, nonetheless, be held subject to the provisions of the Lease).

6.                                      Tenant hereby covenants and agrees to deliver to Lender a duplicate of each notice of default delivered by Tenant to Landlord at the same time as such notice is given to Landlord and no such notice of default shall be deemed given by Tenant under the Lease unless and until a copy of such notice shall have been so delivered to Lender.  Lender shall have the right (but shall not be obligated) to cure such default in accordance with the terms and provisions set forth in the Lease.  Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.  If the Lease shall terminate for any reason, upon Lender’s written request given within thirty (30) days after such termination, Tenant, within fifteen (15) days after such request, shall execute and deliver to Lender a new lease of the Premises for the remainder of the term of the Lease and upon all of the same terms, covenants and conditions of the Lease.

7.                                      Tenant acknowledges that the interest of Landlord under the Lease is assigned to Lender solely as security for the Loan, and Lender shall have no duty, liability or obligation under the Lease or any extension or renewal thereof, unless Lender shall specifically undertake such liability in writing or Lender becomes the Successor Landlord.

8.                                      This Agreement shall be governed by and construed in accordance with the laws of the State in which the Premises is located (excluding the choice of law rules thereof).

9.                                      This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and may be amended, supplemented, waived or modified only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

10.                               All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if sent by overnight courier, the second business day following deposit with such courier service, addressed to the Landlord, Tenant or Lender at the addresses appearing below.  Such addresses may be changed by notice given in the same manner.  If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

To Lender:

Attention:

With a copy to:

Attention:

To Tenant:

Attention:

With a copy to:

Attention:

To Landlord:

Attention:

With a copy to:

Attention:

11.                               If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

12.                               In the event Lender shall acquire Landlord’s interest in the Premises, Tenant shall look only to the estate and interest, if any, of Lender in the Premises for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as a Successor Landlord under the Lease or under this Agreement, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of the landlord and tenant under the Lease or Tenant’s use or occupancy of the Premises or any claim arising under this Agreement.

13.                               If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

14.                               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

TENANT:

By:
Name:
Title:

LANDLORD:

By:
Name:
Title:

LENDER:

By:
Name:
Title:

By:
Name:
Title:

STATE OF

COUNTY OF

I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, do hereby certify that                            , personally known to me to be the same person whose name is subscribed to the foregoing instrument as the                    of                       , a Delaware limited liability company, appeared before me and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this       day of                    , 20  .

Notary Public

My Commission Expires:

STATE OF

COUNTY OF

I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, do hereby certify that                            , personally known to me to be the same person whose name is subscribed to the foregoing instrument as the                    of                       , an Illinois corporation, appeared before me and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this       day of                    , 20  .

Notary Public

My Commission Expires:

STATE OF

COUNTY OF

I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, do hereby certify that                            , personally known to me to be the same person whose name is subscribed to the foregoing instrument as the                    of                       , a Delaware limited liability company, appeared before me and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this       day of                    , 20  .

Notary Public

My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT “O”
ESTOPPEL CERTIFICATE

Tenant Estoppel Certificate

Date:

To:

Re:                             Lease by and between                            , as landlord (“Landlord”), and                        , as tenant (“Tenant”), dated                         , as amended, supplemented and/or modified by the amendments, modifications, side letters, guaranties, letters of credit and other documents listed on Schedule 1 attached hereto (as so amended, supplemented and/or modified, the “Lease”) at the property known as                      (the “Property”)

Dear Sir or Madam:

Tenant hereby certifies to the addressee hereof that to Tenant’s actual knowledge, and except as set forth on Schedule 2:

(a)                                 Tenant is the present tenant under the Lease.

(b)                                 There are no written amendments, supplements or modifications to the Lease except as set forth on Schedule 1.  The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the premises leased under the Lease (the “Leased Premises”).

(c)                                  The Leased Premises consists of       square feet.

(d)                                 No portion of the Leased Premises has been sublet to any party.

(e)                                  The term of the Lease commenced on                and is scheduled to expire on                    , subject to Tenant’s renewal options as set forth in the Lease.

(f)                                   Current monthly base rent under the Lease is $             , Tenant’s Share of Expenses (as defined in the Lease) is       %.   The date of Tenant’s last rental payment was           .  No rent or other sums due have been paid more than one (1) month in advance.

(g)                                  Landlord holds no security deposit or letter of credit  in connection with the Lease.

(h)                                 The Lease has not been cancelled or terminated and the Lease is in full force and effect in accordance with its terms. To Tenant’s actual knowledge, without independent inquiry, there exists no default, nor any condition or state of facts which with notice, the passage of time, or both, would constitute a default on the part of Landlord under the Lease.

(i)                                     Tenant acknowledges and agrees that the addressee listed above shall be entitled to rely on Tenant’s certifications set forth herein.

Very truly yours,

Tenant:

By:
Name:
Title:

2

Schedule 1

Amendments, Modifications, Side Letters, Guaranties, Letters of Credit
or other Modifications (including any sublease or assignment documents)

3

Schedule 2

4

EXHIBIT “P”
INTENTIONALLY DELETED

EXHIBIT “Q”
PARKING FACILITIES

MEACHAM ROAD
WOODFIELD DRIVE
AMERICAN LANE
PLAZA DRIVE
N
ZURICH N. AMERICA SITE PLAN
PARKING STRUCTURE ADDITION
1400 AMERICAN LANE
SCHAUMBURG, IL
ZURICH
SITE PLAN
SP-2.1

Designated parking will be identified in the Tower 1 parking structure; Landlord reserves the right to provide tenants with stickers and/or some other form of identification for employees to display in their vehicles.

Note:  The information shown above is for illustration purposes only and in the event of any conflict between the language set forth in the Lease and the above drawing, the language of the Lease shall govern and control.

EXHIBIT “R”

FORM OF MEMORANDUM OF LEASE

[See attached]

Recording Requested By and When Recorded Return To: DLA Piper LLP (US) 203 North LaSalle Street Suite 1900 Chicago, Illinois 60601 Attn: Caryn S. Englander	This space reserved for Recorder’s use only.

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (hereinafter, “Memorandum”) is made and entered into as of the    day of               , 2016 by and among RPAI SCHAUMBURG AMERICAN LANE, L.L.C., a Delaware limited liability company (“Landlord”) and PAYLOCITY CORPORATION, an Illinois corporation (“Tenant”), on the covenants, terms and conditions set forth below.

RECITALS:

A.                                    Landlord is the owner of improvements including those certain office buildings known as 1400 American Lane (the “Building”) and 1450 American Lane (“Tower Two”), Schaumburg, Illinois (collectively referred to herein as the “Project”) located on certain real property commonly legally described on Exhibit A attached hereto and incorporated herein (the “Land”).

B.                                    Landlord and Tenant have entered into a lease of floors 7 through 20 (inclusive) (the “Lease”) of even date herewith, wherein Tenant has leased approximately 309,559 square feet of rentable area (the “Premises”) in the Building.

C.                                    Landlord is the fee owner of the Land and the Project.

D.                                    Landlord and Tenant have entered into this Memorandum to confirm the lease of the Premises and to provide notice to any interested party of such Lease and of certain terms and provisions thereof.

NOW, THEREFORE, the parties state and agree as follows:

For good and valuable consideration exchanged by Landlord and Tenant, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Demise of Premises.  Landlord has demised the Premises to Tenant and Tenant has leased the Premises from Landlord, on the terms and conditions set forth the Lease.  In addition, Landlord has demised temporary space to Tenant on the terms and conditions set forth in the Lease.

2.                                      Term.  Landlord shall deliver the Premises to Tenant in four (4) phases. The Commencement Date for Phase I of the Premises is the first day of the first calendar month immediately following the expiration of six (6) months after the date Landlord delivers possession of Phase I(b) of the Premises to Tenant.  The Commencement Date for Phases II, III and IV and the Expansion Premises (if the Expansion Option is exercised by Tenant) is the first day of the first calendar month immediately following the expiration of five (5) months after the date Landlord delivers possession of Phases II, III, IV and the Expansion Premises, as applicable, to Tenant.  The term of the Lease expires one hundred eighty (180) months following the first day of the calendar month immediately following the month containing the Phase II Commencement Date (unless the Phase II Commencement Date is the first day of a calendar month, in which event the Term shall end one hundred eighty (180) months following the Phase II Commencement Date), unless extended or sooner terminated pursuant to the provisions contained in the Lease.

3.                                      Extension Options.  Tenant has the right to extend the Term for all or a portion of the Premises for two (2) consecutive periods of five (5) years each for any or all of the Premises (but not less than 150,000 rentable square feet), subject to the terms and conditions of the Lease.

4.                                      Expansion Option.  Tenant has the right to expand the Premises to include all or a portion of any floors in the Building that are contiguous to the Premises by delivery of written notice to Landlord on or before July 1, 2019.

5.                                      Right of First Offer; Right of First Refusal.  Tenant has an on-going right of first offer to lease any space in the Building for which Landlord is prepared to commence negotiations with a bona-fide third party tenant; provided, however, during any period in which Tenant leases the entire Building, Tenant shall have the on-going right of first offer to lease any space in Tower Two for which Landlord is prepared to commence negotiations with a bona-fide third party tenant.  Tenant’s right of first offer is subject to the terms and conditions of the Lease.  Tenant shall also have the right of first refusal with respect to any space in the Building; provided, however, during any period in which Tenant leases the entire Building, Tenant shall have the on-going right of first refusal with respect to any space in Tower Two.

6.                                      Restriction on Competitors of Tenant.  Landlord has agreed not to lease or approve any sublease or assignment of any space in the Project to any competitors of Tenant, as defined and subject to the terms and conditions in the Lease.

7.                                      Naming Rights.  So long as (i) Paylocity Corporation (“Paylocity”) (which is understood to include any Permitted Transferee of Paylocity) is the Tenant under the terms of the Lease, and (ii) Paylocity leases a minimum of five hundred thousand (500,000) square feet of rentable area in the Project, Paylocity shall have exclusive naming rights to the Project, which name may include “Paylocity”, or another name to be selected by Paylocity with Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.  If Paylocity does not elect to exercise the naming rights granted herein, Paylocity shall have the right to approve the name of the Project, which approval shall not be unreasonably withheld, conditioned or delayed. Additionally, provided Paylocity leases a minimum of two hundred seventy thousand (270,000) square feet of rentable area in the Project, Landlord shall not provide Project naming rights to another tenant; provided, however, this prohibition shall not prevent Landlord from providing such other tenants with Building signage rights.

8.                                      Facade Signage.  So long as, (a) Paylocity (which is understood to include any Permitted Transferee of Paylocity) is the Tenant under the terms of the Lease, and (b) Paylocity leases a minimum of two hundred fifty thousand (250,000) square feet of rentable area in the Building, Paylocity shall have the exclusive right to install and maintain Building Façade Signage on the Building during the Term, subject to and in accordance with the conditions and limitations contained in the Lease.  In addition, if Paylocity leases (i) at least 100,000 rentable square feet in Tower Two (provided there is no available space in the Building at the time Tenant leases space in Tower Two) for a minimum term of 10 years, then Building Façade Signage shall also mean maximum signage rights on one façade of  the exterior of Tower Two for a tenant thereon, subject to the rights of then existing tenants, or (ii) at least 270,000 rentable square feet in Tower Two for a minimum term of 10 years, then Building Façade

Signage shall also mean maximum signage rights on a total of two façades of  the exterior of Tower Two for a tenant thereon, subject to the rights of then existing tenants.

9.                                      Additional Rights.  Tenant has certain rights to reserved and visitor parking spaces, roof rights, additional signage rights, rights to storage space and generator rights as more fully set forth in the Lease.

10.                               Landlord Obligations.  During the Term, Landlord shall maintain the Building Conference Facilities for Tenant’s use, along with other tenants of the Building; provided, however, Tenant shall have the right, at its option, to incorporate the Building Conference Facilities into its Premises on the terms and conditions set forth in the Lease.

11.                               Non-Disturbance.  It shall be a condition of subordination of the Lease to any ground lease, mortgage, deed of trust or other similar security instrument encumbering the Project or any portion thereof that the party or parties having the benefit of same shall enter into a non-disturbance agreement benefitting Tenant in a form and substance reasonably acceptable to Tenant.

12.                               Additional Provisions.  The entirety of the Lease is hereby incorporated by reference, and all of the terms thereof shall apply to and be binding upon Landlord and Tenant in connection with this Memorandum.  This Memorandum is being entered into and recorded in order to give constructive notice to third parties as to the existence of the Lease and Tenant’s rights thereunder.  To the extent that a conflict or inconsistency may exist between any term or condition of this Memorandum and any term or condition contained in the Lease, such term or condition contained in the Lease shall govern and control.

13.                               Counterparts.  This Memorandum may be executed in one or more counterparts which, when taken together, shall constitute one and the same instrument.

14.                               Binding Effect.  All of the terms, covenants, conditions, and obligations set forth in this Memorandum shall run with the land and inure to the benefit of, and bind Landlord, Tenant and their respective personal representatives, heirs, successors, transferees and assigns.

15.                               Defined Terms.  Capitalized terms used but not defined in this Memorandum shall have the meanings ascribed to such terms in the Lease.

[Signature page follows]

IN WITNESS WHEREOF, this Memorandum is dated as of the date and year first written above.

LANDLORD:

RPAI Schaumburg American Lane, L.L.C.,
a Delaware limited liability company

By: Retail Properties of America, Inc., a Maryland corporation, its sole member

By:
Name:
Title:

TENANT:

Paylocity Corporation,
an Illinois corporation

By:
Name:
Title:

STATE OF	)
)ss.
COUNTY OF	)

On                 , 2016, before me,                                 , the undersigned Notary Public, personally appeared               ,                     of Retail Properties of America, Inc., as the sole member of RPAI Schaumburg American Lane, L.L.C., a Delaware limited liability company, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same in his/her/their authorized capacity, and that by his/her on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

STATE OF	)
)ss.
COUNTY OF	)

On              , 2016, before me,                                 , the undersigned Notary Public, personally appeared                        , of Paylocity Corporation, an Illinois corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same in his/her/their authorized capacity, and that by his/her on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

Exhibit A

Legal Description

Tax Key No.
ADDRESS:  1400 and 1450 American Lane, Schaumburg, Illinois

EXHIBIT “S”

WORKING DRAWINGS

[See attached]